UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

FMC CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FMC Corporation

March 13, 2026

Dear Stockholder:

It is my pleasure to invite you to attend the Company’s 2026 Annual Meeting of Stockholders. The meeting will be held in a virtual meeting format on Tuesday, April 28, 2026, at 2:00 p.m. EDT. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/FMC2026, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.

During the meeting, I will report on the Company’s earnings, results and other achievements during 2025 and on our outlook for 2026. We welcome this opportunity to have a dialogue with our stockholders and look forward to your comments and questions.

Your vote is important. Please vote your proxy promptly so your shares can be represented. Your proxy card includes specific instructions on how to vote.

If you wish to vote during the meeting, please refer to the section of the proxy statement entitled “How to Vote” for specific instructions.

I look forward to the Annual Meeting on April 28th.

Sincerely,

Pierre Brondeau
Chairman of the Board,
Chief Executive Officer and President

Notice of Annual Meeting of Stockholders

Tuesday, April 28, 2026

2:00 p.m.

Dear Stockholder:

You are invited to the Annual Meeting of Stockholders of FMC Corporation to be held in a virtual meeting format on the date and time noted above. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/FMC2026. There will be no physical location for stockholders to attend.

At the meeting, we will ask you to:

1.	Elect ten directors, each for a term of one year.
2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2026.
3.	Hold an advisory (non-binding) vote on executive compensation.
4.	Vote on a proposal to approve an amendment to eliminate supermajority voting provisions in our Certificate of Incorporation.
5.	Vote on a proposal to approve an amendment to eliminate supermajority voting standards for certain business combinations in our Certificate of Incorporation.
6.	Vote on a proposal to amend the Certificate of Incorporation and By-Laws to provide stockholders the right to call a special meeting of stockholders at a 25% ownership threshold.
7.	Vote on a proposal to approve certain miscellaneous amendments to our Certificate of Incorporation.
8.	Vote on a proposal to approve the FMC Corporation 2026 Incentive Stock Plan.
9.	Consider and act upon any other business properly brought before the meeting.

THE BOARD RECOMMENDS A VOTE FOR ITS NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3, 4, 5, 6, 7, and 8.

Your vote is important. To be sure your vote counts and ensure a quorum, please vote, sign, date and return the enclosed proxy card whether or not you plan to attend the virtual meeting; or if you prefer, please follow the instructions on the enclosed proxy card for voting by internet or by telephone whether or not you plan to attend the meeting virtually.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 28, 2026:

The proxy statement and the annual report to security holders are available at investors.fmc.com/ financials/annual-reports-and-proxy-statements/. Upon request of any stockholder, a copy of FMC Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2025, including a list of the exhibits thereto, may be obtained, without charge, by writing to the Company’s Corporate Secretary, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, Pennsylvania 19104.

March 13, 2026

By order of the Board of Directors,

Sara Ponessa
Executive Vice President,
General Counsel and Secretary

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Table of contents

I.	Information About Voting	5

II.	The Proposals to be Voted on	8

PROPOSAL 1 Election of Directors		8
PROPOSAL 2 Ratification of Appointment of Independent Registered Public Accounting Firm		8
PROPOSAL 3 Advisory (Non-Binding) Vote on Executive Compensation		9
PROPOSAL 4 Proposal to Approve an Amendment to Eliminate Supermajority Voting Provisions in our Certificate of Incorporation		11
PROPOSAL 5 Proposal to Approve an Amendment to Eliminate Supermajority Voting Provisions for Certain Business Combinations in our Certificate of Incorporation		12
PROPOSAL 6 Proposal to Approve Amendments to the Certificate of Incorporation and By-Laws to Provide Stockholders the Right to Call a Special Meeting of Stockholders at a 25% Ownership Threshold		14
PROPOSAL 7 Proposal to Approve Certain Miscellaneous Amendments to our Certificate of Incorporation		16
PROPOSAL 8 Proposal to Approve the FMC Corporation 2026 Incentive Stock Plan		17

III.	Board of Directors	25

Director Qualifications		25
Nominees for Director		27

IV.	Information about the Board of Directors and Corporate Governance	32

Meetings		32
Committees and Independence of Directors		32
Director Compensation		35
Corporate Governance		37

V.	Security Ownership of FMC Corporation	42

Management Ownership		42
Other Security Ownership		43

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I.       INFORMATION ABOUT VOTING

Solicitation of Proxies

The Board of Directors (also referred to herein as the “Board”) of FMC Corporation (the “Company” or “FMC”) is soliciting proxies for use at the Company’s 2026 Annual Meeting of Stockholders and any postponements or adjournments of that meeting (as so postponed or adjourned, the “2026 Annual Meeting” or the “Annual Meeting”). As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement available to our stockholders electronically via the internet on our Investor Relations page at investors.fmc.com/ financials/annual-reports-and-proxy-statements/. On or about March 13, 2026, we first mailed to our stockholders a Notice containing instructions on how to access this proxy statement, the accompanying form of proxy and the Company’s Annual Report for 2025. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement. The Notice also instructs you on how you may submit your proxy over the internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

Participating in the Virtual Annual Meeting

This year our Annual Meeting will be virtual. There will be no physical meeting location. The meeting will only be conducted via live webcast. We have adopted a virtual format for the Annual Meeting to make participation accessible for stockholders from any geographic location with internet connectivity. We have worked to offer the same participation opportunities as would be provided at an in-person meeting while further enhancing the online experience available to all stockholders regardless of their location.

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/FMC2026 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 1:45 p.m. Eastern Daylight Savings Time (“EDT”) on April 28, 2026. The meeting will begin promptly at 2:00 p.m. EDT on April 28, 2026.

The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start of the meeting.

You may submit a question before the meeting online at www.proxyvote.com after logging in with your 16-digit control number. Questions may also be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/FMC2026. We will post questions and answers if applicable to our business on our Investor Relations website shortly after the meeting.

Whether or not you participate in the virtual meeting, it is important that your shares be represented and counted as part of the voting process. Accordingly, whether or not you plan to attend the virtual meeting, we urge you to promptly vote, sign, date and return the enclosed proxy card or, if you prefer, please follow the instructions on the enclosed proxy card for voting by internet or by telephone.

Agenda Items

The agenda for the Annual Meeting is to:

1.	Elect ten directors;

2.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2026;

3.	Hold an advisory (non-binding) vote on executive compensation;

4.	Vote on a proposal to approve an amendment to eliminate supermajority voting provisions in our Certificate of Incorporation;

5.	Vote on a proposal to approve an amendment to eliminate supermajority voting standards for certain business combinations in our Certificate of Incorporation;

6.	Vote on a proposal to amend the Certificate of Incorporation and the By-Laws to provide stockholders the right to call a special meeting of stockholders at a 25% ownership threshold;

7.	Vote on a proposal to approve certain miscellaneous amendments to our Certificate of Incorporation;

8.	Vote on a proposal to approve the FMC Corporation 2026 Incentive Stock Plan; and

9.	Conduct other business properly brought before the meeting.

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Who Can Vote

You can vote at the Annual Meeting if you are a holder of the Company’s common stock, par value of $0.10 per share (“Common Stock”), on the record date. The record date is the close of business on February 27, 2026. You will have one vote for each share of Common Stock. As of February 27, 2026, there were 125,045,033 shares of Common Stock outstanding.

How to Vote

You may vote in one of four ways:

•	You can vote by signing and returning the enclosed proxy card. If you do, the individuals named on the card will vote your shares in the way you indicate;
•	You can vote by internet;
•	You can vote by telephone; or
•	You can cast your vote online at the Annual Meeting.

The meeting can be accessed by visiting www.virtualshareholdermeeting. com/FMC2026, where you will be able to listen to the meeting live, submit questions and vote online. You will need the 16-digit control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

Use of Proxies

Unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies FOR the Board nominees for director, FOR Proposals 2, 3, 4, 5, 6, 7, and 8 and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

Quorum Requirement

We need a quorum of stockholders to hold a valid Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding Common Stock entitled to vote at the meeting either attend the Annual Meeting virtually or are represented by proxy at the Annual Meeting. Abstentions, broker non-votes (described below) and votes withheld are counted as present for the purpose of establishing a quorum.

Vote Required for Action

Directors are elected by a majority of the votes cast in an uncontested election. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected at the Annual Meeting, the election of directors is an uncontested election. As a result, any nominee who receives a majority of the votes cast with respect to such nominee’s election at the Annual Meeting will be elected to the Board (or re-elected, in the case of any nominee who is an incumbent director). Incumbent nominees have tendered a contingent resignation which would become effective if (i)  the nominee does not receive a majority of the votes cast with respect to such nominee’s election at the Annual Meeting and (ii) the Board of Directors accepts such resignation. Adoption of Proposals 2, 3, and 8 will require the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on those proposals. Adoption of Proposals 4, 5, and 6 will require the affirmative vote of the holders of 80% or more of the voting power of the outstanding shares entitled to vote at the meeting. Adoption of Proposal 7 will require the affirmative vote of the holders of a majority of the voting power of the outstanding shares entitled to vote at the meeting.

Abstentions or Lack of Instructions to Banks, Brokers, or Employee Benefit Plan Trustees

Abstentions will not be counted as votes cast for the election of directors, and thus will have no effect on the election of directors. With respect to Proposals 2, 3, 4, 5, 6, 7, and 8 abstentions will have the effect of a vote against such proposals.

A broker non-vote occurs when a bank, broker or other nominee holding shares on behalf of a stockholder does not receive voting instructions from the beneficial owner with respect to a non-routine matter to be voted on at the Annual Meeting by a specified date before the Annual Meeting. Banks, brokers and other nominees may vote undirected shares on matters deemed routine in accordance with New York Stock Exchange rules, but they may not vote undirected shares on matters deemed non-routine in accordance with such rules. For this purpose, the ratification of the appointment of the independent registered public accounting firm (Proposal 2) is considered a routine matter, but the election of directors (Proposal 1), the advisory vote regarding executive compensation (Proposal 3), the proposal to approve an amendment to eliminate supermajority voting provisions in our certificate of incorporation (Proposal 4), the proposal to approve an amendment to eliminate supermajority provisions

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relating to certain business combinations in our Certificate of Incorporation (Proposal 5), the proposal to approve amendments to the Certificate of Incorporation and the By-Laws to provide stockholders the right to call a special meeting of stockholders at a 25% ownership threshold (Proposal 6), the proposal to approve certain miscellaneous amendments to our Certificate of Incorporation (Proposal 7), and the proposal to approve the FMC Corporation 2026 Incentive Stock Plan (Proposal 8) are considered non-routine matters.

In the event of a broker non-vote with respect to the election of directors (Proposal 1), with respect to the advisory vote regarding executive compensation (Proposal 3), and with respect to the proposal to approve the FMC Corporation 2026 Incentive Stock Plan (Proposal 8), the broker non-vote will not have any effect on the outcome of the vote on these proposals. In the event of a broker non-vote with respect to the proposal to approve an amendment to eliminate supermajority voting provisions in our certificate of incorporation (Proposal 4), the proposal to approve an amendment to eliminate supermajority provisions relating to certain business combinations in our Certificate of Incorporation (Proposal 5), the proposal to approve amendments to the Certificate of Incorporation and the By-Laws to provide stockholders the right to call a special meeting of stockholders at a 25% ownership threshold (Proposal 6), and the proposal to approve certain miscellaneous amendments to our Certificate of Incorporation (Proposal 7), the broker non-vote will have the effect of a vote against the approval of these proposals.

If you are entitled to vote shares held under an employee benefit plan and you either do not direct the trustee by April 25, 2026 how to vote your shares, or if you vote on some but not all matters that come before the Annual Meeting, the trustee will, in the case of shares held in the FMC Corporation Savings and Investment Plan, vote your undirected shares in proportion to the votes received from other participants, and in the case of the Company’s other employee plans, vote your shares in the trustee’s discretion, except to the extent that the plan or applicable law provides otherwise.

Revoking a Proxy

You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	Sending a written notice to the Corporate Secretary of FMC;

•	Delivering a properly executed, later-dated proxy;

•	Attending the Annual Meeting and voting virtually, provided that you comply with the conditions set forth in the section of this proxy statement above entitled “How to Vote”; or

•	If your shares are held through an employee benefit plan, your revocation must be received by the trustee by April 25, 2026.

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II.      THE PROPOSALS TO BE VOTED ON

Proposal 1   Election of Directors

Nominees for Director

The Board of Directors currently consists of 13 directors, each of whom is elected to serve for a term of one year, expiring at the subsequent annual meeting of stockholders. On December 3, 2025, Anthony DiSilvestro resigned from the Board and all committees thereof due to his increased professional commitments following his appointment as chief financial officer of Keurig Dr. Pepper Inc. Following Mr. DiSilvestro’s resignation, the size of the Board was reduced from 13 to 12 directors. On February 26, 2026, Margareth Øvrum resigned from the Board and all Committees thereof for personal reasons, effective at the conclusion of the Annual Meeting. On February 27, 2026, the Board appointed Michael F. Barry to the Board and the size of the Board was increased to 13 directors. C. Scott Greer and Robert C. Pallash, directors since 2002 and 2008 respectively, will have reached the age of 75 by the 2026 Annual Meeting and, pursuant to our Statement of Governance Principles, Policies and Procedures, have not been nominated for re-election. As such, the Board will be reduced to 10  directors effective at the conclusion of the Annual Meeting. We thank Messrs. DiSilvestro, Greer and Pallash and Ms. Øvrum for their many years of service as directors of the Company – we have benefited greatly from their wisdom, candor and strong sense of collegiality, and we wish them all the best.

The nominees for director this year are Pierre Brondeau, Michael F. Barry, Eduardo E. Cordeiro, Carol Anthony (John) Davidson, Kathy L. Fortmann, K’Lynne Johnson, Dirk A. Kempthorne, Steven T. Merkt, John M. Raines, and Patricia Verduin, Ph.D. each of whom is an incumbent director, other than Mr. Barry. If elected, these directors’ next term will expire at the 2027 Annual Meeting. Information about the nominees is contained in the section of this proxy statement entitled “Board of Directors.”

The Board of Directors expects that all nominees will be able and willing to serve as directors. If any nominee becomes unavailable, the proxies may be voted for another person nominated by the Board of Directors to fill the vacancy, or the size of the Board of Directors may be reduced.

The Board of Directors recommends a vote FOR the election of Pierre Brondeau, Michael F. Barry, Eduardo E. Cordeiro, Carol Anthony (John) Davidson, Kathy L. Fortmann, K’Lynne Johnson, Dirk A. Kempthorne, Steven T. Merkt, John M. Raines, and Patricia Verduin, Ph.D., to the Board of Directors as described above.

Proposal 2   Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. The Audit Committee has approved KPMG LLP (“KPMG”) continuing to serve as the Company’s independent registered public accounting firm for 2026.

The Audit Committee periodically reviews the performance of the independent external audit firm. In conjunction with the mandated rotation of KPMG’s lead engagement partner, the Audit Committee and its chairperson also evaluate and approve the selection of KPMG’s new lead engagement partner.

The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of KPMG. For the years 2025 and 2024, KPMG’s fees, all of which were approved by the Audit Committee, were as follows:

($000)	2025	2024
Audit Fees(1)	11,913	12,372
Audit Related Fees(2)	323	353
Tax Fees(3)	706	287
All Other Fees(4)	972	929
TOTAL	13,914	13,941
(1)	Fees for professional services performed by KPMG for the integrated audit of the Company’s annual consolidated financial statements included in the Company’s Form 10-K filing and review of financial statements included in the Company’s Form 10-Q filings. The amount also includes other services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements.
(2)	Fees for services performed by KPMG principally for assurance services related to the Company’s Sustainability Report, as well as audit related services in connection with attestations by KPMG that are required by statute, regulation, or contractual requirements.

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(3)	Fees for professional services performed by KPMG principally for tax compliance and tax consulting. This includes preparation of original and amended tax returns for certain of the Company’s consolidated subsidiaries, refund claims, payment planning, and tax audit assistance.
(4)	Fees for other permissible work performed by KPMG that does not fall within the categories set forth above. For the years listed above, this work is primarily related to tax filings for individual employees involved in the Company’s expatriate program.

Pre-Approval of Independent Registered Public Accounting Firm Services

The Audit Committee has adopted a Pre-Approval Policy with respect to audit and non-audit services performed by its independent registered public accounting firm. The following is a summary of the Policy.

Prior to the commencement of services for a given year, the Audit Committee will grant pre-approvals of expected services and estimated fees, as presented by the independent registered public accounting firm. The independent registered public accounting firm will routinely update the Audit Committee during the year in which the services are performed as to the actual services provided and related fees pursuant to the Pre-Approval Policy.

Unexpected services or services for which the fees to be incurred would exceed pre-approved amounts will require specific approval before the services may be rendered. Requests or applications to provide such services that require specific approval by the Audit Committee will be submitted to the Chairman of the Audit Committee and to the Company’s Chief Financial Officer or his designee by the independent registered public accounting firm.

The request or application must include a statement as to whether, in the view of both the independent registered public accounting firm and the Chief Financial Officer or his designee, such request or application is consistent with the rules of the Securities and Exchange Commission (“SEC”) regarding auditor independence. Authority to grant approval for such services has been delegated to the Chairman of the Audit Committee, provided that any such approval would then be reviewed by the full Audit Committee at the next regularly scheduled meeting.

The Audit Committee has determined that the independence of KPMG has not been adversely impacted as a result of the non-audit services performed by such accounting firm.

We expect a representative of KPMG to attend the Annual Meeting. The representative will have an opportunity to make a statement if the representative desires and will also be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2026.

Proposal 3   Advisory (Non-Binding) Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our Board of Directors is submitting a proposal providing our stockholders the opportunity to cast a non-binding advisory vote on the executive compensation paid to the Company’s executive officers named in this proxy statement (“named executive officers” or “NEOs”).

This advisory vote on executive compensation is non-binding on the Board, will not overrule any decision by the Board and does not compel the Board to take any action. However, the Board and the Compensation and Human Capital Committee (the “Compensation Committee”) may consider the outcome of the vote when considering future executive compensation decisions. Specifically, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Board will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

At our 2025 annual meeting of stockholders, 50.56 percent (50.56%) of our stockholders voted in favor of our Say on Pay resolution. As a result of this low level of support for our executive compensation program, we have undertaken engagement efforts to better understand stockholders’ concerns and address them responsively. The two primary concerns voiced by stockholders related to (i) our executive severance arrangements and (ii) the CEO’s compensation arrangements. With respect to executive severance, the Board approved the adoption of a formal, benchmarked executive severance policy, to provide our stockholders clarity and consistency with respect to the termination-related payments applicable to our executives going forward.

With respect to our CEO’s compensation, we discussed with our stockholders the rationale for the duration of the vesting period applicable to Mr. Brondeau’s sign-on grant of RSUs and stock options (collectively, the “Sign-On Grants”), which were awarded to him in connection with his appointment as our CEO

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in 2024. We specifically noted that, although Mr. Brondeau was eligible for retirement treatment that would result in immediate vesting due to age and service under the equity plan, the Committee decided to amend the vesting to ensure the grant was held for 2 years. Mr. Brondeau will be required to remain employed until the earlier of two years following the grant date and until his successor has been appointed by the Board and he has facilitated an orderly transition of his duties. In addition, we confirmed that, following the Sign-On Grants provided to Mr. Brondeau in 2024 in connection with his return to the CEO position, his 2025 compensation returned to and was aligned with a market-standard package consisting of a regular mix of stock options, RSUs, and PSUs. Further, we explained that the Compensation Committee considered whether it would be appropriate for Mr. Brondeau’s Sign-On Grant to be made partially in the form of PSUs despite his returning to the CEO position midway through our 2024 performance cycle. We noted that the Compensation Committee determined not to grant Mr. Brondeau a PSU award midcycle because he would not have had full accountability for the results associated with the portion of the performance period prior to his return to the CEO position. In addition, the Compensation Committee declined to grant Mr. Brondeau a PSU award subject to bespoke performance metrics in an effort to maintain consistency with the compensation framework established for 2024 and our pay-for-performance philosophy.

In addition, beginning in 2025, we modified our annual incentive plan applicable to our executives to be based on a single performance metric of EBITDA, which we believe offers simplicity and transparency to our stockholders.

The Compensation Committee has also made changes to our executive compensation program for 2026 in response to stockholders’ feedback on our 2024 executive compensation program. Beginning in 2026, PSU grants which vest based on the achievement of a specified level of rTSR (“rTSR PSUs”) will no longer have the “banking” feature that applied to rTSR PSUs granted prior to 2026. Instead, the rTSR PSUs granted in 2026 will be subject to one three-year performance period and will generally require continued employment through the end of the applicable three-year performance period in order to become vested. We believe that these changes to our rTSR PSU design will better align our executive compensation program with the long-term interests of our stockholders.

The Board believes that our executive compensation program, as modified based on feedback from our stockholders, properly incentivizes our executives to drive stockholder value, while appropriately managing risk, and aligns with our pay for performance philosophy. In fact, the recent decline in our stock price performance in fiscal 2025 demonstrates this alignment, as shown in the actual amounts of pay realized by our executives (which are not reflective of the amounts reported in the Summary Compensation Table, since those amounts are valued based on fair market value at the time of grant, and not based on actual performance results). The Board and Compensation Committee are continually focused on efforts to drive value for our stockholders, and believe that our executive compensation programs are appropriately designed to achieve that goal.

The Board and the Compensation Committee believe that the Company’s executive compensation programs and policies and the compensation decisions described in this proxy statement (i)  support the Company’s business objectives, (ii)  link the interests of the executive officers and stockholders, (iii) align NEO pay with the individual’s and the Company’s performance, without encouraging excessive risk-taking that could have a material adverse effect on the Company, (iv) provide NEOs with a competitive level of compensation, and (v) promote retention of the NEOs and other senior leaders. For additional information regarding certain changes made to our executive compensation program in 2025 in response to stockholder feedback, please see the “Advisory ‘Say-on-Pay’ Vote and Stockholder Outreach” of the Compensation Discussion and Analysis section.

The Board has determined to hold an advisory vote on executive compensation on an annual basis. The next advisory vote will be held at our 2027 Annual Meeting.

For the reasons discussed above (and further amplified in the compensation disclosures made in this proxy statement), the Board recommends that stockholders vote in favor of the following resolution:

RESOLVED that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and other related tabular and narrative disclosures set forth in this proxy statement).

The Board of Directors recommends a vote FOR the above resolution.

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Proposal 4   Proposal to Approve an Amendment to Eliminate Supermajority Voting Provisions in our Certificate of Incorporation

Overview

At our 2024 annual meeting of stockholders, our stockholders voted on a stockholder proposal requesting that the Board of Directors (the “Board”) take the steps necessary to eliminate each stockholder voting requirement in our Restated Certificate of Incorporation (the “Certificate of Incorporation”) that calls for a greater than simple majority vote. The Board recommended that stockholders vote for this proposal and the proposal passed with the support of a majority of the votes cast at the meeting. In response to the shareholder proposal, at our 2025 annual meeting of stockholders, our Board recommended that stockholders vote on a management proposal to approve an amendment to eliminate supermajority voting provisions in our Certificate of Incorporation. The management proposal received the support of over 73% of outstanding shares, which was less than 80% or more of the outstanding shares required to approve the amendments. As a result, the management proposal was not approved.

Our Nominating and Corporate Governance Committee and our Board have carefully considered the voting results of the stockholder proposal at the 2024 meeting and the management proposal at the 2025 meeting, and following that consideration, our Board has once again approved, adopted, and declared advisable, and recommends that our stockholders approve and adopt, amendments to the Certificate of Incorporation to eliminate certain supermajority voting provisions (the “Supermajority Elimination Amendment”).

Background

Article TENTH of our Certificate of Incorporation requires the vote of the holders of at least 80% of the voting power of the shares outstanding to amend certain provisions in Article EIGHTH of our Certificate of Incorporation (including provisions related to the size and terms of our Board, vacancies on the Board, stockholder consents and special meetings of stockholders) and certain provisions of our Restated By-Laws (the “By-Laws”) (including provisions relating to written consent rights, special meetings of stockholders and advance notice procedures and requirements for stockholder nominations or proposals of business at stockholder meetings). Article TENTH of our Certificate of Incorporation also requires the affirmative vote of at least 80% of the voting power of the shares outstanding to amend, repeal or adopt any provisions inconsistent with the above-mentioned provisions of Article TENTH. Our By-Laws do not contain any supermajority voting provisions.

Reasons for the Proposed Amendments

The Board has considered the advantages and disadvantages of maintaining the supermajority voting provisions in our Certificate of Incorporation, including the stockholder vote from the last two  years and broad stockholder support for eliminating supermajority voting requirements. The Board has again determined that it is in the best interests of the Company and its stockholders to amend our Certificate of Incorporation to incorporate the Supermajority Elimination Amendment and recommends that stockholders approve the Supermajority Elimination Amendment.

Procedural Matters

If stockholders approve this proposal, the Board intends to take the necessary steps to amend our Certificate of Incorporation to include the Supermajority Elimination Amendment. If our stockholders approve this proposal, the Company will file with the Delaware Secretary of State a certificate of amendment that includes the amendments corresponding to the proposal, which will become effective upon filing. However, the Board retains the discretion to abandon the Supermajority Elimination Amendment and not implement them at any time before the certificate of amendment becomes effective. If our stockholders do not approve the Supermajority Elimination Amendment, the certificate of amendment (if filed to include any of the other proposed amendments set forth in the proxy statement that are approved by our stockholders) will not include the Supermajority Elimination Amendment and the Company’s current voting requirements will remain in place.

The text of the proposed Supermajority Elimination Amendment to the Certificate of Incorporation, with proposed deletions reflected by “strike-through” text and proposed additions reflected by “underline” text, is set forth in Appendix A. This summary is qualified in its entirety by reference to Appendix A. The Board encourages stockholders to review the full text of the Supermajority Elimination Amendment.

Stockholders are also asked to consider Proposals 5, 6, and 7, which relate to amendments to the Certificate of Incorporation to eliminate the supermajority voting standards concerning certain business combinations, special meeting rights, and other miscellaneous changes, respectively. This proposal and Proposals 5, 6, and 7 are independent of each other. If Proposals 4, 5, 6, and 7 are each approved by the stockholders, then the Company intends to file a certificate of amendment to our Certificate of Incorporation that implements all of the proposed amendments set forth in Appendix A. If only one or more, but not all, of these proposals are approved by the stockholders, then we will file a certificate of amendment that implements only the amendments to our Certificate of Incorporation that were approved by stockholders.

The Board of Directors recommends a vote FOR the proposal to eliminate supermajority voting provisions in our Certificate of Incorporation.

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Proposal 5   Proposal to Approve an Amendment to Eliminate Supermajority Voting Provisions for Certain Business Combinations in our Certificate of Incorporation

Overview

At our 2024 annual meeting of stockholders, our stockholders voted on a stockholder proposal requesting that the Board of Directors (the “Board”) take the steps necessary to eliminate the supermajority voting standard in our Restated Certificate of Incorporation (the “Certificate of Incorporation”) that calls for a greater than simple majority vote. The Board recommended that stockholders vote for this proposal and the proposal passed with the support of a majority of the votes cast at the meeting. In response to the stockholder proposal, at our 2025 annual meeting of stockholders, our Board recommended that stockholders vote on a management proposal to approve an amendment to eliminate the supermajority voting standard concerning certain business combinations in our Certificate of Incorporation. The management proposal received the support of over 73% of outstanding shares, which was less than 80% or more of the outstanding shares required to approve the amendments. As a result, the management proposal was not approved.

Our Board has carefully considered the voting results of the stockholder proposal at the 2024 meeting and the management proposal at the 2025 meeting, and following that consideration, our Board has once again approved, adopted, and declared advisable, and recommends that our stockholders approve and adopt, amendments to the Certificate of Incorporation to eliminate certain business combination restrictions in Article NINTH of the Certificate of Incorporation and to eliminate the supermajority voting standard concerning certain business combinations under Section 203 of the Delaware General Corporation Law (“Section 203”) by expressly electing not to be governed by Section 203 and adding a new provision of the Certificate of Incorporation that substantially mirrors the provisions of Section 203 except that it only requires a majority vote for stockholder approval of business combinations with an interested stockholder (as each term is defined in Section 203) (together, the “Business Combination Amendments”). Both provisions are intended to benefit stockholders by encouraging negotiated acquisitions and requiring that there be significant stockholder support for a business combination with an interested stockholder of the Company.

Background

Article NINTH of our Certificate of Incorporation requires the vote of the holders of at least 80% of the voting power of the shares outstanding to approve certain mergers, consolidations or sales or leases of all or a substantial part of the assets, liquidations or dissolutions, or any reclassification of securities of the Company involving a person or entity that beneficially owns, or has owned in the last two years, 10% of more of the Company’s stock that is entitled to vote directors. Subject to certain specified exceptions, Article NINTH requires the affirmative vote of the holders of at least 80% of the outstanding shares of the Company entitled to vote in the election of directors to adopt or authorize such transactions. If the Business Combination Amendments are adopted by our stockholders and become effective, the mergers, consolidations or assets sale described in the Article Seventh Business Combination Provision will be approved in accordance with the applicable provisions of the Delaware General Corporation Law (“DGCL”), which in most cases will require approval of the holders of a majority of the outstanding shares entitled to vote.

Article NINTH of our Certificate of Incorporation also requires the affirmative vote of at least 80% of the voting power of the shares outstanding to amend, repeal or adopt any provisions inconsistent with the above-mentioned provisions of Article NINTH. Our Restated By-Laws do not contain any supermajority voting provisions.

In addition, Section 203 applies to the Company by default. Section 203, under certain circumstances, requires a supermajority stockholder vote of the holders of at least 66 and 2/3% of the outstanding voting stock of the Company not held by the interested stockholders for certain business combinations between the Company and an “interested stockholder,” which is defined to include a person who owns 15% or more of the Company’s voting stock (together with such person’s affiliates and associates). In order to reduce the required stockholder vote for a business combination from 66 and 2/3% to a majority, the Business Combination Amendments would amend the Certificate of Incorporation so that the Company will expressly elect not to be governed by Section 203 (the “Section 203 Opt-Out”) and would instead amend the language such that it substantially mirrors the provisions of Section 203, except that it reduces the vote required for stockholder approval of business combinations with a non-exempt interested stockholder to a majority disinterested stockholder vote instead of the 66 and 2/3% disinterested stockholder vote otherwise required by Section 203 (the “Section 203 Mirror Provision” and, together with the Section 203 Opt-Out, the “Section 203 Amendments”). Because under Section 203 an amendment to the certificate of incorporation electing not to be governed by Section 203 (like the Section 203 Opt-Out) is not effective until 12 months after the date and time the amendment would otherwise become effective under the DGCL, the effectiveness of the Section 203 Mirror Provision will also be delayed 12 months so both Section 203 and the Section 203 Mirror Provision are

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not operative at the same time. During that 12-month period, Section 203 will continue to be applicable to the Company, and the vote required for stockholders to approve a business combination with a non-exempt interested stockholder will continue to be 66 and 2/3% of the stockholders other than the interested stockholder.

Reasons for the Proposed Amendments

The Board has considered the advantages and disadvantages of maintaining a supermajority voting standard concerning certain business combinations in our Certificate of Incorporation, including the stockholder vote from the last two years and broad stockholder support for eliminating supermajority voting requirements.

In response to the proposals at the 2024 and 2025 annual meeting of stockholders, our Board believes it is advisable to modify the Certificate of Incorporation by amending Article NINTH to add provisions that largely replicate Section 203, but without the supermajority requirement. The Board believes the Section 203 Mirror Provision would provide substantially the same level of protection to stockholders as Article NINTH without requiring the higher supermajority standard or requiring the Company to be governed by two separate requirements for certain business combinations. The Board believes that the Section 203 Mirror Provision will sufficiently protect the Company and its stockholders against the same coercive takeover tactics that the Article NINTH sought to address. The Board has determined that it is in the best interests of the Company and its stockholders to amend our Certificate of Incorporation to incorporate the Business Combination Amendment. The Board recommends that stockholders approve the Business Combination Amendment.

Procedural Matters

If stockholders approve this proposal, the Board intends to take the necessary steps to amend our Certificate of Incorporation to include the Business Combination Amendment. If our stockholders approve this proposal, the Company will file with the Delaware Secretary of State a certificate of amendment that includes the amendments corresponding to the proposal, which will become effective upon filing. However, the Board retains the discretion to abandon the Business Combination Amendment and not implement them at any time before the certificate of amendment becomes effective. If our stockholders do not approve the Business Combination Amendment, the certificate of amendment (if filed to include any of the other proposed amendments set forth in the proxy statement that are approved by our stockholders) will not include the Business Combination Amendment and the Company’s current voting requirements will remain in place.

The text of the proposed Business Combination Amendment to the Certificate of Incorporation, with proposed deletions reflected by “strike-through” text and proposed additions reflected by “underline” text, is set forth in Appendix A. This summary is qualified in its entirety by reference to Appendix A. The Board encourages stockholders to review the full text of the Business Combination Amendment.

Stockholders are also asked to consider Proposals 4, 6, and 7, which relate to amendments to the Certificate of Incorporation to eliminate the supermajority voting provisions, add special meeting rights, and make other miscellaneous changes, respectively. This proposal and Proposals 4, 6, and 7 are independent of each other. If Proposals 4, 5, 6, and 7 are each approved by the stockholders, then the Company intends to file a certificate of amendment to our Certificate of Incorporation that implements all of the proposed amendments set forth in Appendix A. If only certain, but not all, of these proposals are approved by the stockholders, then we will file a certificate of amendment that implements only the amendments to our Certificate of Incorporation that were approved by stockholders.

The Board of Directors recommends a vote FOR the proposal to eliminate supermajority voting standard concerning certain business combinations in our Certificate of Incorporation.

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Proposal 6   Proposal to Approve Amendments to the Certificate of Incorporation and By-Laws to Provide Stockholders the Right to Call a Special Meeting of Stockholders at a 25% Ownership Threshold

Overview

Our Board of Directors has approved, adopted, and declared advisable, and recommends that the Company’s stockholders approve amendments to the Certificate of Incorporation and the By-Laws to enable adoption of stockholders’ rights to call special meetings of stockholders.

Background

Article EIGHTH of our Certificate of Incorporation currently does not permit our stockholders to call a special meeting of stockholders, and limits that right to the Board of Directors. Our Certificate of Incorporation requires the affirmative vote of at least 80% of the voting power of all our outstanding shares entitled to vote at the Annual Meeting to alter, amend, or repeal this provision.

Currently, under Article III, Section 1(b) of our By-Laws, a special meeting of stockholders may be called only by the Board of Directors; our stockholders do not have the right to call a special meeting. Additionally, our Certificate of Incorporation prohibits an amendment to our By-Laws to allow the establishment of this stockholder right without the approval of the affirmative vote of the holders of at least 80% of the voting power of all our outstanding shares entitled to vote at the Annual Meeting. As part of the Board of Directors’ review of the Company’s corporate governance practices, the Board of Directors has determined that it is appropriate and timely to present stockholders with the opportunity to approve a proposal that would allow stockholders owning a combined 25% or more of the Company’s outstanding common stock to call a special meeting of stockholders.

Reasons for the Proposed Amendments

In evaluating the advisability of a stockholder right to call special meetings, the Board of Directors considered certain principal positions for and against such a right, stockholder feedback, trends and best practices in corporate governance, and the merits of the stockholder proposal regarding special meeting rights included in our 2025 Proxy Statement as Proposal 7, which received the support of 63.2% of our stockholders. After careful consideration of the foregoing factors, the Board of Directors believes that the adoption of a right for stockholders to call a special meeting at an ownership threshold of 25% in this current proposal, instead of the 10% ownership threshold suggested in last year’s stockholder proposal, establishes the appropriate balance between enhancing stockholder rights and adequately protecting stockholder interests.

Effects of the Amendments

While the Board of Directors recognizes that providing stockholders with the right to call special meetings is a meaningful corporate governance practice, the Board of Directors considers special meetings to be extraordinary events that should require the support of a significant number of stockholders. Special meetings should not be a mechanism that a small group of stockholders can misuse to advance private agendas and interests that our broader stockholder base may not share. In addition, organizing and preparing for a special meeting can result in substantial expenses to the Company and divert significant time and attention of our Board of Directors and management away from their primary focus of operating our business and creating long-term stockholder value.

Amending Article EIGHTH of the Certificate of Incorporation to remove the provision limiting the right to call a special meeting (the “Special Meeting Certificate Amendment”), as well as amending Article III, Section 1(b) of our By-Laws to implement the right for stockholders owning 25% or more of our outstanding common stock to call a special meeting of the stockholders (the “Special Meeting By-Law Amendment”, and together with the Special Meeting Certificate Amendment, the “Special Meeting Amendments”), would meaningfully enhance stockholder rights.

The Board believes that requiring stockholders owning at least 25% of common stock strikes a reasonable and appropriate balance between permitting stockholders to request that the Board call special meetings and ensuring that special meetings are held only when supported by a meaningful proportion of our stockholders, since special meetings should be limited to address significant, time-sensitive issues that cannot be delayed until the Company’s next annual meeting. Recognizing the benefits of providing a right to call special meetings, the Board believes that a failure to receive at least 25% of stockholders to support the need to convene a special meeting is a strong indicator that the relevant issue is unduly narrow and not deemed sufficiently significant by our stockholders generally. The Board notes that, based on benchmarking against companies included in the S&P 500 Index and companies included in the Company’s compensation peer group, among those that allow stockholders to call a special meeting, the most common ownership threshold is 25%.

In light of these considerations, the Board has approved and recommends that the Company’s stockholders approve and adopt the Special Meeting Amendments.

Procedural Matters

If stockholders approve this proposal, the Board of Directors intends to take the necessary steps to amend our Certificate of Incorporation and By-Laws to reflect the Special Meeting Amendments. The Special Meeting Amendments are contemplated to include customary associated procedural requirements as set forth in Appendix A. If our stockholders approve this proposal, the Company will file with

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the Delaware Secretary of State a certificate of amendment that includes the amendments corresponding to the proposal, which will become effective upon filing. However, the Board retains the discretion to abandon the Special Meeting Amendments and not implement them at any time before the certificate of amendment becomes effective. If our stockholders do not approve the Special Meeting Amendments, the certificate of amendment (if filed to include any of the other proposed amendments set forth in the proxy statement that are approved by our stockholders) will not include the Special Meeting Amendments and the Company’s current voting requirements will remain in place.

Stockholders are also asked to consider Proposals 4, 5, and 7, which relate to amendments to the Certificate of Incorporation to eliminate certain supermajority voting standards, eliminate the supermajority voting standards concerning certain business combinations and other miscellaneous changes, respectively. This proposal and Proposals 4, 5, and 7 are independent of each other. If Proposals 4, 5, 6, and 7 are each approved by the stockholders, then the Company intends to file a certificate of amendment to our Certificate of Incorporation that implements all of the proposed amendments set forth in Appendix A. If only certain, but not all, of these proposals are approved by the stockholders, then we will file a certificate of amendment that implements only the amendments to our Certificate of Incorporation that were approved by stockholders.

Effect of the Proposed Special Meeting By-Laws Amendment

The right of stockholders to request that the Company call special meetings would be subject to the notice, information and other requirements set forth in the Special Meeting By-Law Amendment. The Board believes these requirements, which are similar to those commonly adopted by other companies, are important to avoid inappropriate or duplicative special meetings. If this proposal is adopted, the Special Meeting By-Law Amendment would provide, in part, that:

•	Stockholders who own at least 25% of the voting power of the outstanding shares of common stock of the Company entitled to vote may request that the Board call a special meeting of stockholders. (Article III, Section 1(b)(ii))
•	Only the possession of both the full voting and investment rights and the full economic interest for the shares counts as relevant ownership. (Article III, Section 1(b.1))
•	Stockholders requesting a special meeting must furnish, among other items, information that is the same as would be required when stockholders seek to propose other business to be brought before a meeting of stockholders under the By-Laws. (Article III, Section 1(b.1))
•	The Company will not be required to call a special meeting of stockholders if the special meeting request (i) does not comply with the bylaw related to special meetings; (ii) relates to an item of business that is not a proper matter for stockholder action under applicable law; (iii) is not received within a specified period; (iv) relates to an item of business that is identical or substantially similar to any item of business that was previously presented or will be presented at a stockholder meeting, subject to certain specifications; or (v) violates Regulation 14A under the Exchange Act. (Article III, Section 1(b.3))

The text of the proposed Special Meeting Certificate Amendment and Special Meeting By-Law Amendment, with proposed deletions reflected by “strike-through” text and proposed additions reflected by “underline” text, are set forth in Appendix A. This summary is qualified in its entirety by reference to Appendix A.

The Board of Directors recommends that stockholders vote FOR approval of this proposal to amend the Certificate of Incorporation and By-Laws to provide stockholders owning a combined 25% or more of the Company’s outstanding common stock with the right to call a special meeting of stockholders.

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Proposal 7   Proposal to Approve Certain Miscellaneous Amendments to our Certificate of Incorporation

Overview

Our Board of Directors (the “Board”) has approved and declared advisable, and recommends that our stockholders approve and adopt, amendments to the Certificate of Incorporation (“Certificate of Incorporation”) to implement other miscellaneous changes (the “Miscellaneous Amendments”). This management proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares entitled to vote at the meeting.

The Board has determined that it is advisable and in the best interests of the Company and its stockholders to provide for the Miscellaneous Amendments to update and modernize our Certificate of Incorporation. The Miscellaneous Amendments include:

•	Amend Article THIRD to remove non-essential text regarding the purposes of the Company and clarify that the Company is permitted to engage in any lawful act or activity for which corporations may be organized in conformity with the current provisions of the Delaware General Corporation Law (“DGCL”). The purpose clause in our existing Certificate of Incorporation contains detailed language that is no longer typical or required under the DGCL.
•	Amend Article FOURTH, paragraph (c)(1) to clarify that the Company can issue preferred stock that participates with the common stock in dividend payments.
•	Amend Article FOURTH, paragraph (c)(2) to clarify that stock and rights offerings can be made to specific groups of stockholders without requiring the offer to be made to all stockholders, in accordance with and as permitted under the DGCL.
•	Amend Article FOURTH, paragraph (d) to simplify the text regarding preemptive rights to stockholders, so that the scope of the provision is clearer and to allow the Company to benefit from recent DGCL amendments that permit the board to delegate to officers and agents the power to issue/grant stock and other rights, warrants and options in accordance with and as permitted under the DGCL.
•	Amend Article EIGHTH, paragraph (a) regarding voiding contracts for interested transactions which could be perceived as more limited than permitted under the DGCL.
•	Amend Article EIGHTH, paragraph (f) regarding inspection of books and records in accordance with and as permitted under the DGCL.
•	Other amendments to make other clean-up and conforming changes to the Certificate of Incorporation.

Reasons for the Proposed Amendments

In light of these considerations, our Board has determined that it is in the best interests of the Company and its stockholders to amend our Certificate of Incorporation to incorporate the Miscellaneous Amendments. The Board recommends that stockholders approve the Miscellaneous Amendments.

Procedural Matters

If stockholders approve this proposal, the Board intends to take the necessary steps to amend our Certificate of Incorporation to include the Miscellaneous Amendments. If our stockholders approve this proposal, the Company will file with the Delaware Secretary of State a certificate of amendment that includes the amendments corresponding to the proposal, which will become effective upon filing. However, the Board retains the discretion to abandon the Miscellaneous Amendments and not implement them at any time before the certificate of amendment becomes effective. If our stockholders do not approve the Miscellaneous Amendments, the certificate of amendment (if filed to include any of the other proposed amendments set forth in the proxy statement that are approved by our stockholders) will not include the Miscellaneous Amendments and the current provisions will remain in place.

The text of the proposed Miscellaneous Amendments to the Certificate of Incorporation, with proposed deletions reflected by “strike-through” text and proposed additions reflected by “underline” text, is set forth in Appendix A. This summary is qualified in its entirety by reference to Appendix A. The Board encourages stockholders to review the full text of the Miscellaneous Amendments.

Stockholders are also asked to consider Proposals 4, 5, and 6, which relate to amendments to the Certificate of Incorporation to eliminate the supermajority voting provisions, to eliminate the supermajority voting standards concerning certain business combinations, and add special meeting rights, respectively. This proposal and Proposals 4, 5, and 6 are independent of each other. This Proposal requires the approval of the majority of the voting power of the outstanding shares entitled to vote at the meeting while Proposals 4, 5, and 6 require the approval of 80% or more of the outstanding shares. If Proposals 4, 5, 6, and 7 are each approved by the stockholders, then the Company intends to file a certificate of amendment to our Certificate of Incorporation that implements all of the proposed amendments set forth in Appendix A. If only certain, but not all, of these proposals are approved by the stockholders, then we will file a certificate of amendment that implements only the amendments to our Certificate of Incorporation that were approved by stockholders.

The Board of Directors recommends a vote FOR the proposal to amend our Certificate of Incorporation to implement the Miscellaneous Amendments.

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Proposal 8    Proposal to Approve the FMC Corporation 2026 Incentive Stock Plan

We are asking our stockholders to approve the FMC Corporation 2026 Incentive Stock Plan (the “2026 Plan”). Our Board approved the 2026 Plan on January 30, 2026, subject to stockholder approval. If approved by our stockholders, the 2026 Plan will replace the FMC Corporation 2023 Incentive Stock Plan, as amended on July 21, 2023 (“2023 Plan”).

The purpose of the 2026 Plan is to enable us to recruit and retain highly qualified employees, directors, consultants and other service providers, provide them with an incentive for productivity, and create an opportunity for them to share in the growth and value of the Company. Stockholder approval of the 2026 Plan is being sought to enable the grant of incentive stock options (“ISOs”) in accordance with applicable tax rules, among other vehicles, and to comply with New York Stock Exchange (“NYSE”) listing rules.

Subject to certain adjustments, the maximum number of shares of our common stock (referred to hereafter in this Proposal 8 as “Shares”) that may be issued under the 2026 Plan, if approved by our stockholders, is the sum of: (i) 5,250,000 Shares, (ii) the number of Shares remaining available for grant under the 2023 Plan on the Annual Meeting date, and (iii) the number of Shares underlying 2023 Plan awards that are outstanding as of the Annual Meeting date and that are subsequently forfeited, terminated, cancelled or expired on or after the Annual Meeting Date, as described in more detail in the section entitled “Shares of Stock Available for Issuance” below).

The following features of the 2026 Plan may be of particular interest to our stockholders:

•	Restrictions Against Liberal Share Recycling. Shares withheld to satisfy the exercise price or tax withholding obligation associated with an award will not become available for future grants under the 2026 Plan.
•	Fungible Share Pool. Full value awards deplete the share pool quicker than stock options or stock appreciation rights (“SARs”). Each Share underlying a full value award will reduce the share pool by two Shares, while each Share underlying a stock option or SAR will reduce the share pool by one Share.
•	Director Compensation Limits. The 2026 Plan contains annual limits on the compensation payable to our non-employee directors, subject to certain exceptions.
•	Clawbacks. Awards may be subject to recoupment in certain instances under the 2026 Plan, as described below.
•	Repricing of stock options or SARs. The 2026 Plan generally prohibits the repricing of stock options or SARs without stockholder approval.
•	No “Evergreen” provision. The 2026 Plan does not provide for automatic annual increases in the share reserve.
•	No Excise Tax Gross-Ups. The 2026 Plan does not provide for any tax gross-ups.
•	No “Single-Trigger” Vesting. The 2026 Plan does not provide for automatic vesting of equity awards solely upon a change in control where the award is assumed or substituted upon the change in control.
•	Minimum Vesting Requirement. Awards granted under the 2026 Plan generally will be subject to a one-year minimum vesting period.

If the 2026 Plan is approved by our stockholders, no new awards will be granted under the 2023 Plan after the Annual Meeting. If the 2026 Plan is not approved by our stockholders, the 2023 Plan will remain in effect in accordance with its terms, and awards previously granted under the 2026 Plan (as described in more detail in “New Plan Benefits” below) will be canceled without the payment of any consideration. As of December 31, 2025, 2,526,358 Shares remained available for issuance in respect of new awards under the 2023 Plan. If this proposal is not approved, we will be unable to provide equity-based compensation to eligible employees and other service providers once the 2023 Plan share pool is depleted, other than in limited circumstances permitted under NYSE listing rules. Equity-based compensation is a critical feature of our executive and employee compensation program and the inability to grant equity awards in the future may adversely impact our ability to attract and retain talent and accordingly, the Company’s long-term success.

Monitoring of Dilution, Burn Rate, and Overhang

In connection with determining the number of Shares to authorize for issuance under the 2026 Plan, the Compensation Committee considered the potential dilution to current stockholders, as measured by the overhang and burn rate, and projected future Share usage, among other things. The Compensation Committee is cognizant that the Company’s equity compensation programs have a dilutive effect on our stockholders, and continuously strives to balance this concern with our need to compete for talent using practices that are prevalent in the market, including equity grants.

Dilution and Overhang

A company’s overhang reflects potential dilution of stockholders’ ownership by actual share-based awards as well as shares available for grant. In determining the number of Shares to reserve under our 2026 Plan, the Compensation Committee considered the resulting overhang as an additional metric to measure the cumulative effect of equity compensation.

The following information regarding outstanding equity awards and Shares available for future awards under all existing equity compensation plans as of December 31, 2025 is provided to facilitate our stockholders’ evaluation of this proposal.

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Overhang Detail as of December 31, 2025 (unless otherwise noted below)
Stock options and SARs outstanding	3,403,875
Weighted-average exercise price	$62.81
Weighted-average remaining term	6.4 years
Shares subject to outstanding full-value awards(1)	1,075,121
Shares that remain available for future issuance	2,526,358
Proposed Shares to be reserved under 2026 Plan	5,250,000
Total Common Stock outstanding as of December 31, 2025	124,934,056
(1)	Includes the number of Shares in respect of outstanding PRSUs at the target level. If the number of PRSUs earned were at the maximum level, the number of Shares subject to outstanding full-value awards would be 1,458,839. Does not include 212 thousand vested deferred RSUs held by directors.

Other than the foregoing, no other awards pursuant to which Shares were issuable under any of our existing or prior equity compensation arrangements, including the 2023 Plan, were outstanding as of December 31, 2025.

Burn Rate Detail

The following table sets forth information regarding awards granted during our 2023, 2024 and 2025 fiscal years (rounded to the nearest thousand), and our corresponding “burn rate,” which is defined for any year as (1) the number of stock options and SARs granted in that year, (2) the number of Shares subject to time-vested full value awards granted in that year, plus (3) the number of Shares subject to performance-based full-value awards (assuming performance at target levels), all divided by the weighted-average number of Shares outstanding for that year:

Award Type	2023	2024	2025
Stock options and SARs granted (A)	222,000	1,181,000	1,316,000
Time-based, full-value awards granted(1) (B)	118,000	297,000	365,000
Performance-based, full-value awards earned(2) (C)	58,000	15,000	19,000
Total (A+B+C)	398,000	1,493,000	1,700,000
Weighted-average common shares (D)	125,060,000	125,004,000	125,162,000
Burn Rate ((A+B+C)/D)	0.32%	1.19%	1.36%
Three (3) Year Average			0.96%
(1)	Time-based full-value Shares granted consists of all RSU awards granted during the applicable year that, upon grant, either were vested or were subject to vesting based solely on continued employment or service.

Description of the 2026 Plan

The principal provisions of the 2026 Plan are summarized below. This summary is qualified in its entirety by reference to the 2026 Plan document, a copy of which is attached as Appendix B to this proxy statement. In addition, a copy of the 2026 Plan may be obtained upon written request to: Corporate Secretary, FMC Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA, 19104. To the extent the description below differs from the text of the 2026 Plan, the text of the 2026 Plan will control.

Administration

The 2026 Plan vests broad powers in a committee to administer and interpret the 2026 Plan. Until and unless otherwise determined by the Board, that committee will be the Compensation Committee. In this capacity, the Compensation Committee has the authority to (among other things) select the persons to be granted awards, determine the type, size and terms and conditions of such awards, accelerate the vesting or exercisability of an award (notwithstanding anything in the 2026 Plan to the contrary), waive any conditions or restrictions associated with an award, and extend the period of time during which an award may be exercised (as long as the extension is not beyond the original term of the award). The Compensation Committee may also amend outstanding awards, although an award amendment would require the consent of affected participants if it would materially impair their rights. Subject to the requirements of applicable law (including under Section 157 of the Delaware General Corporation Law) and our governing documents, the Board or the Compensation Committee may delegate any of the authorities of the committee under the 2026 Plan, including its authority to grant awards to one or more individuals (except that such delegation shall not apply to any award for a person, who, as of the date of grant, is covered by Section 16 of the Exchange

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Act of 1934, as amended). In addition, subject to applicable law, the Board may at any time exercise the rights and duties of the Compensation Committee under the 2026 Plan. Accordingly references herein to the Compensation Committee will also include, as applicable, the Board or any duly authorized delegate.

In order to comply with foreign law or to otherwise ensure the viability of the benefits from awards granted under the 2026 Plan to foreign participants, the Compensation Committee may also modify the terms of outstanding awards held by foreign participants, establish subplans and take other actions that it deems advisable, provided that no subplans or modifications may increase the number of Shares available for grant under the 2026 Plan.

Amendment and Termination

Unless the 2026 Plan is extended with the approval of our stockholders, it will automatically terminate January 30, 2036 (ten years after the Board adopted the 2026 Plan). However, no shares of Shares may be delivered to any participant in respect of any award granted under the 2026 Plan unless our stockholders approve the 2026 Plan. In addition, if the 2026 Plan is not approved at the Annual Meeting, then the 2026 Plan and any awards granted thereunder shall automatically be cancelled and terminated.

However, the Committee may amend or terminate the 2026 Plan at any earlier time, provided that stockholder approval may be required for certain amendments, to the extent required by applicable law or exchange listing requirements. Examples of amendments that require stockholder approval under current NYSE rules include those that: materially increase the number of shares available for awards under a plan (other than an increase to reflect a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar change), expand the types of awards available under a plan, materially expand the classes of persons eligible to receive awards under a plan, materially extend the term of a plan, materially change the method for determining the exercise price of options, or delete or limit a provision prohibiting the repricing of awards. In addition, no amendment or termination may materially adversely affect the rights of a participant under any outstanding award, except to comply with applicable law or regulations or to impose any clawback or recoupment provisions on the award.

Eligibility

Any of our employees, directors, consultants, and other service providers, and those of our affiliates, are eligible to participate in the 2026 Plan. However, in accordance with applicable tax rules, only our employees (and the employees of our parent or subsidiary corporations) are eligible to be granted incentive stock options (“ISOs”).

As of December 31, 2025, there were approximately 350 employees, 12 directors (one of whom was also an employee), 0 consultants and 0 other service providers who would be eligible to participate in the 2026 Plan. Participants will be selected at the discretion of the Compensation Committee.

Fungible Share Ratio

The Compensation Committee may utilize any of the Shares authorized under the 2026 Plan toward the grant of any type of award under the plan. However, the 2026 Plan contains a fungible share ratio. This means that if a stock option or SAR is granted, each Share underlying the award will reduce the available share pool by one Share. However, if a full value award (i.e., a restricted stock award, RSU award, or other stock-based award) is granted, each Share underlying the award will reduce the available share pool by two Shares.

Shares of Stock Available for Issuance

Subject to certain adjustments, the maximum number of Shares that may be issued under the 2026 Plan will be equal to the sum of: (i) 5,250,000 Shares, (ii) the number of Shares remaining available for grant under the 2023 Plan on the Annual Meeting date, and (iii) the number of Shares underlying 2023 Plan awards that are outstanding as of the Annual Meeting date, to the extent those Shares are recycled into the 2026 Plan as described in the next paragraph.

If and to the extent that an award under the 2026 Plan or the 2023 Plan terminates, expires, is canceled or is forfeited for any reason on or after the Annual Meeting date, the underlying Shares will become available for new grants under the 2026 Plan, based on the applicable fungible share ratio described above. As noted above, there were awards outstanding under the 2023 Plan as of December 31, 2025 with respect to 2,526,358 Shares (counting outstanding performance stock units at target).

Subject to certain adjustments, the maximum aggregate number of Shares under the 2026 Plan that may be issued in respect of ISOs is 5,250,000.

Any Shares issued in respect of awards granted in substitution for equity-based awards of an entity acquired by us or a subsidiary, or with which we or a subsidiary combine, will not count against the number of Shares available for issuance under the 2026 Plan.

The market value of a share of our common stock as of December 31, 2025 was $13.87.

Restrictions Against Liberal Share Recycling

The following restrictions against liberal recycling of Shares apply under the 2026 Plan:

•	The full number of Shares subject to the exercise of a stock option granted under the 2026 Plan or 2023 Plan will be unavailable for new grants under the 2026 Plan, even if the exercise price is satisfied through net-settlement of Shares or the delivery of Shares to the Company.
•	The full number of Shares subject to the exercise of a stock-settled SAR granted under the 2026 Plan or 2023 Plan will be unavailable for new grants under the 2026 Plan, even though only a net number of Shares are delivered upon exercise.
•	Shares withheld to satisfy tax withholding obligations for a 2026 Plan or 2023 Plan award will be unavailable for new grants under the 2026 Plan.
•	Shares repurchased on the open market with proceeds from the exercise of a 2026 Plan or 2023 Plan award will be unavailable for new grants under the 2026 Plan.

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Non-Employee Director Limitations on Awards

Beginning with our fiscal year in which the 2026 Plan is approved by our stockholders, the aggregate amount of equity and cash compensation payable to a non-employee director with respect to a fiscal year, whether under the 2026 Plan or otherwise, for services as a non-employee director, shall not exceed $750,000; provided, however, that such maximum amount shall be $1,000,000 for the fiscal year in which the applicable non-employee director is initially elected or appointed to the Board. For this purpose, the amount of compensation will be measured under SEC director compensation proxy rules. This director compensation limit will not apply to (i) compensation earned by a non-employee director solely in the individual’s capacity as chairman of the Board or lead independent director, (ii) compensation earned by a non-employee director for services the individual performs outside of the individual’s role as a non-employee director (i.e., as an advisor or consultant, or as an executive, whether on an interim basis or otherwise), or (iii) compensation awarded by the Board to a non-employee director in extraordinary circumstances, as determined by the Board in its discretion, so long as, in each case, the non-employee director does not participate in the decision to award him or herself the additional compensation.

Types of Awards

The 2026 Plan provides for the grant of the following types of awards: (i) stock options (both ISOs and non-qualified stock options), (ii) stock appreciation rights (“SARs”), (iii) restricted stock, (iv) restricted stock units (“RSUs”), (v) other stock-based awards, and (vi) cash-based awards. Each award may, but need not be, subject to vesting conditions in the Compensation Committee’s discretion. Vesting conditions may include the continued employment or service of the participant, the attainment of specified individual or corporate performance goals or other factors.

Stock Options

A stock option entitles the holder to purchase from us a stated number of Shares at a specified price for a limited period of time. The Compensation Committee will specify the number of Shares subject to each option and the exercise price for such option, provided that the exercise price may not be less than the fair market value of a Share on the date the option is granted. However, for an ISO granted to a 10% stockholder, the exercise price shall not be less than 110% of the fair market value of common stock on the date the option is granted.

Generally, options may be exercised in whole or in part through a cash payment. The Compensation Committee, however, may in its discretion permit payment of the exercise price through other methods. For example, the Compensation Committee may permit the option holder to pay the exercise price of an option through the surrender of previously acquired Shares or to “net settle” an option (which involves the cancellation of a portion of the option to cover the cost of exercising the balance of the option). An outstanding in-the-money option will generally be automatically exercised and net-settled immediately prior to its expiration, so long as the participant’s service has not been terminated for cause (and no basis for such a termination then exists).

Options shall be exercisable in accordance with the terms of the applicable award agreement. The maximum term of an option shall be determined by the Compensation Committee but will not exceed 10 years (5 years in the case of ISOs granted to a 10% stockholder). In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of common stock with respect to which such ISOs become exercisable for the first time during any calendar year cannot exceed $100,000. ISOs granted in excess of this limitation will be treated as non-qualified stock options.

Stock Appreciation Rights

A SAR represents the right to receive, upon exercise, any appreciation in a Share over a particular time period. SARs shall be exercisable in accordance with the terms of the applicable award agreement. The base price of a SAR shall not be less than the fair market value of a Share on the date the SAR is granted. The maximum term of a SAR shall be determined by the Compensation Committee but shall not exceed 10 years. SAR payouts may be made in cash, Shares, or a combination of both, at the Compensation Committee’s discretion.

Each individual award agreement for a stock option or SAR will dictate to what extent, if any, the stock option or SAR will remain exercisable upon or following termination of employment or other service.

Restricted Stock

A restricted stock award is a grant of Shares that are subject to forfeiture and transfer restrictions during a specified period. The Compensation Committee will determine the price, if any, to be paid by the participant for each Share of restricted stock. If there are specified vesting conditions that are not attained, the underlying common stock will be forfeited to us. Conversely, if and when specified vesting conditions are satisfied, the restrictions imposed will lapse. During the restriction period, a participant will have the right to vote the Shares underlying the restricted stock. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon termination of service a participant will forfeit all restricted stock that then remains subject to forfeiture.

Restricted Stock Units

An RSU represents a right to receive an amount equal to the fair market value of one Share and may be conditioned on the achievement of specified vesting conditions. An RSU may be settled in Shares, cash or a combination of both, at the discretion of the Compensation Committee. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon a termination of service, a participant will forfeit any RSUs that then remain subject to forfeiture.

Other Stock-Based Awards

Other stock-based awards may be granted to participants (including awards to receive unrestricted shares, or awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock). The Compensation Committee will determine the terms and conditions of each such award, including, as applicable, the term, any exercise or purchase price, vesting conditions and other terms and conditions.

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Cash-Based Awards

Cash-based awards (including immediate cash payments) may be granted to participants, either alone or in conjunction with other awards under the 2026 Plan. Cash-based awards may be granted in lieu of other compensation, subject to applicable law. The Compensation Committee will determine the terms and conditions of each such award, including, if applicable, vesting conditions.

Dividends and Dividend Equivalents Rights

No dividends or dividend equivalent rights will be payable with respect to options or SARs.

Dividends that become payable with respect to restricted stock while it remains subject to restriction may, in the Compensation Committee’s discretion, be subjected to the same vesting conditions as the restricted stock to which they relate. The Compensation Committee may alternatively require that the dividends be reinvested in additional Shares of restricted stock, which may, in the Compensation Committee’s discretion, be subjected to the same vesting conditions as the restricted stock to which they relate.

Dividend equivalent rights may be granted in connection with restricted stock units and other stock-based awards under the 2026 Plan in the discretion of the Compensation Committee. A dividend equivalent right entitles the participant to payments or credits equal to the cash dividends that would otherwise have been paid with respect to the Shares underlying the award, had such Shares been outstanding on the dividend payment date. The Compensation Committee may provide that dividend equivalent rights will be paid or credited in cash or Shares. Dividend equivalent rights granted under the 2026 Plan may, in the Compensation Committee’s discretion, be subject to the same vesting conditions as the underlying awards to which they relate.

Adjustments

If the number of outstanding Shares is increased or decreased or our common stock is changed into or exchanged for a different number or kind of our shares or other securities on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in our outstanding Shares effected without receipt of consideration by us, or there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by us, the Compensation Committee shall, in such manner as it deems equitable, make adjustments to the number and kind of shares issuable under the 2026 Plan, the number and kind of shares subject to outstanding awards, the exercise prices of outstanding awards and any other affected term or condition of the 2026 Plan or outstanding awards.

Corporate Transactions

Unless otherwise specified in the applicable award agreement and subject to the “Change in Control” section below, in the event of a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of our assets, or the acquisition of assets or stock of another entity by us, or other corporate transaction involving us (each, a “Corporate Transaction”), outstanding awards will be treated in accordance with the applicable transaction agreement. If no treatment is provided for in the transaction agreement, each award holder will be entitled to receive the same consideration that our stockholders receive in the transaction for each Share subject to the award upon the exercise, payment or transfer in respect of the award, but unless otherwise determined by the Compensation Committee, the award will remain subject to the same terms, conditions and performance criteria applicable to the awards before the Corporate Transaction. In addition, if a Corporate Transaction occurs, outstanding stock options and SARs may be cancelled at the election of the Compensation Committee if (i) the holders of such awards are afforded the opportunity to exercise those awards immediately prior to (and contingent upon the occurrence of) the transaction, to the extent otherwise exercisable, or (ii) with respect to each Share subject to such an award, the holder is paid the excess (if any) of the per share consideration paid to our stockholders in the transaction, minus the applicable option or SAR exercise price. The Compensation Committee is not required to treat each award uniformly upon a Corporate Transaction.

Change in Control

Unless otherwise specified in the applicable award agreement or any applicable transaction document, outstanding awards will be treated as follows upon the occurrence of a change in control, subject to the requirements of Section 409A of the Internal Revenue Code.

•	For awards granted to non-employee directors, all vesting conditions will be deemed satisfied.
•	For awards granted to all other service providers:
	–	If the awards are assumed, converted or replaced by the resulting entity, there is no automatic single trigger vesting and the awards (as adjusted to reflect the transaction) will continue in accordance with their terms. However, if within two years after the change in control, the participant’s service is terminated without “cause” or for “good reason,” then (subject to the execution of a release, if required by the applicable award agreement) time-based vesting conditions will be deemed satisfied, and performance-based vesting conditions for open performance periods will be deemed satisfied at the greater of the “target” or “actual” performance level, as determined by the Compensation Committee in its discretion.
	–	If the awards are not assumed, converted or replaced by the resulting entity, then time-based vesting conditions will be deemed satisfied and performance-based vesting conditions for open performance periods will be deemed satisfied at the greater of the “target” or “actual” performance level, as determined by the Compensation Committee in its discretion.

Repricing Prohibited

The Compensation Committee and the Board may not reprice options or SARs without stockholder approval, whether such repricing is accomplished by (i) means of a cancellation/re-grant program, whereby outstanding options or SARs are cancelled and

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replacement options or SARs are granted with a lower exercise or base price; (ii) cancellation of outstanding options or SARs with an exercise or base price in excess of the then current fair market value per share for consideration payable in our equity securities or cash; (iii) any other action that may be considered “repricing” under GAAP or the stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted; or (iv) otherwise directly reducing the exercise or base price of outstanding options or SARs (except in each case for appropriate adjustments in connection with certain corporate events or transactions).

Clawback and Other Policies

In the event of a participant’s serious misconduct or activity in competition with our business, the Compensation Committee may cancel all or a portion of any outstanding award granted to the participant (regardless of whether such award is vested or deferred) or, if the misconduct or competitive activity occurs within one year of the exercise or payment of an award, require the participant to repay us for any gain realized or payment received. This clawback provision will only apply prior to the occurrence of a change in control of the Company.

Additionally, the 2026 Plan provides that each participant will be subject to any current or future clawback policy of the Company that is applicable to the participant or any clawback that may be required by applicable law (including, without limitation, the Company’s Policy Relating to Recovery of Erroneously Awarded Compensation, effective as of October 2, 2023. Further, all awards and associated Shares will also be subject to the Company’s stock ownership, securities trading, anti-hedging, anti-pledging and other similar policies, as in effect from time to time.

Miscellaneous

Generally, awards granted under the 2026 Plan may not be transferred, except by will or intestate succession. However, the Compensation Committee may in its discretion authorize the gratuitous transfer of awards (other than ISOs) to family members of the participant, partnerships owned by such family members, trusts for the benefit of such family members or other similar estate planning vehicles.

Awards under the 2026 Plan will be subject to withholding for applicable taxes, to the extent required by law, and the Compensation Committee may authorize the withholding of Shares subject to an award to satisfy required tax withholding.

Awards under the 2026 Plan are generally intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code and will be interpreted accordingly. However, we do not guaranty any particular tax treatment for any award under the 2026 Plan.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally arise with respect to awards, based on the federal tax laws in effect as of the date of this proxy statement. This summary is not intended to constitute (and is not) tax advice, and assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to tax laws could alter the consequences described below, and participants are urged to consult their tax advisors regarding their specific circumstances.

Incentive Stock Options

A participant will not recognize ordinary income tax upon an ISO’s grant. Also, except as described below, a participant will not recognize ordinary income tax upon an ISO’s exercise if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the exercise. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonqualified Stock Options.” An ISO’s exercise may subject the participant to the alternative minimum tax.

A participant will recognize ordinary income tax upon the sale of the shares acquired upon exercise of an ISO at a profit (if sales proceeds exceed the exercise price). If a participant sells the shares more than two years after the option’s grant and more than one year after its exercise, then all of the profit will be subject to long-term capital gains tax. If a participant sells the shares prior to satisfying these holding periods, then the participant will have engaged in a disqualifying disposition for purposes of Section 422 of the Code and the profit of the amount at which the shares are sold over the exercise price will be subject to ordinary income tax (and the Company may be entitled to a federal income tax deduction with respect to such income). Any additional gain recognized upon the sale will be treated as capital gain for which the Company will not be entitled to a deduction (the gain will be treated as long term if the participant has held the shares for more than one year and otherwise will be treated as short term). If a participant sells the shares at a price that is less than the exercise price, then the loss will be treated as a capital loss for which the Company will not be entitled to a deduction (the loss will be treated as long term if the participant held the shares for more than one year and otherwise will be treated as short term).

Nonqualified Stock Options

A participant will not recognize ordinary income tax upon a nonqualified stock option’s grant. A participant will recognize compensation income upon a nonqualified stock option’s exercise equal to the value of the shares on the exercise date less the exercise price. Upon sale of the shares, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the exercise date. This capital gain or loss will be treated as long term if the participant has held the stock for more than one year and otherwise will be treated as short term. The Company generally will be entitled to a federal income tax deduction with respect to the participant’s compensation income.

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Stock Appreciation Rights

A participant will not recognize ordinary income tax upon a SAR’s grant. A participant will recognize ordinary income tax upon the SAR’s exercise equal to the value of cash and/or the fair market value (measured on the exercise date) of the shares received by the participant. This amount will be subject to income tax withholding. The Company generally will be entitled to a federal income tax deduction with respect to the participant’s compensation income.

Restricted Stock

Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize ordinary income tax, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable or is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income tax equal to the fair market value of the shares as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income tax as of the date of grant equal to the fair market value of the shares as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the election under Section 83(b).

Restricted Stock Units

A participant will not recognize ordinary income tax, and the Company will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a restricted stock unit award, a participant will recognize ordinary income tax equal to the fair market value of the shares or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time.

Other Stock-Based Awards

The taxation of other stock-based awards will depend on the design of such awards.

Cash-Based Awards

Generally, any cash payments a participant receives in connection with a cash-based award under the 2026 Plan are taxable as ordinary income in the year received or made available to the participant without substantial limitations or restrictions.

Equity Compensation Plan Information

The table below sets forth information with respect to compensation plans under which equity securities of FMC are authorized for issuance as of December 31, 2025. All of the equity compensation plans pursuant to which we are currently granting equity awards have been approved by stockholders.

(Shares in thousands)	Number of Securities to be issued upon exercise of outstanding options and restricted stock awards (A)(2)	Weighted-average exercise price of outstanding options awards (B)(1) ($)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (C)
Equity Compensation Plans approved by stockholders	4,480	62.81	2,500
Equity Compensation Plans not approved by stockholders	—	—	—
TOTAL	4,480	62.81	2,500
(1)	Taking into account all outstanding awards included in this table, the weighted-average exercise price of such stock options is $62.81 and the weighted-average term-to-expiration is 6.4 years.
(2)	Includes 3,404 thousand stock options and 1,033 thousand restricted stock awards granted to employees and 43 thousand unvested restricted stock units granted to directors but does not include 212 thousand vested deferred restricted stock units held by directors.

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New Plan Benefits

The table below sets forth the new plan benefits granted to the individuals and groups identified in the table below. As described above, if the 2026 Plan is not approved by our stockholders at the Annual Meeting, all awards granted under the 2026 Plan prior to the Annual Meeting, including those awards reflected in the table below, will automatically be forfeited and no Shares will be delivered pursuant to any award.

The restricted stock units granted to Mr. Barry generally will fully vest on the date of the Annual Meeting, subject to his continued service through the vesting date, while the restricted stock units granted to our executive officers and other employees generally will vest one-third on each anniversary of the grant date, subject to their continued employment through each vesting date. The performance stock units granted to our executive officers will vest over a three-year performance period subject to the Company’s achievement of performance metrics relating to either ROIC or rTSR and their continued employment through the third anniversary of the grant date.

The closing price of our common stock on February 27, 2026 was $14.74.

Name and Position[1]	Target Value[2] ($)	Target Number of Shares[2]
Pierre Brondeau, Chairman, Chief Executive Officer and President	8,500,000	543,896
Andrew Sandifer, Executive Vice President and Chief Financial Officer	2,200,000	140,774
Jacqueline Scanlan, Executive Vice President and Chief Human Resources Officer	1,100,000	70,388
Thaisa Hugenneyer, Executive Vice President, Integrated Supply Chain	600,000	38,394
Seva Rostovtsev, Executive Vice President, Chief Technology Officer	750,000	47,992
All current executive officers as a group (6 persons)	14,050,000	899,034
All non-employee directors as a group (1 persons)	23,014	1,562
All employees, including current officers who are not executive officers, as a group (213 persons)	17,248,000	1,103,783
(1)	Our non-employee directors (other than Mr. Barry) as well as Messrs. Pereira and Reilly have been omitted from this table because they were not eligible to receive an award under, or otherwise participate in, the 2026 Plan as of the date of this proxy statement.
(2)	Amounts in this column reflect grants of performance stock units and/or restricted stock units issued under the 2026 Plan. The number of shares of Common Stock subject to the performance stock units assumes that target level of performance is achieved.

Other than with respect to annual grants of restricted stock units to our non-employee directors that will be made on the close of business on the date of the Annual Meeting (which such grants shall have a grant date fair value of $140,000), all future awards under the 2026 Plan are subject to the discretion of the plan administrator and are not currently determinable, and therefore it is not possible to determine the benefits that will be received in the future by other participants in the 2026 Plan.

Registration with the SEC

On February 4, 2026, we filed a registration statement on Form S-8 pursuant to the Securities Act of 1933, as amended, to register the 5,250,000 Shares which may become available pursuant to the 2026 Plan if the 2026 Plan is approved by our stockholders at the Annual Meeting.

The Board of Directors recommends a vote FOR approval of the FMC 2026 Incentive Stock Plan.

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III.      BOARD OF DIRECTORS

Director Qualifications

Directors are selected based on integrity, successful business experience, stature in their own fields of endeavor and the diversity of perspectives they bring to the Board. Desired attributes of all directors include: (i) ability to reach thoughtful, independent and logical judgments on difficult and complex issues; (ii) demonstrated leadership; (iii) knowledge, experience and skills in at least one specialty area relevant to the Company’s lines of business; (iv) accountability; (v) objectivity; and (vi) willingness and ability to cooperate and engage with other members of the Board openly and constructively. Directors must also be able to view the issues the Company faces from the stockholders’ perspective and be committed to representing the long-term interests of our stockholders. Our Statement of Governance Principles, Policies and Procedures requires that a substantial majority of directors (at least two thirds) must be independent. We also require that our directors be able to commit the time necessary to ensure the diligent performance of their duties.

In addition, the Board as a whole should reflect a range of experience, skills, personal backgrounds, and expertise that encompass the broad range of issues which we face as a global agricultural sciences company. Areas of interest may include: (i)  senior management (C-suite); (ii) global business; (iii) accounting or financial; (iv) innovation; (v) agriculture and related industry; (vi) sustainability/ESG; (vii) government, public affairs, or regulatory; (viii) human capital or talent management; (ix) corporate strategy or M&A; (x) public company governance; and (xi) cybersecurity. To understand the context in which these skills, personal backgrounds, and expertise are required, please see the description of the Company in the “Executive Summary” of the Compensation Discussion and Analysis section.

We believe that maintaining a Board membership with varying backgrounds, skills, expertise and other differentiating personal characteristics enhances the quality and diversity of thought in the Board’s deliberations and enables the Board to better represent all of the Company’s constituents. In addition to reviewing a candidate’s background and accomplishments, candidates are evaluated in the context of the current composition of the Board and the evolving needs of the Company. In seeking candidates who possess diversity of experience, background and perspective, the Nominating and Corporate Governance Committee assesses a broad set of candidates whose diversity is based on race/ethnicity, gender, industry experience, type of position held, and other board experience. In addition to reviewing a candidate’s background and accomplishments, candidates are evaluated in the context of the current composition of the Board and the evolving needs of the Company. Michael F. Barry, who is up for election for the first time at this 2026 Annual Meeting, was recommended to our Board by another non-management director.

The table below highlights the qualifications and experience of each director nominee to be a member of our Board of Directors, identifying the unique capabilities and perspectives that the director nominee brings to effectively represent the interests of our stockholders and also to effectively oversee and advise management. While a dot notation indicates competency or experience in the relevant area, this summary is not intended to be an exhaustive list of each director nominee’s capabilities, skills or insights which are valued by the Board.

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FMC Corporation Board of Directors — 2026 Nominees
KEY SKILLS/COMPETENCIES
Senior Management (C-suite) Experience	●	●	●	●	●	●	●	●	●	●
Global Business Experience — managed multinational/global business	●	●	●	●	●	●		●	●	●
Accounting or Financial Expertise — meets SEC audit committee financial expert standard or current/former CPA		●	●	●				●
Innovation Experience — experience managing innovation, R&D, or information technology	●	●		●	●	●		●	●	●
Agriculture Industry experience — managed business involved in agriculture or has served as director >3 years on ag-related company	●	●	●		●	●	●		●	●
Sustainability/ESG Experience — experience on sustainability issues or managed organization with significant environmental, health or safety issues	●	●		●	●	●	●	●	●	●
Government/Public Affairs/Regulatory Experience — experience as former government official, public affairs professional or regulator, or management of regulated business	●						●		●	●
Human Capital/Talent Management Experience — managed large organization or HR function	●	●	●	●	●	●	●	●	●	●
Corporate Strategy/M&A Experience — managed corporate strategy or significant M&A transactions	●	●	●	●	●	●		●	●	●
Public Company Governance Experience — experience as officer or director of public company	●	●	●	●	●	●	●	●	●	●
Cybersecurity Experience — experience managing/mitigating information technology, data privacy and cybersecurity risks/threats and/or implementing strategies to prevent same			●					●

The professional experience, qualifications, skills and expertise of each director nominee is set forth below.

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Nominees for Director

New Term Expiring in 2027

Pierre Brondeau

Principal Occupation: Chairman, Chief Executive Officer and President of FMC Corporation

Age: 68

Director Since: 2010

Non-Independent Employee Director and Chairman of the Board, Executive Committee Chair

Mr. Brondeau became Chief Executive Officer in June 2024, became President in December 2025, and has served as Chairman of the Board since October 2010. He was also Chief Executive Officer of FMC from January 2010 until May 2020, President from January 2010 until May 2018, and Executive Chairman from June 2020 to April 2021. Before joining the Company as President and Chief Executive Officer in January 2010, Mr. Brondeau served as President and Chief Executive Officer, Dow Advanced Materials Division, until his retirement in September 2009. Prior to Dow’s acquisition of Rohm and Haas Company in April 2009, he was President and Chief Operating Officer of Rohm and Haas from May 2008. Mr. Brondeau held numerous executive positions during his tenure at Rohm and Haas from 1989 through May 2008 in Europe and the United States, with global responsibilities for marketing, sales, research and development, engineering, technology and operations.

Other Board Experience

Mr. Brondeau previously served as a member of the Board of Directors of TE Connectivity Ltd., was a member of the Board of Directors of Marathon Oil, and also served as a member of the Board of Directors of Livent Corporation through the closing of its merger with Allkem Limited.

Qualifications

Mr. Brondeau has extensive senior executive leadership experience at large multi-national public companies engaged in the agriculture, specialty materials and chemicals industries, as well as many years of international business experience in the United States and Europe. In addition, he has significant expertise in finance and mergers and acquisitions, as well as other areas of business, all of which make him an important contributor to the Board. Having effectively led the Company through prior downturns in the agriculture cycle, he is well positioned to lead the Board and the Company at this time. Mr. Brondeau has a Ph.D. in Biochemical Engineering.

Michael F. Barry

Principal Occupation: Former Chief Executive Officer and President of Quaker Chemical Corporation (“Quaker Houghton”), a global leader in industrial process fluids

Age: 67

Director Since: 2026

Independent Director

Mr. Barry has served as the Chairman of the Board of Directors of Quaker Houghton since 2009. He served as Chief Executive Officer and President of Quaker Houghton from October 2008 until his retirement in November 2021. He also held various leadership and executive positions of increasing responsibility since joining Quaker Houghton in 1998, including serving as its Chief Financial Officer.

Other Board Experience

Mr. Barry serves as Chair of the Board of Directors of Quaker Houghton and also serves as a member of its Sustainability Committee. He previously served as a member of the boards of directors of Rogers Corporation from 2010 until 2020, and Arcadium Lithium plc from 2018 until 2025.

Qualifications

Mr. Barry has extensive and valuable chemical industry experience acquired through critical leadership positions with Quaker Houghton. He has extensive knowledge of accounting and finance, financial reporting, risk assessment, industrial marketing and services, organizational development, global organizations, governance, strategic planning, corporate development, research and development, and manufacturing. He has complementary experience and continuing education in corporate governance through his prior service as the Chief Executive Officer of Quaker Houghton and current and former service on the boards of other public companies. Mr. Barry meets the SEC requirements for an “audit committee financial expert” and is “financially literate” as defined by the NYSE.

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Eduardo E. Cordeiro

Principal Occupation: Former Executive Vice President, Chief Financial Officer, and President, Americas Region, of Cabot Corporation, a global specialty chemicals and performance materials company

Age: 58

Director Since: 2011

Independent Director, Audit Committee Chair

Mr. Cordeiro served as Executive Vice President and Chief Financial Officer of Cabot Corporation from 2009 until May 2018, and served as an advisor to Cabot through the remainder of 2018. He joined Cabot in 1998 and has held several corporate, business and executive management positions including General Manager of Cabot’s Fumed Metal Oxides and Tantalum businesses, Vice President of Corporate Strategy, and President of the Americas Region. Prior to joining Cabot, Mr. Cordeiro was a consultant with The Boston Consulting Group and a founding partner of The Economics Resource Group.

Other Board Experience

Mr. Cordeiro is a member of the Boards of Directors of Owens Corning and Indicor, LLC.

Qualifications

Mr. Cordeiro brings extensive strategy, finance and chemical industry experience to the Board. He has developed corporate strategy experience working for The Boston Consulting Group and more specifically chemical industry strategy experience leading Cabot’s corporate strategy function. He also brings deep financial experience having held multiple finance roles at Cabot throughout his twenty-year career, including, most recently, the CFO position. Mr. Cordeiro also brings operational and chemical industry business experience to the Board having been General Manager for two of Cabot’s core specialty chemical businesses. During his tenure on the Company’s Board, he has helped guide FMC’s transition from a diversified specialty chemical company to its current focus on agriculture, and he has experienced the cyclical nature of the agricultural industry, providing him with insights and perspective that are particularly valuable to the Company at this time. Mr. Cordeiro meets the SEC requirements for an “audit committee financial expert” and is “financially literate” as defined by the NYSE.

Carol Anthony (“John”) Davidson

Principal Occupation: Former Senior Vice President, Controller and Chief Accounting Officer of Tyco International, a diversified industrial products and services company

Age: 70

Director Since: 2020

Independent Director, Nominating and Corporate Governance Committee Chair

Mr. Davidson was elected to the Company’s Board of Directors in July 2020. He served as Senior Vice President, Controller and Chief Accounting Officer of Tyco International from 2004 to 2012 where he led financial reporting, internal controls and accounting policies and processes. Prior to Tyco, Mr. Davidson held senior global leadership positions in finance and related disciplines at Eastman Kodak Company and Dell Computer Corporation. He is a Certified Public Accountant and began his career at Arthur Andersen & Co.

Other Board Experience

Mr. Davidson is the Chair of the Board of Directors of TE Connectivity Ltd. Mr. Davidson is also a member of the Independent Audit Quality Committee of Ernst & Young, LLP. He previously was a member of the Boards of Directors of International Flavors & Fragrances Inc., Allergan, Plc, and Legg Mason, Inc., and served on the board of governors of the Financial Industry Regulatory Authority, which regulates and oversees the U.S. financial industry in the interest of investor protection and market integrity.

Qualifications

Mr. Davidson was a trustee of the Financial Accounting Foundation, an organization that oversees the processes for setting financial accounting and reporting standards in the U.S. He has a strong track record of building and leading global teams and implementing governance and controls processes. He brings to the Board his extensive experience as a finance leader in global corporations across multiple industries. Mr. Davidson meets the SEC requirements for an “audit committee financial expert” and is “financially literate” as defined by the NYSE. Mr. Davidson also has received the “CERT Certificate in Cyber-Risk Oversight” from the National Association of Corporate Directors.

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Kathy L. Fortmann Principal Occupation: CEO of Amyris, Inc., a synthetic biology company Age: 58 Director Since: 2022 Independent Director

Ms. Fortmann has served as Chief Executive Officer of Amyris, Inc., a synthetic biology company, since May 2024. She most recently served, from September 2021 to November 2023, as CEO of ACOMO N.V. (formerly known as Amsterdam Commodities N.V.), a Euronext Amsterdam-listed natural food ingredients company. Ms. Fortmann began her career with DuPont where she held many technical and business roles over her fifteen-year tenure there. From September 2017 through March 2020, she was employed by Royal FrieslandCampina N.V. as its President, FrieslandCampina Ingredients, where she restructured its food ingredients business. In April 2020, she joined International Flavors & Fragrances Inc. where she led the integration of the company and DuPont’s ingredients businesses to form the largest ($6 billion) business within International Flavors & Fragrances from 2020 to 2021.

Other Board Experience

Ms. Fortmann is a member of the Board of Directors of PPG Industries, Inc. Ms. Fortmann served on the Board of Directors of James Finlay Limited from December 2019 to September 2021 and served on the Board of Directors of ACOMO N.V. from September 2021 to November 2023.

Qualifications

With a significant portion of the Company’s business being in EMEA, Ms. Fortmann’s experience living and working in the European market provides a valuable perspective on the Board. Further, Ms. Fortmann has significant experience managing global business operations in industries directly connected to agriculture. Her background related to sustainability and mergers and acquisitions also makes her well qualified to serve as a director.

K’Lynne Johnson

Principal Occupation: Former CEO, President and Executive Chair of Elevance Renewable Sciences, Inc., a global specialty chemicals company

Age: 57

Director Since: 2013

Independent Director, Compensation and Human Capital Committee Chair

Ms. Johnson was Executive Chair of Elevance Renewable Sciences, Inc., a specialty “green” chemicals company providing high performance, cost competitive products for the polymers, coating, cleaning, personal care and performance was markets, from October 2015 until February 2016 following eight years as its CEO and President. Prior to joining Elevance, Ms. Johnson served as Senior Vice President of the Global Derivatives operating company within BP Innovene, one of the world’s largest global petrochemical and refining companies. She has served in a variety of leadership and executive positions for twenty-five years at Amoco Corporation, BP Chemicals, BP Innovene and Elevance. Within BP and Amoco, she worked in a variety of roles covering general business management, supply chain optimization, HR management, strategy, and organizational development and effectiveness.

Other Board Experience

Ms. Johnson is the Chair of the Board of Directors of Trinseo S.A., a global manufacturer of plastic, latex binders and synthetic rubber. She is also a member of the Boards of Directors of J.M. Huber Corporation, a portfolio management company providing industrial products and engineered materials solutions, BlueScope Steel Limited, a global steel manufacturer, and was previously a member of the Board of Directors of Sylvatex Inc., an early stage nano chemicals company.

Qualifications

As a result of her work experience, Ms. Johnson has acquired significant knowledge of Asia and Europe, markets which represent a significant portion of the Company’s business, as well as new technology and technology development particularly related to chemicals and related innovative technologies. Given the Company’s patented crop protection technologies and discovery research capabilities, such expertise is invaluable to the Board. During Ms. Johnson’s tenure on the Company’s Board, she has helped guide FMC’s transition from a diversified specialty chemical company to its current focus on agriculture, and she has experienced the cyclical nature of the agricultural industry, providing her with insights and perspective that are particularly valuable to the Company at this time.

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Dirk A. Kempthorne Principal Occupation: Retired President and CEO, American Council of Life Insurers Age: 74 Director Since: 2009 Independent Director, Sustainability Committee Chair

Governor Kempthorne has served as the President of the Kempthorne Group, a private consulting firm, since 2009 and served as President and CEO of the American Council of Life Insurers from 2010 to 2018. Prior to that, he served as the 49th United States Secretary of the Interior from June 2006 until January 2009. From January 1999 until his appointment as Secretary of the Interior, Governor Kempthorne served as the Governor of Idaho. He also served as the Mayor of Boise, Idaho from 1986 to 1993 and a United States Senator from Idaho from 1993-1999. Governor Kempthorne has been Chairman of the National Governors Association, Chairman of the Western Governors Association and President of the Council of State Governments. He also served as a member of the Homeland Security Task Force.

Other Board Experience

Governor Kempthorne is a member of the Boards of Directors of Olympic Steel Inc., a metal distributor and processor, and Robert Half Inc., and international human resources consulting firm and staffing company.

Qualifications

Governor Kempthorne’s lengthy experience in government, both on the federal and state level, makes him well qualified to serve as a director of the Company, which interfaces with numerous regulatory agencies in several facets of its operations. In his various governmental positions, Governor Kempthorne was responsible for submitting budgets for governmental entities, fulfilling fiduciary responsibilities for the proper use of such funds, addressing inquiries from rating agencies and adhering to the highest accounting and ethical standards. During his tenure on the Company’s Board, Governor Kempthorne has helped guide FMC’s transition from a diversified specialty chemical company to its current focus on agriculture, and he has experienced the cyclical nature of the agricultural industry, providing him with insights and perspective that are particularly valuable to the Company at this time.

Steven T. Merkt

Principal Occupation: Former President of TE Connectivity’s Transportation Solutions Segment, a leading connector and sensor solutions supplier to the automotive and commercial vehicle sector

Age: 58

Independent Director

Mr. Merkt joined TE Connectivity in 1989 and held roles of increasing responsibility until his retirement in 2024. He became President of TE Connectivity’s Transportation Solutions business in 2012 and under his leadership the segment grew from $3 billion in revenue with a 14% operating income to $10 billion with operating income exceeding 20%. During that time, he led a global organization of over 50,000 employees, including a technology team of 6,000 engineers, and was responsible for overseeing the development of a robust innovation pipeline. He also oversaw manufacturing operations in more than 20 countries, ensuring operational excellence, cybersecurity, and scalability in diverse global markets, including the review of regulatory and security compliance for information systems. In addition to his leadership of the business, Mr. Merkt played a key role in the acquisition or divestment of over twenty companies and oversaw key sustainability initiatives and corporate governance practices. Earlier in his career, he held multiple senior leadership roles, including President of the Global Automotive business, based in Germany, and Vice President of the Asia Pacific Automotive business, based in China.

Other Board Experience

Mr. Merkt was a member of the Board of Directors of Arcadium Lithium plc and was a member of the Board of Directors of one of Arcadium Lithium plc’s predecessor companies, Livent Corporation.

Qualifications

Mr. Merkt’s deep experience in operating and growing an international manufacturing business through operating excellence, cybersecurity, innovation, and M&A will provide valuable capabilities for the Board to oversee and support management. His prior board service has provided experience on successfully managing through complex Board governance issues which will be useful as the Board continues its refreshment process. Beyond his operating and board experience, at TE Connectivity he oversaw key sustainability initiatives and corporate governance practices, ensuring the segment’s continued commitment to responsible operations and alignment with global environmental standards, which align well with the Company’s objectives. Mr. Merkt meets the SEC requirements for an “audit committee financial expert” and is “financially literate” as defined by the NYSE.

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John M. Raines

Principal Occupation: Former President of Digital Agriculture and Consumer Goods of TELUS Corporation, a global communications technology company

Age: 59

Director Since: 2024

Independent Director

Mr. Raines served as President of Digital Agriculture and Consumer Goods of TELUS Corporation from October 2021 until January 2024. In his role at TELUS, Mr. Raines was responsible for accelerating the growth and performance of the agribusiness and consumer software segment of TELUS’ business through the acquisition and development of digital technology. Prior to joining TELUS, Mr. Raines served as the Chief Commercial Officer of The Climate Corporation from October 2013 until November 2021, where he was responsible for developing a robust digital infrastructure to leverage artificial intelligence, machine learning, and cloud computing in the agricultural industry. Earlier in his career, he held roles of increasing responsibility over the course of fourteen years with Monsanto Company, including leadership roles in Monsanto’s US and Asia-Pacific regional businesses, as well as serving as Senior Vice President, Business Affairs, where he interacted with state and federal regulators and policymakers.

Other Board Experience

Mr. Raines is the President of Paris Bancshares, Inc. and serves as a member of the Board of Directors for TPNB Bank, Sydenstricker Nobbe Partners, and the University of Missouri Board of Curators.

Qualifications

Mr. Raines’ experience as a global executive of major agriculture and food businesses, particularly his oversight of M&A transactions and implementation of modern technology into the agriculture sector to help drive sustainable farming practices, enables him to provide significant value as a member of the Board. Mr. Raines also brings a wealth of business acumen, decades of experience leading global teams, and prior experience as a public affairs professional, which allow him to be a key contributor to the Board. Mr. Raines is “financially literate” as defined by the NYSE.

Patricia Verduin, Ph.D. Principal Occupation: Former Chief Technology & Science Officer, Colgate Palmolive Company, a consumer products company Age: 66 Director Since: 2023 Independent Director

Dr. Patricia Verduin served as Chief Technology & Science Officer of Colgate-Palmolive Company, a NYSE-listed multinational consumer products company, from 2009 to 2023, where she navigated complex global regulatory environments and led a global team of over 2,000 scientists, engineers, designers, regulatory, and compliance specialists. In her role at Colgate-Palmolive Company, Dr. Verduin had responsibility for driving product formula, manufacturing, and product related sustainable footprint improvements. Prior to her role at Colgate-Palmolive Company, she held leadership positions at ConAgra Foods (now known as Conagra Brands, Inc.), Nabisco, and the Consumer Brands Association.

Other Board Experience

Dr. Verduin is a member of the Boards of Directors of Reckitt Benckiser Group PLC where she serves as the Chair of the Compliance Committee, Ingredion Corporation, Avient Corporation, and the Valley Hospital of Ridgewood, NJ. Dr. Verduin previously served on the Boards of Directors of Monsanto Company until it was acquired by Bayer in June 2018 and the Charcot-Marie-Tooth Organization.

Qualifications

Dr. Verduin has extensive experience driving innovation and a broad skillset in research and development, pipeline growth and plant science, which enable her to provide insights to the Board. Dr. Verduin also brings experience in sustainability and ESG, including management of the social and environmental impact of products and driving sustainability improvements. Her experience at Conagra and Monsanto Company bring valuable perspectives on the agriculture industry and markets. Dr. Verduin also holds a PhD in Food Chemistry from Rutgers University.

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IV.    INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings

During 2025, the Board of Directors held eight meetings. All incumbent directors attended at least 75% of the total number of meetings of the Board and all Committees on which they served. The average attendance rate for all incumbent directors for the meetings of the Board and all Committees on which they served was 94%.

Committees and Independence of Directors

The Board of Directors has five standing Committees: an Audit Committee, a Compensation and Human Capital Committee, a Nominating and Corporate Governance Committee, an Executive Committee, and a Sustainability Committee.

The Audit Committee, Compensation and Human Capital Committee, Nominating and Corporate Governance Committee and Sustainability Committee are all composed of non-employee directors, each of whom has been determined by the Board to be independent on the basis set forth below. With the exception of the Chairman, Chief Executive Officer and President (Mr. Brondeau), no director or nominee is currently, or was within the past three years, employed by the Company, its subsidiaries or affiliates. Mr. Brondeau has been employed by the Company since June 11, 2024.

The Board has affirmatively determined that none of the non-employee directors has any material business, family or other relationship with the Company, its subsidiaries or affiliates other than as a director, and that they all qualify as independent. Specifically, the independent directors are Messrs. Barry, Cordeiro, Davidson, Kempthorne, Merkt and Raines, and Mses. Fortmann, Johnson, and Dr. Verduin. Messrs. Greer, DiSilvestro and Pallash and Ms. Øvrum also each qualified as an independent director during their respective terms as director. In order to be considered independent by the Board, a director or nominee must meet the requirements set forth in the SEC and New York Stock Exchange (“NYSE”) rules regarding independence.

In evaluating the independence of all directors, the Board considered all transactions in which the Company and any director had an interest, including all purchases and sales with other companies on which a director served on that company’s board. The Board determined in each case that such purchases and sales were de minimis, comprising less than 0.3% of the Company’s revenues. The Board evaluated these transactions and determined that they arose in the ordinary course of business and on the same terms and conditions available to other customers and suppliers, and that such transactions would not affect the independence of the corresponding director’s judgment as a member of the Company’s Board. One of our non-employee directors, Mr. Davidson, serves on the Independent Audit Quality Committee of Ernst & Young, LLP. In such capacity, Mr. Davidson is engaged as a consultant and receives an annual consulting fee; however, Mr. Davidson does not receive any special compensation from FMC for service on such committee. In recent years, Ernst & Young, LLP received payment from FMC for fees related to financial consulting services performed by Ernst  & Young, LLP but is not FMC’s independent registered public accountant. The Board has determined that because Mr. Davidson is not a partner, member, or officer of Ernst & Young, LLP and because Mr.  Davidson’s membership on the Independent Audit Quality Committee of Ernst & Young, LLP is not linked in any way to the contractual relationship between FMC and Ernst & Young, LLP, Mr. Davidson does not have a material interest in that relationship, and accordingly, Mr. Davidson’s service on the Independent Audit Quality Committee of Ernst & Young, LLP does not impair his independence under the independence standards applied by the Board.

The Nominating and Corporate Governance Committee has evaluated the current board positions of each director and determined that, as of the date of this proxy statement, each current director is in compliance with our Statement of Governance Principles, Policies, and Procedures and does not otherwise have excessive commitments which would meaningfully detract from their ability to serve effectively on the Board.

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Audit Committee

The Board of Directors has adopted a written charter that outlines the duties of the Audit Committee, including conducting an annual self-assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents.” The principal duties of this Committee, among other things, include:

•	Review and discuss with management and the independent auditor significant issues regarding accounting principles, financial reporting, financial statement presentation, and judgments made in the preparation of the Company’s financial statements, including any significant changes in the Company’s selection, changes in or application of accounting principles
•	Review and discuss with management the earnings releases, annual report, proxy statement and periodic SEC filings such as the Company’s reports on Form 10-K and 10-Q, including Management’s Discussion and Analysis, and ensure that the Company’s financial reports fairly represent its operations
•	Prepare the Audit Committee Report required by SEC rules to be included in the Company’s annual proxy statement or Form 10-K
•	Has sole authority to appoint or replace the independent registered public accounting firm and confirm its independence
•	Discuss with management the Company’s policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and risks related to cyber security and litigation, and review steps management has taken to monitor and control such exposures
•	Discuss, review, and approve the internal audit plan
•	Monitor the Company’s compliance with legal and regulatory requirements
•	Pre-approve all audit and non-audit services provided by the independent registered public accounting firm
•	Review and approve related party transactions

Members: Mr. Cordeiro (Chair), Mr. Barry, Mr. Davidson, Mr. Merkt, and Mr. Raines. The Board of Directors has determined that Messrs. Barry, Cordeiro, Davidson, and Merkt meet the SEC requirements for an “audit committee financial expert” and all current members of the Audit Committee are “financially literate” as required by the NYSE. The Board has also determined that no current Audit Committee member sits on the audit committee of more than three public companies.

Number of Meetings in 2025: 7

Compensation and Human Capital Committee

The Board of Directors has adopted a written charter that outlines the duties of the Compensation and Human Capital Committee (the “Compensation Committee”), including conducting an annual self-assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents.”

The principal duties of this Committee include, among other things:

•	Review the Company’s overall compensation philosophy to ensure that the policy appropriately links management interests with those of stockholders and rewards executives for their contributions
•	Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer and the other executive officers
•	Establish and determine the total compensation for the CEO and other executive officers, and evaluate the performance of the CEO and such other executive officers in light of the corporate goals and objectives
•	Administer the Company’s Incentive Stock Plan and determine whether to authorize any delegation permitted under the plan
•	Review the Compensation Discussion and Analysis and, based on such review, prepare the Compensation Committee Report and recommend to the Board of Directors that it be included in the annual proxy statement
•	Assess stockholder votes on say-on-pay advisory vote and other input on executive compensation practices and independently determine if any changes are necessary
•	Review significant organization changes, monitor succession planning, and review and recommend to the Board candidates for officers of the Company
•	Review the terms of employment agreements, severance agreements, change in control agreements and other compensatory arrangements for senior executives
•	Oversee evaluation of management performance and development
•	Review executive stock ownership guidelines and oversee clawback, hedging, and pledging policies

The Compensation Committee may form and delegate authority to subcommittees other than any power or authority required by law or stock exchange requirements to be exercised by the Board of Directors or the Compensation Committee as a whole. The Compensation Committee may also retain an independent compensation consultant to assist it with structuring the Company’s compensation programs and related deliberations. For more information about the role of the independent compensation consultant, please see “How we Determine Executive Compensation — Independent Compensation Consultant” beginning on page 49 of this Proxy Statement.

Members: Ms. Johnson (Chair), Mr. Barry, Ms. Fortmann, Mr. Kempthorne, and Dr. Verduin.

Number of Meetings in 2025: 4

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Nominating and Corporate Governance Committee

The Board of Directors has adopted a written charter that outlines the duties of the Nominating and Corporate Governance Committee, including conducting an annual self-assessment, and such charter includes the FMC Corporation Statement of Governance Principles, Policies, and Procedures as its Appendix A. A current copy of the Charter and the FMC Corporation Statement of Governance Principles, Policies, and Procedures is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents.” The principal duties of this Committee, among other things, include:

•	Search out, screen, and recommend candidates for Board membership, and consider candidates for Board membership submitted by stockholders or other interested parties
•	Recommend Board of Directors meeting formats and processes
•	Oversee corporate governance, including an annual review of governance principles, current corporate governance issues, and recommend any changes to the full Board of Directors
•	Review, recommend, and prioritize criteria for Board and Board committee membership and composition
•	Review and approve director compensation policies, including the determination of director compensation
•	Oversee Board of Directors and Committee evaluation procedures
•	Review and determine director independence
•	Recommend whether to accept or reject a director resignation or take other action, where a director has failed to receive a majority of votes cast in an uncontested director election

Members: Mr. Davidson (Chair), Mr. Cordeiro, Mr. Raines, Mr. Merkt, Mr. Greer (until the date of the 2026 Annual Meeting), and Ms. Øvrum (until the date of the 2026 Annual Meeting).

Number of Meetings in 2025: 4

Executive Committee

The Executive Committee acts in place of the Board of Directors when the full Board of Directors is not in session. The Board of Directors has adopted a written charter that outlines the duties of the Executive Committee. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents.”

Members: Mr. Brondeau (Chair), Mr. Cordeiro, Mr. Greer (Lead Director) (until the date of the 2026 Annual Meeting), and Ms. Johnson.

The Executive Committee did not meet in 2025.

Sustainability Committee

The Board of Directors has adopted a written charter that outlines the duties of the Sustainability Committee, including conducting an annual self-assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents.” The principal duties of this Committee, among other things, are to:

•	Review and provide guidance on the Company’s Sustainability programs and progress relating to:
	–	the Company’s environmental, health and safety (EH&S) progress relating to employee occupational safety, process safety, environmental responsibility programs, product safety and stewardship, and biodiversity to ensure continuous improvement
	–	the Company’s management on sustainability program goals, plans, and progress, in light of market, environmental, and social trends and expectations, and
	–	the Company’s community and social impact initiatives, ensuring stakeholder engagement efforts and philanthropic contributions are consistent with and serve to promote the Company’s business strategy and sustainability goals

Members: Mr. Kempthorne (Chair), Ms. Johnson, Ms. Øvrum (until the date of the 2026 Annual Meeting), Mr. Pallash (until the date of the 2026 Annual Meeting), Ms. Fortmann, and Dr. Verduin.

Number of Meetings in 2025: 4

Director Who Presides Over Executive Sessions

In accordance with the FMC Corporation Statement of Governance Principles, Policies, and Procedures, the non-employee members of the Board of Directors meet in regularly scheduled executive sessions without management. The Lead Director, Mr. Greer, presides over these sessions.

See the section below entitled “Board Leadership Structure” for additional information regarding the role of the Lead Director. In addition, see the section below entitled “Communicating with the Board” for procedures for communicating with the Lead Director.

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Director Compensation

Overview

The Company believes that having quality non-employee directors is critical to our success. Non-employee directors represent the interests of our stockholders, and they contribute their experience and wisdom to guide our Company, our strategy and our management. The Board believes that compensation for directors should reflect the work required for both their ongoing oversight and governance role and their continuing focus on driving long-term performance and stockholder value.

Review Process

The Nominating and Corporate Governance Committee, consisting solely of independent directors, has the primary responsibility for reviewing director compensation and considering any changes in how we compensate our directors and is empowered to engage outside advisors, experts, and others to assist it. The full Board reviews the Nominating and Corporate Governance Committee’s recommendations and determines the amount and form of director compensation. Further, the Nominating and Corporate Governance Committee periodically reviews assessments prepared by outside consultants that it has engaged to gain a deeper understanding of current market levels of compensation being paid for board service and to gauge current practices with respect to the forms of director compensation currently in use in the market.

The Nominating and Corporate Governance Committee periodically benchmarks non-employee director compensation to ensure the compensation provided to the Company’s non-employee directors is reasonable and competitive with the market. The most recent benchmarking of non-employee director compensation occurred in December 2025, when Aon, the Compensation Committee’s independent compensation consultant, presented a director compensation report to the Nominating and Corporate Governance Committee.

Following its review of Aon's benchmarking analysis, the Nominating and Corporate Governance Committee determined to recommend an increase in the additional cash retainer paid to our Lead Director from $30,000 to $45,000, effective as of the Annual Meeting, and that the Company review director compensation on an annual basis, commencing with fiscal year 2027. The Nominating and Corporate Governance Committee believes that increasing the additional annual cash retainer paid to our Lead Director is necessary in order to retain a highly qualified Lead Director. Accordingly, the Nominating and Corporate Governance Committee recommended, and the Board approved, an increase in the annual additional cash retainer paid to our Lead Director and that the Company will review its director compensation on an annual basis, as further described below.

Compensation Policy for Non-Employee Directors

The Company maintains the FMC Corporation Compensation Policy for Non-Employee Directors (the “Director Compensation Policy”). The Director Compensation Policy is not applicable to directors who are also employees of the Company. Accordingly, for so long as Mr. Brondeau remains an employee of the Company, he will receive no additional compensation for his service as a director. However, pursuant to the terms of his offer letter, Mr. Brondeau will continue to vest in any equity awards previously granted to him in his capacity as a director based on his continued service as a director. For a description of the compensation paid to Mr. Brondeau for his service during 2025, see below under the heading “Executive Compensation”.

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Retainer and Fees

Under the Director Compensation Policy, each non-employee director is paid an annual retainer of $100,000, payable in quarterly cash installments, unless, in the case of periods prior to 2026, the director elects that all or half of the director’s retainer will be paid in RSUs (the “retainer grant”), and in respect of 2026, the director elects that all or half of each quarterly installment of the director’s retainer will be paid in cash on a deferred basis. Any retainer deferred by a non-employee director will be paid upon the earliest of (i) a separation from service, (ii) a change in control of the Company, (iii) termination of our Director Compensation Policy, and (iv) a specified date. Elections made under our Director Compensation Policy must be made in accordance with the terms of the Director Compensation Policy and Section 409A of the Internal Revenue Code. The following additional amounts are also payable under the Director Compensation Policy in quarterly cash installments.

•	Audit Committee members are paid an additional $5,000 per year;
•	the chairs of the Nominating and Corporate Governance Committee and Sustainability Committee are paid an additional $15,000 per year;
•	the chairs of the Compensation Committee and Audit Committee are paid an additional $20,000 per year;
•	the Lead Director is paid an additional $30,000 per year (increasing to $45,000 per year effective as of the Annual Meeting); and
•	to the extent the Board has a Non-Executive Chairman, the Non-Executive Chairman is paid an additional $150,000 per year.

Restricted Stock Units

Retainer Grant

Retainer grants are awarded to non-employee directors who have elected to receive all or half of their retainer in RSUs. These grants vest ratably over a one-year period, with accelerated vesting of any unvested RSUs upon a change in control of the Company.

Annual Grant

Currently, each non-employee director also receives an annual grant of RSUs with a value of $140,000 on the date of grant (the “annual grant”). These RSUs generally vest at the Annual Meeting of Stockholders held in the year following the date of grant (or, if sooner, the first anniversary of the date of grant) or upon an earlier change in control of the Company.

Dividend Equivalent Rights

If a cash dividend is paid to FMC stockholders while a director holds RSUs, dividend equivalent rights are credited to the director in the form of additional RSUs equal in value to the cash dividend. These dividend equivalent rights will be subject to the same vesting schedule as the underlying RSUs to which they relate.

Payment of Vested RSUs

A director is permitted to specify, prior to the year in which an annual grant or retainer grant is made, the date upon which the director wishes to receive payment in Common Stock of the fully vested RSUs. In the absence of an election, payment will be made upon the earlier of a director’s cessation of service on the Board or a change in control of FMC. The directors’ ability to sell any distributed shares remains subject to the restrictions of the Company’s Director Stock Ownership Policy, described below.

Mid-Year Cessation of Service

Under the Director Compensation Policy, if a director ceases to serve on the Board prior to the next annual meeting date, all committee, chairman, lead director, and annual retainer fees (whether payable in cash or RSUs) will be paid out or vest, as applicable, pro rata based on time served. A director’s annual grant of RSUs, on the other hand, will be forfeited in full in the event of a cessation of service prior to vesting. However, if the director’s cessation of service is due to the director’s death or disability, the director’s annual retainer (whether payable in cash or RSUs) will be paid out or vest, as applicable, in full and the director’s annual grant of RSUs will vest in full.

Other Compensation

The Company supports the charitable donations of directors through its matching gifts plan, which provides a dollar-for-dollar match of gifts up to $15,000 per director annually to eligible nonprofit organizations.

No other remuneration is paid to non-employee directors for services as a director of the Company. Non-employee directors do not participate in the Company’s nonqualified deferred compensation plan or employee benefit plans, including, but not limited to, the qualified and nonqualified pension plans.

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Director Stock Ownership Policy

We believe that the Company and our stockholders are best served when non-employee directors oversee the business with a long-term perspective. Therefore, we adopted stock ownership guidelines, under the belief that stock ownership is an important tool to strengthen the alignment of interests between our non-employee directors and our stockholders and to demonstrate our commitment to sound corporate governance. The Company has established guidelines setting expectations for the ownership of Common Stock by directors. The Director Stock Ownership Policy requires that directors hold a minimum of five times the value of the annual cash retainer (the “ownership requirement”), currently $500,000 (i.e., five times $100,000). For this purpose, undistributed shares of underlying RSUs (both vested and unvested) are considered “held” by a director. Shares underlying unexercised stock options, whether such stock options are vested or unvested, are not considered “held” by a director. A director has five years from the date of such director’s election to the Board to meet the ownership requirement. However, even during the initial five-year phase-in period, directors are not permitted to sell shares of Common Stock (other than to satisfy tax liabilities triggered by Company equity grants) unless they would meet the ownership requirement (calculated based on the then-current annual cash retainer) immediately following any sale of Common Stock. The ownership requirement is tested at the time of any proposed sale or disposition of shares of Common Stock by a director, and, after the initial five-year phase-in period, on December 31 of each year. As of December 31, 2025, all the directors were in compliance with the Director Stock Ownership Policy.

DIRECTOR COMPENSATION TABLE 2025

The table below shows the total compensation paid to each non-employee director who served on the Board during 2025.

Name (a)	Fees Earned or Paid in Cash(1) ($) (b)	Stock Awards(2) ($) (c)	All Other Compensation(3) ($) (d)	Total ($) (e)
Eduardo E. Cordeiro	125,000	140,038	15,000	280,038
Carol Anthony (“John”) Davidson	120,000	140,038	15,000	275,038
Anthony DiSilvestro(4)	75,425	140,038		215,463
Kathy L. Fortmann	100,000	140,038	15,000	255,038
C. Scott Greer	130,000	140,038		270,038
K’Lynne Johnson	120,000	140,038	15,000	275,038
Dirk A. Kempthorne	115,000	140,038		255,038
Steven T. Merkt	70,000	140,038		210,038
Margareth Øvrum	100,000	140,038		240,038
Robert C. Pallash	105,000	140,038		245,038
John M. Raines	97,753	140,038	250	238,041
Patricia Verduin, Ph.D.	100,000	140,038	15,000	255,038
(1)	Ms. Fortmann and Mr. Merkt elected to receive their April 2025 - April 2026 annual retainer in RSUs rather than cash, which resulted in the grant of 2,396 RSUs to Ms. Fortmann and 2,396 RSUs to Mr. Merkt on April 29, 2025. Mr. Pallash elected to receive half of his April 2025 - April 2026 annual retainer in RSUs, which resulted in the grant of 1,198 RSUs to him on April 29, 2025. The RSU grants described in this footnote are reported in the cash amount earned.
(2)	The amounts in Column (c) reflect the grant date fair value of directors’ stock awards for 2025 computed in accordance with FASB ASC Topic 718. See Note 14 to the Consolidated Financial Statements contained in the Company’s report on Form 10-K for the year ended December 31, 2025 for the assumptions used in the valuations that appear in this column. The grant date for all directors was April 29, 2025. In each case, the number of shares granted was based on our closing price on the grant date. The aggregate number of unvested FMC restricted stock units outstanding at fiscal year-end for each non-employee director was as follows: Mr. Cordeiro, 3,355; Mr. Davidson 3,355; Ms. Fortmann, 4,134; Mr. Greer, 3,355; Ms. Johnson, 3,355; Mr. Kempthorne, 3,355; Mr. Merkt, 4,134; Ms. Øvrum, 3,355; Mr. Pallash, 3,744; Mr. Raines, 3,355; and Dr. Verduin, 3,355.
(3)	This amount consists of Company charitable donations under the matching gifts plan, which are limited to $15,000 per director per year.
(4)	Mr. DiSilvestro resigned from the Board on December 3, 2025. Mr. DiSilvestro did not receive any additional compensation or benefits in connection with his resignation from the Board and forfeited all of his unvested restricted stock units as of his resignation date.

Corporate Governance

Communicating with the Board

Stockholders and any interested parties may communicate with the Board of Directors, the Lead Director, or any individual member of the Board as follows: Communications must be in writing, sent care of the Corporate Secretary, FMC Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104. All communications with the Board, the Lead Director or any individual director will be delivered as addressed.

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Director Nomination Process

The Nominating and Corporate Governance Committee and other members of the Board identify candidates for consideration by the Nominating and Corporate Governance Committee. An executive search firm may also be utilized to identify qualified candidates for consideration. The Nominating and Corporate Governance Committee evaluates candidates based on the qualifications for director described in its Charter and summarized in the section above entitled “Director Qualifications.” The Nominating and Corporate Governance Committee then presents qualified candidates to the full Board of Directors for consideration and selection. The Nominating and Corporate Governance Committee will consider nominees for election to the Board that are recommended by stockholders, applying the same criteria for candidates as discussed above, provided that a description of each nominee’s qualifications for the directorship, experience and background, a written consent by a nominee to act as such, and other information specified in the By-Laws, accompany the stockholder’s recommendation.

In addition to proposing a candidate for possible nomination by the Nominating and Corporate Governance Committee, any stockholder is entitled to directly nominate one or more candidates for election to the Board of Directors in accordance with the Company’s By-Laws. Notice of a stockholder’s intent to nominate one or more candidates for election as directors at the 2027 Annual Meeting must be delivered to the Company at the address set forth below, not later than January 28, 2027. All nominations, together with the additional information required by the Company’s By-Laws, must be sent to the Corporate Secretary, FMC Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104. A copy of the Company’s By-Laws may be obtained by writing to the Corporate Secretary at the same address. The Board reserves the right not to include such nominees in the proxy statement.

Our By-Laws include a proxy access provision which allows a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding Common Stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in Article IV, Sections 2 and 2A and other applicable provisions of our By-Laws. Notice of any such nomination for the 2027 Annual Meeting must be received by the Corporate Secretary of the Company at FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104, no earlier than October 14, 2026, nor later than November 13, 2026. However, if the date of our 2027 Annual Meeting is more than 30 days before or more than 60 days after April 28, 2027 (the anniversary of the 2026 Annual Meeting), then notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2027 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2027 Annual Meeting or (ii) the tenth day following the day on which notice or prior public disclosure of the date of the 2027 Annual Meeting is given or made to stockholders.

Director Onboarding and Continuing Education

The Company is committed to supporting and educating directors on business operations, performance and strategy, as well as emerging issues, so that they can effectively carry out their responsibilities. The Company provides new directors with an orientation to familiarize them with the Company, including: financial performance and budget; commercial, manufacturing and research operations; strategic plans; sustainability; executive compensation; compliance programs; and other important policies and procedures. This orientation is facilitated through a series of meetings with senior executives, review of relevant background materials, and opportunities to visit the Company’s headquarters and primary research facility. Orientation materials are always available to all directors for their reference. All directors are provided with membership in the National Association of Corporate Directors including access to board education resources available through NACD, and in addition, all directors have access to director educational resources and certification programs through Diligent Institute. At board meetings, directors receive regular updates from senior management leaders on overall business performance and deeper reviews of specific business units or functions, and key issues facing the Company. The Company also regularly brings in outside experts to participate in board committee or full board meetings, to provide expert insight and education.

Annual Performance Review

The Board and Committees perform annual self-evaluations of their performance, led by the Nominating and Corporate Governance Committee. A questionnaire reviewed by the Nominating and Corporate Governance Committee is sent to each director covering several topics, including Board structure and composition (and what additional skills, if any, may be needed), preparation of members and whether they stay abreast of issues, understanding of Company strategy, whether expectations and concerns are adequately communicated to the CEO, CEO succession planning procedures, performance of committees, and length and content of Board meetings. Each Committee member also completes a questionnaire assessing the performance of such member’s Committee.

After obtaining written responses to the questionnaires, the Corporate Secretary conducts a telephone interview with each director to elicit elaboration of views expressed and any other issues the director wishes to discuss. A written report summarizing the

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responses from the questionnaires and the telephone interviews is presented to the Nominating and Corporate Governance Committee to determine whether any action is required, with a copy of the report also going to the full Board. Individual responses remain anonymous to ensure complete candor.

Any concern or issue with regard to an individual director’s performance would be reviewed with the Lead Director for discussion with the director and any further action, including a formal individual performance evaluation by the Nominating and Corporate Governance Committee. The Board is committed to ensuring that its members maintain the necessary skills, qualifications, experience and diversity of perspective, and the Board will continue to consider and implement changes to the composition of the Board in light of its annual performance evaluations and new skills, if any, required in connection with strategic initiatives.

Retirement/Resignation Policy for Directors

The Board believes that long-tenured directors can be beneficial because of their deep knowledge of the Company acquired through service, the continuity and stability they offer, and their grasp of the historical perspectives, particularly related to the long-term business cycles associated with agriculture, that can inform the Company’s strategy.

However, pursuant to our Statement of Governance Principles, Policies and Procedures, it is the policy of the Board that non-employee directors will not be nominated for re-election at the annual meeting following their 75th birthdays.

In addition, our Statement of Governance Principles, Policies and Procedures requires that a non-employee director submit a resignation from the Board upon termination of such director’s active service as an employee of such director’s current employer or a significant change in responsibilities. The Nominating and Corporate Governance Committee shall review the situation and make a recommendation to the Board as to whether to accept the resignation. In the case of any such required retirement or resignation, the Board may request that a director who would otherwise be due to retire or resign continue such director’s service if (a) the policy would result in multiple director retirements in any 12-month period or (b) the Board deems such service to be in the best interest of our stockholders.

In accordance with our majority voting standard for the election of directors in uncontested elections, incumbent director nominees are required to tender a contingent resignation which would become effective if (i) the nominee does not receive a majority of the votes cast with respect to such nominee’s election at any meeting of stockholders at which directors are being elected and (ii) the Board accepts such resignation.

Directors who are also executive officers of the Company are expected to retire from the Board simultaneous with retirement as an executive of the Company unless requested by the Board to continue as a Board member for an agreed period.

Attendance at Annual Meetings

The Company’s policy is that all directors are expected to attend the Annual Meeting of Stockholders. All of the incumbent directors attended the 2025 Annual Meeting.

Stockholder Proposals for the 2027 Annual Meeting

Stockholders may make proposals to be considered at the 2027 Annual Meeting. To make a proposal for consideration at the 2027 Annual Meeting, a stockholder must deliver a notice to the Company at the address set forth below, containing certain information specified in the By-Laws, not less than 60 or more than 90 days before the date of the meeting. However, if the Company provides public disclosure of the date of the 2027 Annual Meeting less than 70 days in advance of the meeting date, then the deadline for the stockholder’s notice and other required information is 10 days after the date of the Company’s notice or public disclosure of the date of the Annual Meeting.

In addition to being able to present proposals for consideration at the 2027 Annual Meeting, a stockholder may also have its proposal included in the Company’s proxy statement and form of proxy for the 2027 Annual Meeting. To have a stockholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to the Company at the address set forth below not later than November 13, 2026, and the stockholder must otherwise comply with applicable SEC requirements. If the stockholder complies with these requirements for inclusion of a proposal in the Company’s proxy statement and form of proxy, the stockholder need not comply with the notice requirements described in the preceding paragraph.

A copy of the Company’s By-Laws may be obtained by writing to the Corporate Secretary, and all notices referred to above must be sent to the Corporate Secretary, FMC Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104.

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Corporate Governance Documents

The Company’s website is located at www.fmc.com. The following corporate governance documents are posted on the Investor Relations page of the website at investors.fmc.com/governance/governance-documents/:

•	Audit Committee Charter
•	Compensation and Human Capital Committee Charter
•	Executive Committee Charter
•	Nominating and Corporate Governance Committee Charter, including, as Appendix A, the FMC Corporation Statement of Governance Principles, Policies, and Procedures
•	Sustainability Committee Charter
•	FMC Corporation Statement of Governance Principles, Policies, and Procedures

Board Leadership Structure

Our Corporate Governance principles provide that the Board should consider the issue of separation of the Chairman and Chief Executive Officer positions under the circumstances prevailing from time to time. The positions of Chairman and Chief Executive Officer were separated from June 2020 through June 11, 2024 and, during such time, Pierre Brondeau served as Chairman. Pierre Brondeau has been Chairman and Chief Executive Officer since June 11, 2024, and has served as President since December 15, 2025.

Mr. Brondeau’s current term as a director of the Company will expire at the 2026 Annual Meeting. The Board has requested, and Mr. Brondeau has agreed, that he be re-nominated as a director, and, assuming his re-election at the 2026 Annual Meeting, that he continue to serve as Chairman. Assuming his re-election, Mr. Brondeau is expected to continue to serve as a member of the Executive Committee of the Board.

C. Scott Greer has served as the Lead Director of the Company since April 2022, and his current term runs through the date of the 2026 Annual Meeting. As set forth in the Corporate Governance Principles, the responsibilities of the Lead Director under this structure include: serving as the liaison between the Chairman and the independent directors, advising on information sent to the Board, calling meetings of the independent directors, and presiding at all meetings at which the Chairman is not present, including executive sessions. The independent directors of the Board have elected Eduardo E. Cordeiro to serve as Lead Director for a two-year term commencing after the conclusion of the 2026 Annual Meeting, assuming his reelection to the Board of Directors.

Board’s Role in Overseeing the Risk Management Process

As part of the Company’s risk management process, the Board regularly discusses with management the Company’s major risk exposures, their potential financial impact on the Company, and the steps the Company takes to manage them. The Board also reviews the designation of the management person or entity responsible for managing such risks, and evaluates the steps being taken to mitigate the risks. The Board’s monitoring role is carried out by either the full Board or a Committee that reports to the Board, depending on the risk in question. The Board has determined that a separate Risk Committee is not warranted at this time.

Overview of Stockholder Engagement

Engaging with our stockholders is a priority for FMC. Throughout the year, the Company maintains an open dialogue with investors to address their questions and understand their perspectives. As part of this ongoing effort, we conduct targeted outreach each January and February to gather stockholder input for the Board’s consideration ahead of finalizing the proxy statement.

Following the 2025 proxy statement, the Company reached out to 50 stockholders representing approximately 70% of our common shares outstanding. We held 7 calls or meetings with stockholders representing approximately 17% of our common shares outstanding during this engagement cycle. Conversations centered on the Company’s changes to executive compensation, the Board’s role in overseeing Company strategy as well as Board structure and composition, including the appointment of one new director in 2025.

For additional information regarding stockholder engagement on executive compensation matters, please see the “Advisory ‘Say-on-Pay’ Vote and Stockholder Outreach” of the Compensation Discussion and Analysis section.

Code of Ethics and Business Conduct Policy

The Company has a Code of Ethics and Business Conduct that applies to all directors, officers (including its Chief Executive Officer, Chief Financial Officer and Controller) and employees. It is posted on the Investor Relations page of the Company’s website under “Governance — Corporate Policies” at investors.fmc.com/governance/corporate-policies/.

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The Company intends to post any amendments to, or waivers from, the Code of Ethics and Business Conduct required to be disclosed by either SEC or NYSE regulations on the “Governance — Corporate Policies” section of the Investor Relations page of the Company’s website at investors.fmc.com/governance/corporate-policies/.

Policy Concerning Insider Trading

The Company has adopted a Policy Concerning Insider Trading (the “FMC Insider Trading Policy”) that is reasonably designed to promote compliance with insider trading laws, rules, and regulations as well as all NYSE listing standards applicable to the Company. Such policy governs the purchase, sale, and/or other disposition of the Company’s securities by its directors, officers (including its Chief Executive Officer, Chief  Financial Officer and Controller) and employees. The FMC Insider Trading Policy is attached to the Form 10-K for the year ended December 31, 2025 as Exhibit 19.

Compensation and Human Capital Committee Interlocks and Insider Participation

During the last fiscal year, Ms. Johnson, Ms. Fortmann, Mr. Kempthorne, and Dr. Verduin served as members of the Compensation Committee. Mr. DiSilvestro served as a member of the Compensation Committee until his resignation on December 3, 2025. All members of the Compensation Committee during 2025 were non-employee directors, each of whom was determined by the Board to be independent on the basis described in the above section entitled “Committees and Independence of Directors.” None of the current or former members listed above has been an officer or employee of the Company, and no executive officer of the Company has served on any board of directors or compensation committee of any other company for which any of the Company’s directors served as an executive officer at any time during 2025.

Related Party Transactions Policy

The Board of Directors has adopted a written Statement of Policy with respect to Related Party Transactions sets forth the Company’s position and procedures with respect to review, approval or ratification of related party transactions, including the types of transactions addressed by the Policy, and the corporate function responsible for applying the Policy and related procedures.

Under the Policy, “related parties” are defined to include executive officers and directors of the Company and their immediate family members, a stockholder owning in excess of 5% of the Company (or its controlled affiliates), and entities in which any of the foregoing have a substantial ownership interest or control. With respect to any transaction where a related party receives a benefit in excess of a de minimis amount of $5,000 (when aggregated with all similar transactions) the Policy requires that the transaction be pre-approved (or, if less than $120,000, ratified) by the Audit Committee and disclosed where required by SEC rules. The Policy also provides that any related party who is presented with a “corporate opportunity” within the Company’s line of business, must first offer that opportunity to the Company.

Notwithstanding the foregoing, in the case of an ordinary course of business transaction between the Company and an entity of which a director of the Company is an executive officer or significant stockholder of the entity, provided the director does not otherwise have a material interest in the transaction, the Policy provides a different standard for the review and approval of transactions that involve payments in any year to or from the Company in excess of either: (i) 1% of the Company’s annual consolidated revenue for the most recently completed fiscal year or (ii) the greater of $1 million or 1% of the other entity’s consolidated revenue for the most recently completed fiscal year. If the transaction does not exceed the above-mentioned thresholds (and the director does not have a material interest in the transaction), the transaction will be reviewed by the Nominating and Corporate Governance Committee as part of its review of director independence. If the director does have a material interest in the transaction, regardless of whether the above-mentioned thresholds are exceeded, the transaction must be approved or ratified by the Audit Committee in accordance with the preceding paragraph.

In the event of an ordinary course of business transaction that exceeds the above-mentioned thresholds where the director does not have a material interest, the transaction is not required to be pre-approved by the Audit Committee. Instead, the Audit Committee will review the transaction as soon as possible and will determine whether to either ratify or disallow the transaction. In the case of any such transaction associated with prospective directors, review and approval by the Audit Committee must occur prior to the director’s election. After approval or ratification, in each case the director will provide updated information at least annually on the aggregate payments involved in the transaction. This information will be reviewed by the Nominating and Corporate Governance Committee in connection with its review of directors’ independence. If the aggregate amounts involved in the transaction exceed the thresholds noted above, the Audit Committee shall be required again to review and ratify the transaction.

The Related Party Transactions Policy does not apply to transactions available to all employees generally and transactions involving solely matters of executive compensation.

There were no related party transactions required to be approved or ratified by the Audit Committee under the Policy or disclosed pursuant to SEC rules since January 1, 2025.

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V.    SECURITY OWNERSHIP OF FMC CORPORATION

Management Ownership

The following table shows, as of December 31, 2025, the number of shares of Common Stock beneficially owned by each current director or nominee for director, the executive officers named in the Summary Compensation Table (“NEOs”), and all current directors, nominees for director and current executive officers as a group. Each director or nominee and each NEO beneficially owns less than 1% of the Common Stock.

Name	Beneficial Ownership on December 31, 2025 FMC Common Stock	Percent of Class
Pierre R. Brondeau, Ph.D.(1)	493,202	*
Andrew Sandifer(1)	149,467	*
Jacqueline Scanlan(1)	20,167	*
Thaisa Hugenneyer (1)	30,157	*
Seva Rostovtsev (1)	17,802	*
Ronaldo Pereira(1)	78,416	*
Michael F. Reilly(1)	139,299	*
Eduardo E. Cordeiro(2)	28,191	*
Carol Anthony (“John”) Davidson(2)	25,872	*
Kathy L. Fortmann(2)	10,908	*
C. Scott Greer(2)	70,943	*
K’Lynne Johnson(2)	31,641	*
Dirk A. Kempthorne(2)	53,105	*
Steven T. Merkt(2)	2,496	*
Margareth Øvrum(2)	18,951	*
Robert C. Pallash	56,761	*
John M. Raines(2)	10,429	*
Patricia Verduin, Ph.D.(2)	3,756	*
All current directors, nominees, and the current executive officers as a group — 18 persons(1)(2)	1,023,849	*
*	Less than 1% of class.
(1)	Shares “beneficially owned” include: (i) shares owned or controlled by the individual; (ii) shares held in the FMC Corporation Savings and Investment Plan for the account of the individual as of December 31, 2025; (iii) restricted stock units that will vest within 60 days of December 31, 2025 (21,788 for Mr. Brondeau, 9,755 for Mr. Sandifer, 3,028 for Ms. Scanlan, 3,217 for Ms. Hugenneyer, 2,715 for Mr. Rostovtsev, 10,575 for Mr. Reilly, and 40,503 for all current executive officers as a group); (iv) shares subject to options that are exercisable within 60 days of December 31, 2025 (297,842 for Mr. Brondeau, 102,341 for Mr. Sandifer, 14,936 for Ms. Scanlan, 22,084 for Ms. Hugenneyer, 14,682 for Mr. Rostovtsev, 48,236 for Mr. Pereira, 108,667 for Mr. Reilly, and 451,885 for all current executive officers as a group); and (v) shares subject to performance-based restricted stock units that will be settled within 60 days of December 31, 2025 (480 for Mr. Sandifer, 69 for Ms. Hugenneyer, 64 for Mr. Rostovtsev, 265 for Mr. Pereira, 234 for Mr. Reilly, and 613 for all current executive officers as a group). Item (iii) includes restricted stock units which the holder has no power to vote or dispose of, but in respect of which the holder is entitled to a cash payment equal to the amount of any dividends paid by the Company on its Common Stock.
(2)	Includes vested restricted stock units credited to individual accounts of non-employee directors (see section above entitled “Director Compensation”). The number of restricted stock units credited to directors included in the table above is as follows: Mr. Cordeiro, 15,184; Mr. Davidson, 8,372; Ms. Fortmann, 10,908; Mr. Greer, 28,788; Ms. Johnson, 25,168; Mr. Kempthorne, 43,193; Mr. Merkt, 2,472; Ms. Øvrum, 17,771; Mr. Pallash, 52,916; Mr. Raines, 3,429; and Dr. Verduin, 3,699; and all directors as a group, 211,900. Directors have no power to vote or dispose of shares represented by restricted stock units until the shares are distributed and, until such distribution, directors have only an unsecured claim against the Company. The holders of these restricted stock units will be credited with additional restricted stock units having a value equal to the amount of any dividends paid by the Company on its Common Stock. Previously credited amounts are included in the table above.

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Other Security Ownership

Based on available information, the persons listed below beneficially own more than 5% of the Company’s outstanding shares of Common Stock as of December 31, 2025:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	12,965,507 shares	(1)	10.37%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	17,448,119 shares	(2)	14%
(1)	Based on a Schedule 13G/A filing dated January 30, 2026, as of December 31, 2025, The Vanguard Group, Inc. had shared voting power as to 1,042,723 shares, and shared dispositive power as to 12,965,507 shares.
(2)	Based on a Schedule 13G/A filing dated April 3, 2025, as of March 31, 2025, BlackRock, Inc. had sole voting power as to 17,100,412 of such shares and sole dispositive power as to 17,448,119 shares.

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VI.    EXECUTIVE COMPENSATION

Executive Officers

Executive officers are chosen by and serve at the discretion of the Board. Set forth below are the names of our executive officers, along with certain biographical information, for all but Pierre Brondeau, our Chairman, Chief Executive Officer and President. For Mr. Brondeau’s biographical information, please see page 27.

Andrew Sandifer

Andrew Sandifer was named executive vice president and chief financial officer in May 2018. Andrew joined FMC in 2010 as vice president, Strategic Development, with overall responsibility for all mergers and acquisitions and strategic planning activities. He was named vice president, Corporate Transformation in 2014 and led several efforts to transform FMC’s portfolio, including leading the enterprise-wide integration of Cheminova A/S, a global agricultural chemical company acquired by FMC, until being named Treasurer in 2016. Before joining FMC, Andrew was vice president, Strategic Initiatives, for ARAMARK Corporation. Prior to ARAMARK, he spent seven years with Rohm and Haas Company, now part of The Dow Chemical Company, where he held roles in Strategic Planning, Sales, Marketing, Investor Relations, and General Management. Earlier in his career Andrew spent five years with the Boston Consulting Group and held engineering, operations, and technical roles with International Paper and James River Paper companies. Andrew earned bachelor’s and master’s degrees in Industrial Engineering from Georgia Tech, and received his MBA from Harvard Business School. Andrew is a member of the Board of Directors of Koppers Holdings Inc., where he serves as Audit Committee Chair, and is also a member of the Board of Trustees of Germantown Academy.

Sara Ponessa

Sara Ponessa was named executive vice president, general counsel and corporate secretary in June 2025. She first joined FMC in 2012 as senior business counsel to the Alkali, Peroxygens, and Lithium divisions, and multiple corporate functions. In 2018, she was appointed as the first general counsel and secretary of Livent, managing the company’s initial public offering and its 2019 spinoff from FMC. At Livent, Sara oversaw the successful merger between Livent and Allkem which created Arcadium Lithium, where she served as general counsel and secretary. Prior to FMC, Sara held senior counsel positions for AstraZeneca and Wilmington Trust. She also served as Wilmington Trust’s vice president, risk management and compliance section manager. Earlier in her career, she practiced corporate law at Saul Ewing and was a judicial clerk for the New Jersey Supreme Court. She earned two Bachelor of Arts degrees in Political Science and Spanish from Rutgers College and her juris doctorate degree from the University of Pennsylvania Law School, where she served as a senior editor of the Penn Law Review. Sara is a member of the Board of Directors of Habitat for Humanity Philadelphia.

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Jacqueline Scanlan

Jacqueline Scanlan was named executive vice president and chief human resources officer in September 2023. Jackie has more than 25 years of experience in HR management, including senior leadership roles at Axalta Coating Systems, Haemonetics Corporation, Novo Nordisk, and Campbell Soup Company. Her career has covered the spectrum of HR disciplines, with significant focus in areas including change and talent management, leadership development, organization culture, and functional HR excellence. She received a Bachelor of Arts in Political Science from St. Joseph’s University and a Master of Science in Organizational Dynamics from the University of Pennsylvania.

Thaisa Hugenneyer

Thaisa Hugenneyer was elected executive vice president, Integrated Supply Chain in 2024. In this role she has responsibility for Global Manufacturing, Logistics, Supply Chain, Facilities, Procurement, Sustainability, and Environment, Health & Safety. Most recently, Thaisa was the vice president, Procurement, Logistics, and Global Facilities – a role she had served in since 2021. Thaisa joined FMC in 2011 and held numerous roles of increasing responsibility in the Procurement, Logistics, and Global Facilities functions and was instrumental in supporting acquisition and separation activities. Thaisa previously worked in a variety of procurement roles at Rohm and Haas Company and DuPont. She earned a Bachelor of Science in Business Administration from Maua University in Brazil and an MBA from Drexel University.

Vsevolod “Seva” Rostovtsev, Ph.D.

Seva Rostovtsev assumed the role of vice president and chief technology officer in April 2023 and was elected executive vice president in February 2024. In this role he oversees FMC’s global network of scientists located in India, Brazil, France, Denmark, and the United States and their collective efforts to cultivate FMC’s robust discovery and development pipelines. Previously, Seva served as FMC’s director of Discovery Chemistry. Prior to FMC, he held research and technical leadership roles throughout DuPont beginning in 2003, including roles in Process Chemistry and Engineering, Emerging Technologies, and Fungicide Discovery Chemistry. He holds a Bachelor of Science in chemistry from the Higher Chemical College in Moscow, Russia, a Master of Science in chemistry from the University of Nebraska-Lincoln, and a Ph.D. from the California Institute of Technology. As a post-doc in the Sharpless lab at The Scripps Research Institute, Seva was one of the co-inventors of copper-catalyzed Click Chemistry, which won the 2022 Nobel Prize in Chemistry.

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Compensation Discussion and Analysis

For purposes of the following Compensation Discussion and Analysis (“CD&A”) and executive compensation disclosures, the individuals listed below are referred to collectively as our “Named Executive Officers” or “NEOs.” They are our Chairman, Chief Executive Officer and President (“CEO”), our Executive Vice President and Chief Financial Officer, and our three other most highly compensated executive officers based on 2025 compensation. Also included in our list of NEOs is our former President, Ronaldo Pereira, and Michael F. Reilly, our former Executive Vice President, General Counsel, Chief Compliance Officer and Secretary.

Named Executive Officer	Title
Pierre R. Brondeau, Ph.D.	Chairman, Chief Executive Officer and President
Andrew Sandifer	Executive Vice President and Chief Financial Officer
Jacqueline Scanlan	Executive Vice President and Chief Human Resources Officer
Thaisa Hugenneyer	Executive Vice President, Integrated Supply Chain
Seva Rostovtsev	Executive Vice President, Chief Technology Officer
Ronaldo Pereira	Former President, FMC
Michael F. Reilly	Former Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

Executive Summary

The Compensation Committee has adopted an integrated executive compensation program that is intended to align our Named Executive Officers’ interests with those of our stockholders and to promote the creation of stockholder value without encouraging excessive or unnecessary risk-taking.The Compensation Committee has tied a significant portion of our Named Executive Officers’ compensation to a number of key performance measures that contribute to or reflect stockholder value and link pay with performance. Specifically, in addition to base salary, our Named Executive Officers’ total compensation includes annual short-term incentive compensation that is based on the Company’s attainment of objective, pre-established financial performance metrics as well as annual long-term incentive compensation consisting of non-qualified stock options (“NQSOs”), restricted stock units (“RSUs”), and performance restricted stock units (“PSUs”) tied to relative total stockholder return and adjusted average return on invested capital. Our executive compensation program plays a significant role in our ability to attract and retain an experienced, successful executive team.

2025 Business Highlights

In July 2025, the Board of Directors approved a plan to divest the Company’s commercial business in India in response to ongoing commercial challenges in the country. FMC plans to continue to actively participate in the India market through a supply agreement with the eventual buyer of the business for its patented and data-protected portfolio, ranging from new diamide technologies to active ingredients and biologicals. The Company will continue its active ingredients manufacturing operations in India. The sale process is underway and is expected to conclude in 2026. The net assets associated with the India commercial business are recorded at their fair value of $450 million and are classified as held for sale beginning in the third quarter of 2025.

Financial Highlights

In 2025, FMC reported $3.47 billion in revenue in 2025, a decrease of 18 percent versus the prior year. Revenue excluding India in the second half following the “held-for-sale” designation decreased 8 percent to $3.89 billion compared to the prior period. Lower sales were driven by a 6 percent price decline resulting primarily from adjustments for certain diamide partners on “cost-plus” contracts as well as competitive pressure on our core portfolio products and price reductions for branded Rynaxypyr®. On a GAAP basis, FMC reported a full-year net loss of $2.24 billion, down $2.58 billion versus the prior year driven primarily by a non-cash goodwill impairment triggered by a significant decline in our stock price. Additionally, the charges and adjustments recorded in connection with the India held for sale business contributed to the decrease in net income (loss) during the year. Adjusted EBITDA declined 7% as favorable cost of goods sold and growth of new active ingredients were more than offset by price declines. The exclusion of India beginning in the second half of 2025 and foreign currency impacts were headwinds during the period. Adjusted Earnings declined 15% primarily from lower Adjusted EBITDA, higher interest costs, and a higher tax rate.

For further details on our 2025 financial results, please see our Annual Report on Form 10-K for the year ended December 31, 2025. For a discussion of certain non-GAAP (Generally Accepted Accounting Principles) financial measures referred to in this proxy statement, including Adjusted EBITDA, Adjusted Earnings, Revenue excluding India, Organic Revenue Growth, and Free Cash Flow, as well as a reconciliation of these items to the most directly comparable financial measures calculated and presented in accordance with GAAP, reference is made to the sections captioned “Results of Operations – 2025, 2024, and 2023 on page 35 and “Liquidity and Capital Resources – Free Cash Flow” on page 51, in each case in our Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026. We believe that these non-GAAP measures are helpful to management and investors as a measure of operating performance because they exclude various items that do not relate to or are not indicative of operating performance. Such non-GAAP measures should not be considered as a substitute for net income (loss), cash provided (required) by operating activities of continuing operations, or other measures of performance or liquidity reported in accordance with GAAP.

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Strategic Performance Highlights

In charting the next 10 years at FMC, we are building on the strengths that have driven our success: strong innovation with a deep pipeline of new products and technologies; a resilient, efficient operations and supply chain model; strong market access; an expanding biologicals business; and being a leader in sustainability, safety, and talent. In pursuit of our purpose Innovation for Agriculture. Solutions for the Planet., FMC has defined three ambitions that we will drive to reach our future.

Transform our relationship with growers and own the technical relationship	Deliver superior growth and returns	Lead our industry in safety, talent, sustainability, and innovation

Impact on Stockholder Return

The Company’s business performance in fiscal 2025 resulted in continued pressure on the share price over the course of the year. Our three-year cumulative total stockholder return was affected by a substantial share price reduction that began in July 2023 as the industry began destocking inventory causing reduction in revenue and earnings for the Company. In addition, the Company’s results were negatively impacted by high market competition driven by ample manufacturing capacity and challenging grower margins for many crops. The share performance contributed to no PSU award payouts under the 2023 performance grant (which matured on December 31, 2025) for our Named Executive Officers with regard to both the 2025 annual performance period and the cumulative 2023-2025 performance period, evidencing the strong pay-for-performance alignment in our compensation awards (for more information, see “Long-Term Incentive Award Payouts” beginning on page 57).

Advisory “Say-on-Pay” Vote, Stockholder Outreach and Compensation Updates

The Company holds annual “say-on-pay” votes and has received say-on-pay approval from our stockholders for our executive compensation programs in each of the last 5 years, including at the 2025 Annual Meeting of Stockholders.

As a result of the low level of support for our executive compensation program, we have undertaken engagement efforts to better understand stockholders’ concerns and address them responsively. The two primary concerns voiced by stockholders related to (i) our previous CEO’s severance arrangement and (ii) the current CEO’s initial compensation package. With respect to executive severance, the Board approved the adoption of a formal, benchmarked executive severance policy, to provide our stockholders clarity and consistency with respect to the termination-related payments applicable to our executives going forward. The previous CEO severance was aligned to the policy that was put into place.

With respect to our CEO’s compensation, we discussed with our stockholders the rationale for the duration of the vesting period applicable to Mr. Brondeau’s sign-on grant of RSUs and stock options (collectively, the “Sign-On Grants”), which were awarded to him in connection with his appointment as our CEO in 2024. We specifically noted that, although Mr. Brondeau was eligible for retirement treatment that would result in immediate vesting due to age and service under the equity plan, the Compensation Committee decided to amend the vesting to ensure the grant was held for 2 years. Mr. Brondeau will be required to remain employed until the earlier of two years following the grant date and until his successor has been appointed by the Board and he has facilitated an orderly transition of his duties. Further, we explained that the Compensation Committee considered whether it would be appropriate for Mr. Brondeau’s Sign-On Grant to be made partially in the form of PSUs despite his returning to the CEO position midway through our 2024 performance cycle. We noted that the Compensation Committee determined not to grant Mr. Brondeau a PSU award midcycle because he would not have had full accountability for the results associated with the portion of the performance period prior to his return to the CEO position. In addition, the Compensation Committee declined to grant Mr. Brondeau a PSU award subject to bespoke performance metrics in an effort to maintain consistency with the compensation framework established for 2024 and our pay-for-performance philosophy.

In addition, we have modified the business metrics in our annual incentive plan applicable to our executives to be based on a single performance metric of EBITDA, which we believe offers simplicity and transparency to our stockholders while aligning to drive business results. We have also received feedback from shareholders about the banking feature that was used on the relative TSR metric in our PSU. This feature is now aligned with the 2026 PSU grant; we will now have a single three-year culminative rTSR metric with no banking features.

The Board believes that our executive compensation program, as modified based on feedback from our stockholders, properly incentivizes our executives to drive shareholder value, while appropriately managing risk, and aligns with our pay for performance philosophy. In fact, the recent decline in our stock price performance in fiscal 2025 demonstrates this alignment, as shown in the actual amounts of pay realized by our executives (which are not reflective of the amounts reported in the Summary Compensation Table, since those amounts are valued based on fair market value at the time of grant, and not based on actual performance results). The Board and Compensation Committee are continually focused on efforts to drive value for our stockholders and believe that our executive compensation programs are appropriately designed to achieve that goal.

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While say-on-pay is a key indicator of stockholder feedback, we also are committed to maintaining an open dialogue with our stockholders throughout the year. As discussed elsewhere in this Proxy Statement, our Compensation Committee Chair and Nominating Committee Chair offered meetings to stockholders representing approximately 70% of shares outstanding during the fall and winter of 2025 and met with stockholders representing approximately 17% of shares outstanding to discuss, among other topics, FMC’s corporate strategy and performance, and refreshment, executive compensation, corporate responsibility, and other governance matters. During 2025, such engagement included additional discussions of executive compensation in light of the results of our say-on-pay approval at our 2025 Annual Meeting. The feedback from the stockholder outreach efforts was provided to the Nominating and Corporate Governance and Compensation Committees as well as the full Board.

The Compensation Committee has also made changes to our executive compensation program for 2026 in response to our stockholders’ feedback on our 2024 executive compensation program. Beginning in 2026, rTSR PSUs will no longer have the “banking” feature that applied to rTSR PSUs granted prior to 2026. Instead, the rTSR PSUs granted in 2026 will be subject to one three-year performance period and will generally require continued employment through the end of the applicable three-year performance period in order to become vested. We believe these changes to our rTSR PSU design will better align our executive compensation program with the long-term interests of our stockholders.

The Compensation Committee will continue to consider the results of stockholder advisory votes and stockholder input on executive compensation when making future decisions relating to our executive compensation program and compensation for our Named Executive Officers.

2025 Compensation Highlights

Our financial results for 2025 directly affected our Named Executive Officers’ compensation, which was directly aligned with business results, stockholder return and our pay-for-performance philosophy. Most notably:

•	The Company’s performance against the Adjusted EBITDA targets set by the Compensation Committee under our 2025 short-term incentive compensation plan resulted in a payout percentage of 63%. The Committee believes Adjusted EBITDA is the most direct measure of the Company’s underlying operating results. Using this metric further reinforces management accountability for delivering profitable growth and aligns annual incentives with value creation for stockholders.

•	9.3% payout occurred under the PSU award previously granted in 2023 to certain Named Executive Officers with performance periods ending on December 31, 2025, which were based 70% on the Company’s rTSR and 30% Cumulative Operating Cash. Grants awarded in 2024 and 2025 with performance periods ending December 31, 2025 both resulted in a 0% rTSR achievement. PSU award payouts are coming out significantly below the target compensation in direct alignment with the business performance in the 2024 and 2025 years consistent with our pay-for-performance philosophy.

For further discussion, see “Short-Term Incentive Compensation” beginning on page 52 and “Long-Term Incentive Award Payouts” on page 57.

Strong Governance and Pay Practices

We believe that our executive compensation program supports our business strategies and talent management objectives and is consistent with governance best practices that serve our stockholders’ long-term interests.

The following chart lists some of the highlights of our program design and pay practices:

What We Do	What We Don’t Do
Balanced incentive programs that link pay outcomes to execution of business strategy (i.e., pay for performance), with a significant portion of compensation “at-risk”
Maintain meaningful share ownership guidelines for directors and executive officers
Maintain robust clawback provisions going beyond the mandatory Dodd-Frank requirements that apply to our short-term cash awards and long-term equity awards
Conduct an annual risk assessment
Consult with an independent compensation consultant
Provide for double-trigger change-in-control benefits
Conduct regularly scheduled executive sessions without management present

No gross-up provisions for excise taxes in change-in-control agreements
No hedging or pledging of FMC stock, in accordance with our Insider Trading Policy
No pension or post-employment benefit plans for Named Executive Officers
No repricing of stock options without stockholder approval
No single-trigger Change in Control benefits

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How we Determine Executive Compensation

Executive Compensation Philosophy

The key objectives of our executive compensation philosophy are to:

•	Attract, retain, and motivate exceptional leaders dedicated to the success of the organization;
•	Maximize individual and Company performance;
•	Display a clear correlation between the cost of compensation and pay for performance; and
•	Align the interests of our executives with our stockholders.
In furtherance of these objectives, the Company has adopted the following practices:
•	Offer market competitive compensation opportunities, referencing median total direct compensation while maintaining maximum flexibility to determine individual compensation based on the executive’s responsibilities, experience and performance;
•	Pay for performance through a mix of short- and long-term incentive compensation where above-market performance by the Company is rewarded with above-market compensation and underperformance by the Company results in lower compensation; and
•	Promote ownership in the Company through stock-based compensation and share ownership guidelines.

Participants in the Compensation Setting Process

Compensation and Human Capital Committee

The Compensation Committee establishes our executive compensation program philosophy, plan design, and administration rules and is responsible for reviewing and approving the compensation of our Named Executive Officers. The Compensation Committee is comprised solely of independent, non-employee members of the Board. The Compensation Committee works closely with both its independent compensation consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. For more information about the Compensation Committee and its duties, please see “Information About the Board of Directors and Corporate Governance—Compensation and Human Capital Committee” beginning on page 33 of this Proxy Statement.

Independent Compensation Consultant

The Compensation Committee retained Aon plc (“Aon”) as its 2025 independent compensation consultant to, among other things, assist it with structuring the Company’s 2025 compensation programs and related deliberations. Aon reported directly and exclusively to the Compensation Committee, and at the time that FMC engaged Aon as its executive compensation advisor, the Compensation Committee was aware of the types and general magnitude of the fees for other services that Aon provided to FMC. During 2025, Aon provided to the Compensation Committee, among other services:

•	Expertise-based advice;
•	Research and analytical services, including competitive market data benchmarking and analyses, recommendations on peer group composition, and compensation recommendations for our executives and directors based on the foregoing;
•	Updates on compensation trends and regulatory developments;
•	Review and commentary on our proxy disclosures and management recommendations concerning our executive compensation programs; and
•	Attendance and participation in meetings of the Compensation Committee.

Prior to engaging Aon for 2025, the Compensation Committee evaluated Aon’s independence and any potential conflicts of interest under relevant SEC rules and NYSE listing standards and determined that Aon’s services presented no conflicts of interest. In total, fees paid to Aon during 2025 for services not related to Aon’s work with the Compensation Committee, such as global pension, investment and consulting services and risk brokerage services, were approximately $3,049,333. Fees paid to Aon during 2025 for services related to recommending the amount and form of executive and director compensation were approximately $201,209. Aon had been providing services in areas other than executive compensation consulting to FMC prior to the Compensation Committee’s selection of Aon for executive compensation consulting services. The Compensation Committee has sole authority to approve the independent compensation consultant’s compensation, determine the scope of its services, evaluate its performance, and terminate or continue to retain the independent compensation consultant at the expense of the Company. The Compensation Committee annually reviews its independent compensation consultant engagement, typically at the beginning of each year.

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Management

During 2025, certain members of management supported the Compensation Committee with respect to, among other things, the following:

•	Recommending performance metrics and goals for Committee review and approval;
•	Presenting financial results measured against performance and providing compensation cost analyses;
•	Reviewing executive performance and providing leadership competency assessments; and
•	Implementing and communicating Compensation Committee decisions.

No executive officer participates in the deliberations of the Compensation Committee regarding his or her own compensation.

Peer Group and Market Data

When reviewing compensation programs for, and setting the compensation of, our Named Executive Officers, the Compensation Committee considers the compensation practices of specific peer companies as well as market data from published surveys. With the assistance of its independent compensation consultant, the Compensation Committee selects a peer group of companies that are comparable in terms of size and industry and reviews the composition of this peer group at least annually. In setting the compensation of our Named Executive Officers, the Compensation Committee, with the assistance of its independent compensation consultant, evaluates each Named Executive Officer’s compensation relative to the median market data for the respective position based on our peer group and industry published surveys. However, the Compensation Committee does not strictly tie target compensation to the median of our peer group or survey data, as it also considers Company and individual performance, experience, and scope of role when determining the appropriate level of compensation for each executive.

Peer Group for Setting 2025 Compensation

In consultation with Aon, the Compensation Committee reviewed and updated the Company’s peer group in July 2024 for purposes of setting 2025 compensation. The Compensation Committee considered a variety of factors designed to foster year-over-year consistency in peer group composition to the extent possible while recommending a group of companies that, in the aggregate, reflect FMC’s profile and position FMC within a competitive range of those companies based on certain size and valuation parameters. In so doing, the Compensation Committee, with the assistance of Aon, considered potential peers based on comparability in market segment and industry focus, accounting for merger and acquisition activity affecting the companies and valuation metrics (including revenue, market capitalization, market capitalization to revenue ratio and employee count), generally within a range of one-third to three times that of the Company, and applied additional filters to identify profile-appropriate peers with comparable operations to the Company (with agricultural sciences preferred) and/or overlap with proxy advisory firm-identified peers of the Company, reverse peers and peers of peers. Applying this methodology, the Compensation Committee decided to maintain the peer group with no additions or removals for the year. The Compensation Committee will continue to review and update the Company’s peer group for purposes of setting executive compensation in future years.

The following table sets forth the peer group approved by the Compensation Committee for purposes of setting 2025 compensation.

2025 Peer Group Composition
Albemarle Corporation	Corteva, Inc.	Nutrien Ltd.
Ashland, Inc.	Darling Ingredients Inc.	RPM International Inc.
Avient Corporation	Eastman Chemical Company	The Andersons, Inc.
Cabot Corporation	H.B. Fuller Company	The Chemours Company
Celanese Corporation	Ingredion Incorporated	The Mosaic Company
CF Industries Holdings, Inc.	International Flavors & Fragrances Inc.	The Scotts Miracle-Gro Company

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Evaluating Executive Performance

The Compensation Committee reviews the performance of our Named Executive Officers through our annual performance cycle. No Named Executive Officer participates in the Compensation Committee’s discussion regarding his or her own compensation.

CEO Evaluation	Other NEO Evaluation
With respect to our CEO, our Compensation Committee Chair gathers input from all non-employee directors and completes an assessment of the CEO’s performance. The Chair solicits feedback and assesses our CEO based on the Company’s performance, his individual performance and his interactions with directors. Once the Chair receives the solicited input, the Chair reviews all pertinent information with the Compensation Committee, which then evaluates the CEO’s performance in light of the goals and objectives relevant to the CEO’s compensation.	With respect to the other Named Executive Officers, our CEO completes an assessment of each such Named Executive Officer’s performance and proposes compensation adjustments where appropriate. In completing his assessment, the CEO evaluates such officer’s (i) achievement of individual objectives and goals; (ii) contributions to the Company’s short- and long-term goals and performance; and (iii) leadership competencies and how such officer achieved the applicable goals.

The Compensation Committee determines and approves the CEO’s compensation, with the Compensation Committee Chair reviewing all pertinent information with the Board.	The Compensation Committee reviews and discusses the CEO’s performance assessments and compensation recommendations for each other Named Executive Officer and then approves the compensation payable to each other Named Executive Officer.

Elements of Total Compensation

When setting compensation for our Named Executive Officers, the Compensation Committee focuses on total direct compensation. Total direct compensation includes three major components – base salary, annual short-term incentive compensation (“STI”), and annual long-term incentive compensation (“LTI”) – all of which are designed to work together to drive a complementary set of behaviors and outcomes.

•	Base salary. Base salary is intended to compensate for individual technical and leadership competencies required for such officer’s specific position and to provide economic security.
•	Short-Term Incentive Compensation. Annual short-term incentive compensation in the form of a market- competitive, performance-based cash incentive designed to focus our Named Executive Officers on pre-set objectives each year and drive specific behaviors that foster short-term and long-term growth and profitability.
•	Long-Term Incentive Compensation. Annual long-term incentive compensation generally consists of a mix of PSUs, NQSOs and RSUs. Annual long-term incentive compensation is designed to align the interests of our Named Executive Officers with the long-term growth interests of our stockholders, to reward executives for stockholder value creation, to recognize executives for their contributions to the Company, and to promote retention.

In addition to receiving direct compensation, our Named Executive Officers also participate in various employee benefit programs, as described in the “Perquisites and Other Personal Benefits” section of this CD&A beginning on page 58.

The following chart illustrates, for 2025, the distribution of value among the three elements of direct compensation for our CEO and, on average, for the other Named Executive Officers. For purposes of this illustration, the annual short-term incentive compensation component is based on the target annual short-term incentive opportunities awarded by the Compensation Committee for 2025 short-term incentive awards (for more information, see “2025 Short-Term Incentive Plan Formula” beginning on page 52) and the annual long-term incentive compensation component is based on the grant value awarded by the Compensation Committee for 2025 long-term incentive awards before conversion to the various forms of equity awards (for more information, see “Individual 2025 Long-Term Incentive Awards” beginning on page 57). As a percentage of total annual compensation, approximately 89% of our CEO’s compensation and, on average, 72% of our other Named Executive Officers’ compensation was performance-based because it was subject to performance goals, the fluctuations of our stock price, or both.

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Target Annual Compensation Mix

CEO PAY MIX	OTHER NEO PAY MIX

Base Salary

Base salary, which represented 11% of our CEO’s target total compensation and, on average, 27% of target total compensation for other Named Executive Officers, is paid to provide a fixed component of compensation for the technical and leadership competencies required for the respective position. Target base salary varies based on the field in which each executive operates, the scope of the position, the peer-group comparisons for similarly-situated executives, the experience and qualifications needed for the role, the executive’s performance, and an assessment of internal equity among Company executives.

Early in 2025, the Compensation Committee completed the process described above under “Evaluating Executive Performance” (beginning on page 51) and determined appropriate increases to base salaries for our Named Executive Officers based on individual performance and contributions, market considerations, and, with respect to our CEO, competitive positioning versus peers based on tenure and performance.

Accordingly, 2025 base salaries for our Named Executive Officers were as follows:

Named Executive Officer	2024 Base Salary (S)	2025 Base Salary ($)	Percent Increase
Pierre Brondeau	1,300,000	1,345,500	3.5%
Andrew Sandifer	800,049	828,051	3.5%
Jacqueline Scanlan	550,000	569,250	3.5%
Thaisa Hugenneyer	475,000	508,250	7.0%
Seva Rostovtsev	402,000	422,100	5.0%
Ronaldo Pereira	738,000	763,830	3.5%
Michael Reilly	602,462	623,548	3.5%

Short-Term Incentive Compensation

We structure our compensation programs to reward our NEOs based on our performance and the individual executive’s relative contribution to our performance. To emphasize the importance of near-term performance, NEOs are generally eligible to receive annual performance-based awards under our STI plan in the event certain specified performance measures are achieved. The STI pool is determined by the Compensation Committee based upon a pre-established formula with reference to the achievement of corporate-level and business-level performance targets established annually by the Compensation Committee and based on the Company’s Board-approved budget and financial plan. For each NEO’s target STI award, the financial performance measures are collectively weighted at 70% and each such NEO’s individual performance is weighted at 30%.

2025 Short-Term Incentive Plan Formula

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Under the terms of the 2025 STI Plan, each NEO’s annual incentive award is based on a percentage of the NEO’s base salary. Once the achievement of financial performance against targets has been determined, the Compensation Committee reviews and approves the individual performance component of each NEO’s award, which is based on each respective NEO’s business impact, leadership, and attainment of individual objectives, as well as other related factors. In addition, in determining the achievement of corporate and/or business financial performance targets, the Compensation Committee may account for unusual events such as accounting changes, extraordinary tax law/rule changes, acquisitions and divestitures, and unbudgeted interest expenses associated with share repurchases if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of our performance. The Compensation Committee may also exercise negative discretion with respect to the payout percentage that would otherwise result from the actual level of achievement of corporate and/or business financial performance targets to take into account overall company financial performance and other circumstances impacting shareholder value.

Details regarding the treatment of Mr. Pereira’s annual incentive award for 2025 in connection with his departure, as well as details regarding the treatment of Mr. Reilly’s annual incentive award for 2025 in connection with his retirement, are set forth in the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change in Control”.

2025 Short-Term Incentive Plan Target Percentages

The 2025 target percentage under the 2025 STI Plan approved by the Compensation Committee for each of our NEOs is set forth in the table below.

Named Executive Officer	2024 Incentive Target (% of Salary)	Increase	2025 Incentive (% of Salary)	2025 Incentive Target ($)(1)
Pierre Brondeau	135%	15%	150%	2,018,250
Andrew Sandifer	85%	—	85%	703,843
Jacqueline Scanlan	75%	—	75%	426,938
Thaisa Hugenneyer	60%	15%	75%	381,188
Seva Rostovtsev	55%	5%	60%	253,260

2025 Short-Term Incentive Plan – Weighted Company Performance

For each performance year under the STI Plan, the Compensation Committee assigns a target, threshold, and maximum payout level to financial performance metrics where the actual payout can range from 0% to 200% of the assigned target weighting depending on our achievement of such performance measures. The Compensation Committee sets these targets to challenge our executives, including our NEOs, to drive our financial and business performance, taking into account the state of our business, industry dynamics, and other business conditions.

For the year ended December 31, 2025, for all NEOs, the financial performance metrics under the 2025 STI Plan were based upon Adjusted EBITDA (as defined below) to align with the Company’s core operating performance and efficiency as well as offering simplicity and transparency to our stockholders. We established an Adjusted EBITDA target that was challenging and attainable only with strong performance, and that took into account the relevant opportunities and risks, including the continuing headwinds we were facing. The Compensation Committee believes Adjusted EBITDA is the most direct measure of the Company’s underlying operating results. Using this metric further reinforces management accountability for delivering profitable growth and aligns annual incentives with value creation for stockholders.

2025 Metrics	Weighting	Description
Adjusted EBITDA	100%	Adjusted EBITDA, a non-GAAP measure, is defined as Income (loss) from continuing operations before income taxes, plus the sum of Corporate special (charges) income and Interest expense, net and total depreciation and amortization.

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The following chart sets forth for the 2025 STI Plan weighting of each financial performance metric and the threshold, target and maximum performance targets, as well as the actual performance achieved, for the year ended December 31, 2025:

		Performance Targets			Achievement
2025 Targets(1)	Metric Weighting	Threshold	Target	Maximum	Full Year Results	Target Award (%)(2)
Adjusted EBITDA	70%	$819	$910	$1,001	842.7	63%
Payout Percentage		50%	100%	200%
(1)	All dollar values are in millions.
(2)	Payout percentage for actual performance between levels is linearly interpolated.

For the individual performance component, the Compensation Committee approves an individual performance factor for each NEO, which reflects each NEO’s performance, business impact, contributions, and leadership, among other factors. The individual performance factor is assigned a weight of 30% of each NEO’s 2025 target award, and the actual payout can range from 0% to 200% of the weighting depending on the NEO’s individual contributions during the performance period.

For 2025, the Compensation Committee considered the following key achievements in approving the individual performance component for each of our NEOs.

Named Executive Officer	Individual Performance Payout	Weighted % of Total Payout	2025 Performance Considerations
Pierre Brondeau	150%	45%	•	Redefine the portfolio to prioritize strategic actions
			•	Accelerate cost saving plan and increase the target for Project Focus
			•	Q1 and Q2 “company reset”
			•	Accelerate financial commitment and strategy to accelerate the growth of new AIs
			•	Increase of commercial talent in leadership roles by attracting and hiring
Andrew Sandifer	150%	45%	•	Drove execution of Project Focus to deliver increased savings targets and initiated Project Foundation
			•	Evolved Digital organization under new Chief Digital Officer. Delivered successful S/4 HANA upgrade.
			•	Delivered 2025 savings from Finance efficiency initiatives, building on key levers of simplification, standardization, automation, optimized work location, and recalibrated service levels
			•	Delivered better than budgeted tax rate on adjusted earnings
			•	Drove impactful Investor Relations messaging and engagement, including more tangible demonstration of progress against Rynaxypyr and Growth Portfolio strategies
Jacqueline Scanlan	150%	45%	•	Drove talent strategy to increase development of succession candidates and identified capabilities gaps to attract external talent
			•	Drove execution of Project Focus to deliver savings targets and initiated Project Foundation
			•	Attracted top talent to fill critical roles in leadership team and commercial organization talent
			•	Delivered 2025 savings from HR transformation, building on key levers of simplification, standardization, automation and recalibrated service levels
Thaisa Hugenneyer	150%	45%	•	Lead the development of the climate transition plan and ensure readiness for the mandatory reporting requirements
			•	Enhanced the financial management of the Global Supply Chain by establishing the right metrics and KPIs and driving global organizational alignment
			•	Drove the development of the key strategies for manufacturing footprint and made progress on the implementation
			•	Drove execution of Project Focus to deliver savings targets and initiated Project Foundation
Seva Rostovtsev	110%	33%	•	Ensure seamless support for product launch activities to accelerate time-to-market and maximize business impact
			•	Drove strategy to accelerate the growth of new AIs
			•	Integration and optimization of Plant Health R&D organization. Create a unified, efficient structure that enhances collaboration, streamlines processes, and maximizes innovation and operational effectiveness

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2025 Short-Term Incentive Plan Awards and Results

Based on the considerations described above, our level of performance in relation to the financial performance targets and each NEO’s individual performance component, the payout percentage and the 2025 incentive awards earned by our NEOs, are set forth in the table below.

Named Executive Officer	2025 STI Target ($)(1)	Weighted Financial Performance Metric (70%)	Weighted Individual Performance Metric (30%)	Weighted STI Payout % (of Target Incentive)	Actual Award ($)(1)
Pierre Brondeau	2,018,250	44.1%	45%	89.1%	1,798,261
Andrew Sandifer	703,843	44.1%	45%	89.1%	627,124
Jacqueline Scanlan	426,938	44.1%	45%	89.1%	380,401
Thaisa Hugenneyer	381,188	44.1%	45%	89.1%	339,638
Seva Rostovtsev	253,260	44.1%	33%	77.1%	195,263
(1)	Rounded to nearest whole dollar.

Long-Term Incentive Compensation

The Compensation Committee uses long-term incentive compensation to deliver competitive compensation that recognizes executives for their contributions to the Company and aligns the interests of Named Executive Officers with stockholders by focusing them on long-term growth and share performance. The Compensation Committee views long-term incentive awards as a significant element of total compensation at the executive level and a critical component of the Company’s executive compensation program to align their interests with that of stockholders by awarding compensation in line with stock performance and returns for investors.

2025 Long-Term Incentive Award Types

In 2025, the total award values of annual long-term incentive awards granted to our Named Executive Officers were allocated generally among the following:

CEO LONG-TERM EQUITY INCENTIVE AWARD COMPONENT BREAKDOWN	OTHER NEO LONG-TERM EQUITY INCENTIVE AWARD COMPONENT BREAKDOWN

The Compensation Committee considered the above allocation of annual long-term incentive awards to be appropriate, as Company performance is reflected in PSUs and stock options (which only have value to the extent the Company’s stock price increases from the stock price on the grant date), while grants of time-based RSUs allow the program to support retention throughout a full business cycle.

PSUs vest, if at all, at the end of a three-year performance period based upon satisfaction of performance criteria tied to relative total stockholder return (“rTSR”) and average return on invested capital (for more information, see “How We Establish PSU Goals” below). RSUs and stock options vest on a graded three-year schedule, with one-third (1/3rd) of the award vesting on each of the first, second, and third anniversaries of the grant date.

As discussed above in the section of this Proxy Statement titled “Advisory “Say-on-Pay” Vote, Stockholder Outreach and Compensation Updates,” in consideration of stockholder feedback, in designing the rTSR PSUs that will be granted to our Named Executive Officers in 2026, the Compensation Committee, in order to better align our Named Executive Officers’ compensation to long-term stockholder returns, determined that our rTSR PSU awards granted in 2026 will be subject to one three-year performance period, rather than three one-year performance periods.

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How we Establish PSU Goals

In implementing and setting goals for our PSU awards, the Compensation Committee considers market practice as well as our focus on driving stockholder value. For our 2025 PSU awards, the Compensation Committee determined to retain the 70% weighting for the PSU metric of rTSR (measured over four performance periods) because it directly links our Named Executive Officers’ compensation to long-term stockholder return, in order to focus our NEOs on the critical strategic priorities of generating superior stockholder returns, and retained the secondary PSU metric with 30% weighting to Adjusted Average ROIC.

The Compensation Committee did not make any design changes for 2025 rTSR metric. The 2025 PSUs with rTSR performance are calculated as four point-to-point measurements from 2025 to 2027. TSR performance is calculated for each of the three calendar years, as well as for the three-year period as a whole. Each of these four measurement periods carries a weight of 25% in calculating the final number of shares due. When the performance measure has been met for a particular calendar year during the three-year period of the award, that portion of units is “banked”, but is not considered “vested,” and shares will not be delivered unless and until the executive remains in service for the three-year performance period (except in certain circumstances as described below under the heading entitled “Potential Payments Upon Termination or Change in Control”) and the performance is approved by the Compensation Committee. If cash dividends are paid to the Company’s stockholders during the applicable measurement period, dividend equivalent units are credited with respect to the banked units and are delivered to the executive if and when the banked units are delivered. In addition, if cash dividends are paid to the Company’s stockholders following the applicable measurement period, the executive will generally receive a special cash payment equal to the amount the executive would have received had the executive been the record holder of the shares underlying banked units when the dividend was declared and paid. Achievement under 2025 PSU awards is tied to the Company’s rTSR relative to all companies included in the S&P 1500 Composite Chemical Index during the performance periods plus select additional chemical company peers, including companies not included in the index but a part of the Company’s compensation peer group, as described above.

2025 Peer Group Composition for Company’s rTSR
AdvanSix Inc.	Corteva, Inc.	Mativ Holdings, Inc.
Air Products and Chemicals, Inc.	Darling Ingredients Inc.	Minerals Technologies Inc.
Akzo Nobel N.V.	Dow Inc.	The Mosaic Company
Albemarle Corporation	DuPont de Nemours, Inc.	NewMarket Corporation
The Andersons, Inc.	Eastman Chemical Company	Nutrien Ltd.
Arcadium Lithium plc	Ecolab Inc.	Olin Corporation
Ashland Inc.	H.B. Fuller Company	PPG Industries, Inc.
Avient Corporation	Hawkins, Inc.	Quaker Chemical Corporation
Axalta Coating Systems Ltd.	Ingevity Corporation	RPM International Inc.
Balchem Corporation	Ingredion Incorporated	The Scotts Miracle-Gro Company
BASF SE	Innospec Inc.	Sensient Technologies Corporation
Cabot Corporation	International Flavors & Fragrances	The Sherwin-Williams Company
Celanese Corporation	Koppers Holdings Inc.	Stepan Company
CF Industries Holdings, Inc.	Linde plc	Valhi, Inc.
The Chemours Company	LyondellBasell Industries N.V.	Westlake Corporation

The Compensation Committee decided to maintain the secondary PSU metric for 2025 awards of Adjusted Average ROIC. Adjusted Average ROIC, for purposes of the PSUs granted in 2025, is defined as the average of the Return on Invested Capital for each of the three years in the measurement period, where Return on Invested Capital (a non-GAAP measure) for a given year is calculated as (i) the Company’s Net Operating Profit After Tax, divided by (ii) the Company’s Invested Capital. The Company’s “Net operating Profit After Tax” (a non-GAAP measure) means the sum of Income (loss) from continuing operations attributable to FMC stockholders, net of tax plus the sum of After-tax Interest expense, the After-tax effect of Corporate special (charges) income and Non-GAAP tax adjustments. The Company’s “Invested Capital” (a GAAP measure)

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means the sum of the 2-Point Average of Total debt and total FMC stockholders’ equity, measured as of the fiscal year end of the two most recently completed fiscal years in the measurement period. The Compensation Committee shall have the authority to adjust the Adjusted Average ROIC for extraordinary events or transactions, including but not limited to, changes in accounting and/or tax rules, laws or regulations, acquisitions or divestitures and business restructuring.

Depending on the Company’s performance, the number of shares that may be earned under these PSU awards ranges from 0% to 200% of target, as follows:

PSU Performance	Relative TSR Performance	PSUs that would vest as % of target (Relative TSR)	Adjusted Average Return on Invested Capital (ROIC)	PSUs that would vest as % of target (Adjusted Average ROIC)
Below Threshold	<35th Percentile	0%	<6.6%	0%
Threshold	35th Percentile	50%	6.6%	50%
Target	50th Percentile	100%	7.7%	100%
Maximum	80th Percentile or higher	200%	9.1% or higher	200%

If the Company experiences negative total stockholder return during the three-year cumulative performance period, the 2025 PSU award payout cannot exceed 100% of the target performance level.

Individual 2025 Long-Term Incentive Awards

When setting annual long-term incentive compensation for our Named Executive Officers, the Compensation Committee employs the process described in the “Evaluating Executive Performance” section of this CD&A (beginning on page 51). After the Compensation Committee establishes a grant value for each Named Executive Officer’s 2025 annual long-term incentive award, that value is allocated between PSUs, stock options and RSUs (see “2025 Long-Term Incentive Award Types” beginning on page 55), with the exact number of PSU and RSU awards (and performance metric for PSUs) determined by using an average stock price for a period ending on a date prior to the date of the award selected by the Compensation Committee and the exact number of stock options determined using the applicable Black-Scholes value with this average stock price.

The table below lists the grant value of fiscal 2025 annual long-term incentive awards granted by the Compensation Committee:

Named Executive Officer	2024 LTI Grant Value Awarded	2025 LTI PSU Value	2025 LTI NQSO Value	2025 LTI RSU Value	Total 2025 LTI Grant Value Awarded(1)
Pierre R. Brondeau(2)	n/a	4,250,000	2,550,000	1,700,000	8,500,000
Andrew Sandifer	2,200,000	880,000	660,000	660,000	2,200,000
Jacqueline Scanlan	950,000	440,000	330,000	330,000	1,100,000
Thaisa Hugenneyer	450,000	240,000	180,000	180,000	600,000
Seva Rostovtsev	750,000	300,000	225,000	225,000	750,000
Ronaldo Pereira	1,500,000	800,000	600,000	600,000	2,000,000
Michael Reilly	1,100,000	440,000	330,000	330,000	1,100,000
(1)	The award values in this table reflect the grant values awarded by the Compensation Committee while the Summary Compensation Table (see page 63) and the Grants of Plan-Based Awards During 2025 table (see page 64) reflect the award values for accounting purposes.
(2)	Mr. Brondeau’s did not participate in the 2024 long-term incentive program given that he commenced service as CEO in June 2024.

Long-Term Incentive Award Payouts

During 2025, the Compensation Committee determined final shares earned under the following PSU award grants made to each NEO with performance periods ending on December 31, 2025:

2023-2025 PSU Awards

	TSR Performance	Peer Group Percentile(1)	Target
Measurement Periods			0.0	1.0	2.0	TSR Rating
2023-2025 Grant Year 1 (2023 TSR)	(47.4)%	5.9%	35%	50%	80%	0.00
2023-2025 Grant Year 2 (2024 TSR)	(16.9)%	36.0%	35%	50%	80%	0.53
2023-2025 Grant Year 3 (2025 TSR)	(68.7)%	2.0%	35%	50%	80%	0.00
3 Year TSR 2023-2025	(83.8)%	2.0%	35%	50%	80%	0.00
(1)	Based on Company’s rTSR during the performance period relative to performance of companies in the S&P 1500 Composite Chemical Index plus select additional chemical company peers. Peer group composition can vary by grant year.

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Performance Metric	Below Threshold	Threshold	Target	Maximum	Actual Results	% Achievement	Rating
Cumulative Three-Year Operating Cash Flow(1)	<3,597	3,597	4,128	4,644	2,521	61%	0.00
Percentage of Units Earned	0%	25%	100%	200%
(1)	Operating Cash Flow is calculated as Adjusted EBITDA plus or minus the change in working capital. The change in working capital is defined as the sum of (a) trade receivables (net), (b) guarantees of vendor financing, (c) inventories, (d) accounts payable (trade and other), (e) advance payments from customers, and (f) accrued customer rebates, each as reported in the Company’s consolidated statements of cash flow for the relevant year. Three-Year Operating Cash Flow will be the sum of Operating Cash Flow of each individual year in the three-year period.

2024-2026 PSU Awards

	TSR Performance	Peer Group Percentile(1)	Target
Measurement Periods			0.0	1.0	2.0	TSR Rating
2024-2026 Grant Year 1 (2024 TSR)	(16.9)%	35.6%	35%	50%	80%	0.52
2024-2026 Grant Year 2 (2025 TSR)	(68.7)%	0.0%	35%	50%	80%	0.00
(1)	Based on Company’s rTSR during the performance period relative to performance of companies in the S&P 1500 Composite Chemical Index plus select additional chemical company peers. Peer group composition can vary by grant year.

2025-2027 PSU Awards

	TSR Performance	Peer Group Percentile(1)	Target
Measurement Periods			0.0	1.0	2.0	TSR Rating
2025-2027 Grant Year 1 (2025 TSR)	(68.7)%	0.0%	35%	50%	80%	0.00
(1)	Based on Company’s rTSR during the performance period relative to performance of companies in the S&P 1500 Composite Chemical Index plus select additional chemical company peers. Peer group composition can vary by grant year.

Retirement Benefits

We maintain a tax-qualified defined contribution 401(k) plan, the FMC Corporation Savings and Investment Plan, that is available to all eligible United States employees that are not active participants in the closed FMC Defined Pension plan. The FMC Corporation Savings and Investment Plan is subject to certain contribution and earnings limits set under Sections 402(g) and 401(a) (17) of the IRC. FMC maintains the Nonqualified Savings and Investment Plan (“Nonqualified Savings Plan”) is used to facilitate the continuation of contributions beyond the limits allowed under the Qualified Savings Plan.

As of 2025, we have one NEO, Mr. Reilly (who retired on July 1, 2025), eligible for retirement benefits under (i) a qualified defined benefit plan (the “Qualified Plan”) available on a non-discriminatory basis to all U.S.-based employees hired before July 2007 who meet the service criteria; and (ii) a nonqualified defined benefit plan (the “Nonqualified Plan”), which is designed to restore the benefits that would have been earned under the Qualified Plan, absent the limits placed by the Internal Revenue Code. Mr. Reilly is the only NEO eligible for the Qualified Plan and Nonqualified Plan in 2025.

Perquisites and Other Personal Benefits

We provide our NEOs with certain relatively low-cost personal benefits and perquisites, which we do not consider to be a significant component of executive compensation, but which are nonetheless an important factor in attracting and retaining talented executives. Our NEOs are eligible under the same plans as all other employees for medical, dental, vision and short-term and long-term disability insurance, and benefits to executives who relocate internationally, including tax preparation, relocation and support services, and related tax gross ups. We also provide the following additional perquisites to our NEOs and certain other senior management personnel: financial planning, reserved parking, executive physicals and in the case of the CEO, use of corporate aircraft and club memberships. To encourage charitable giving among our employees, our Matching Gift Plan offers to all U.S. employees a dollar-for dollar match for gifts up to $15,000 per employee annually to eligible nonprofit organizations. Mr. Sandifer is eligible to receive an additional $5,000 in annual matching charitable contributions, which is reported as an incremental cost in the Summary Compensation Table.

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Other Compensation and Policies

Employment, Change in Control, and Severance Arrangements

Our success in building the sound leadership team in place today was due in large part to our ability to utilize a full range of compensation tools, including employment, change in control, and severance agreements. We believe that together, our employment, change in control, and severance agreements, which are guided by our compensation philosophy and governance practices, foster stability within our executive leadership team by helping our executives to better focus their time, attention and capabilities on our business and assist the Company in recruiting and retaining key executives.

As described in more detail below, the Company maintains an executive severance plan (the “Severance Plan”) covering our executives (other than, in certain circumstances, Mr. Sandifer). Benefits payable under the Severance Plan to an applicable executive will immediately cease if such executive violates certain confidentiality, non-solicitation and non-competition obligations and, in the event of such a violation, such executive would also be required to repay to the Company any cash amounts that were previously paid to such executive under the Severance Plan.

The following table describes the terms and conditions of the Severance Plan.

	Non-Change-In-Control	Change-In-Control
TRIGGERING EVENT	• Termination without cause • Termination for good reason	• Termination without cause • Termination for good reason
CASH SEVERANCE	An amount equal to the severance multiple multiplied by the sum of the executive’s (1) annual base salary and (2) full year target annual incentive.
SUPPLEMENTAL CASH PAYMENT	A lump sum payment payable in cash equal to $20,000, for use for career transition or such other purposes as determined by the executive.
SEVERANCE MULTIPLIERS	CEO: 2x; other NEOs: 1x	CEO: 3x; other NEOs (except Mr. Sandifer): 2x
EQUITY ACCELERATION	As specified by the equity plan or individual award agreements, as applicable.
ANNUAL NON-EQUITY INCENTIVE COMPENSATION	An amount of cash equal to the target incentive amount, prorated for the length the executive was employed during the incentive year.
HEALTHCARE BENEFITS	A lump sum equal to the employer premium amount for the executive’s healthcare election at the time of separation for 12 months.	A lump sum equal to the employer premium amount for the executive’s healthcare election at the time of separation for 12 months multiplied by the severance multiple.
CLAIMS RELEASE	Required
RESTRICTIVE COVENANTS

•

Prohibition from competing with the Company or soliciting the Company’s customers or employees for a period of 12 months following separation of employment

•

Non-disparagement, confidentiality and assignment of inventions provisions for the benefit of the Company

Change in Control Severance Agreement with Mr. Sandifer

As noted above, in 2024, the Company adopted the Severance Plan for NEOs and other selected members of senior leadership. The Compensation Committee determined that Mr. Sandifer’s existing change in control severance agreement would be “grandfathered” for the duration of his employment as Chief Financial Officer, and therefore to avoid the duplication of benefits payable to him, Mr. Sandifer is only eligible for the non-change in control severance benefits under the Severance Plan.

Mr. Sandifer’s grandfathered change in control severance agreement provides that if a change in control of the Company occurs and, within two years after that change in control, Mr. Sandifer’s employment is terminated without cause or he resigns for good reason, then he would be entitled, contingent on his execution of a release in favor of the Company, to the following payments and benefits: (i) 36 months of base salary, (ii) three times target annual incentive (based on highest historical target), (iii) prorated bonus for the year of termination, (iv) outplacement services, with cost capped at 15% of base salary, and (v) health and welfare benefits continuation for three years.

Treatment of Company Equity Incentive Awards on Termination of Employment for Reasons other than Voluntary Separation or Retirement

Under the terms of the Company’s equity incentive award agreements, contingent on the NEO executing a release of claims in favor of the Company, treatment of the NEOs’ equity incentive awards on a termination of employment without cause (other than during the two years following a change in control):

•	Unvested RSUs will vest pro rata, and shares will generally be delivered promptly thereafter
•	With respect to rTSR PSUs, (i) banked rTSR PSUs will vest, with shares delivered at the regularly scheduled delivery date, and (ii) rTSR PSUs whose measurement periods are not yet complete will pro rata vest at the end of the applicable measurement period based on actual performance, with shares delivered at the regularly scheduled delivery date

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•	ROIC PSUs will pro rata vest based on actual performance at the end of the applicable measurement period, with shares delivered at the regularly scheduled delivery date

Under the terms of the Company’s equity incentive award agreements, contingent on the NEO executing a release of claims in favor of the Company, upon a termination of employment without cause or for good reason within two years after a change in control of the Company:

•	All unvested stock options will vest and remain exercisable for up to three months
•	All unvested RSUs will vest, and shares will generally be delivered promptly thereafter
•	With respect to rTSR PSUs, (i) banked rTSR PSUs will vest, and shares will be delivered at the regularly scheduled delivery date, and (ii) rTSR PSUs whose measurement periods are not yet complete will vest (based on target performance or, for rTSR PSUs granted during 2025, based on the greater of actual or target performance), and shares will be delivered at the regularly scheduled delivery date
•	ROIC PSUs will vest based on target level of performance, or, for ROIC PSUs granted during 2025, the greater of actual or target performance, and shares will be delivered at the regularly scheduled delivery date

Treatment of Company Equity Incentive Awards upon Death or Disability

Under the terms of the Company’s equity incentive award agreements upon a Death or Disability:

•	All unvested stock options will vest, and remain exercisable for up to five years
•	All unvested restricted stock units will vest, and shares will be delivered promptly thereafter
•	With respect to rTSR PSUs, (i) banked rTSR PSUs will vest, with shares delivered at the regularly scheduled delivery date, and (ii) rTSR PSUs whose measurement periods are not yet complete will pro rata vest at the end of the applicable measurement period based on actual performance, with shares delivered at the regularly scheduled delivery date
•	ROIC PSUs will pro rata vest based on actual performance at the end of the applicable measurement period, with shares delivered at the regularly scheduled delivery date

Separation and Release Agreement with Mr. Pereira

In connection with his departure, Mr. Pereira entered into a separation and release agreement pursuant to which he was provided severance benefits in accordance with the Severance Plan. The material terms and conditions of Mr. Pereira’s separation agreement are summarized in the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change in Control.”

Share Ownership Policy

Our Board believes strongly in aligning the long-term interests of our directors and executives with those of our stockholders. We maintain through our Compensation Committee a share ownership policy requiring that our Board Chair, all other non-employee directors, our CEO and our other Named Executive Officers own shares of FMC common stock at or above prescribed levels based on their role at the Company. Specifically, those individuals must comply with the following ownership requirements (expressed as a multiple of annual retainer or base salary) within five years of their respective election as a director, date of hire as an executive officer, or date of appointment to a new role requiring them to maintain a higher level of stock ownership under the policy:

Organizational Role	Share Ownership Requirement	Compliance Status(1)
Non-Employee Directors	5X annual base retainer	Compliant or within 5-year phase-in period
Chairman and CEO	6X base salary	Compliant or within 5-year phase-in period
Chief Financial Officer(2)	3X base salary	Non-compliant
Other Named Executive Officers	2X base salary	Compliant or within 5-year phase-in period
(1)	The Compensation Committee reviews executive and director share ownership compliance at least annually at its February meeting. Compliance status above is measured as of December 31, 2025.
(2)	As of the measurement date, the Chief Financial Officer does not meet the Company’s share ownership requirement. This shortfall is due solely to a decline in the Company’s share price, which reduced the value of the CFO’s existing holdings below the required threshold. The CFO continues to hold the same number of shares previously reported and is expected to regain compliance as market conditions improve or through future share acquisitions, consistent with the Company’s ownership guidelines. If our CFO does not come into compliance with our executive stock ownership guidelines, then the Compensation Committee has discretion to determine the consequences of such non-compliance.

Generally, shares owned directly or beneficially by an executive or the executive’s family, and shares held through Company qualified and non-qualified plans, count for purposes of compliance. Outstanding equity incentive awards under our current LTI program that count toward the guidelines are time-based restricted stock units and performance-based restricted stock units that have been earned (i.e., applicable performance conditions have been satisfied), in each case whether or not subject to continued time-based vesting conditions. No unearned PSUs or outstanding stock options (regardless of whether or not vested) are credited towards the ownership requirements. The Compensation Committee may temporarily suspend or permanently remove an individual’s share ownership requirement for hardship due to unforeseen and compelling circumstances.

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Anti-Hedging and Anti-Pledging Policies

The Company considers it inappropriate for directors and officers to engage in certain transactions related to the securities of the Company which could result in their interests no longer being aligned with the interests of other stockholders of the Company. Therefore, the FMC Insider Trading Policy and Anti-Hedging Policy restrict these persons from hedging and pledging the Company’s Common Stock.

The restrictions apply to all the Company’s directors and executive officers and to immediate family members residing in their households (the “insiders”), to trusts maintained for the principal benefit of an insider, and to other entities (such as partnerships or corporations) which are effectively controlled by an insider.

Hedging

Certain hedging and monetization transactions, such as zero-cost collars and forward sale contracts, allow an investor to lock in much of the value of the investor’s stock holdings and provide protection from decreases in the value of the stock and also limit or eliminate the investor’s ability to profit from an increase in the value of the stock. These transactions can therefore cause an investor’s interests to be misaligned with other stockholders of the Company. Accordingly, the Company prohibits insiders from engaging in any hedging transactions, including short sales and monetization transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives, that are designed to hedge or speculate on any change in the market value of Common Stock. The Company further prohibits any transaction that would directly or indirectly reduce the risk of holding Common Stock.

Pledging

The Company prohibits insiders from pledging or creating a security interest in the Common Stock, including by purchasing Common Stock on margin or holding Common Stock in a margin account.

Clawback Policies

In accordance with the applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related NYSE listing standard, the Company adopted a clawback policy in July of 2023 designed to recoup erroneously awarded incentive compensation paid to executive officers in the event of an accounting restatement (the “Dodd-Frank Clawback Policy”). The Dodd-Frank Clawback Policy replaces and supersedes the Company’s prior clawback policy, which had been in place since February 2013, with respect to incentive-based compensation received on or after October 2, 2023. Under the Dodd-Frank Clawback Policy, if a “Big R” or “little r” restatement of the Company’s financial statements is required, all incentive-based compensation tied to a financial reporting measure that was “received” (within the meaning of the rules) by subject executive officers in the three prior completed fiscal years will be recalculated based on the updated financial statements, to the extent applicable. Incentive compensation deemed to have been erroneously awarded due to the erroneous financials shall be subject to recoupment. Pursuant to the terms of the Dodd-Frank Clawback Policy, the Compensation Committee maintains discretion to determine the appropriate means of recoupment.

In addition to FMC’s Dodd-Frank Clawback Policy, FMC’s Incentive Stock Plan includes a provision that allows the Company, prior to a change in control, to effectuate a clawback in the event of serious misconduct or competitive activity by the recipient of an equity award. While this additional clawback trigger is not required by law, the clawback feature has historically been maintained under FMC’s Incentive Stock Plan. It is intended to deter and penalize behavior that is detrimental to the Company, and it extends the Company’s reach to recoup compensation beyond those circumstances covered in the Dodd-Frank Clawback Policy.

Risk Assessment of our Compensation Programs

The Compensation Committee has determined that its compensation policies and programs do not give rise to inappropriate risk taking or risks that are reasonably likely to have a material adverse effect on the Company.

Impact of Tax and Accounting on Compensation

Deductibility of Compensation

The impact of federal tax laws on our compensation programs is also considered by the Compensation Committee. Section 162(m) of the Internal Revenue Code (the “Code”), as amended, generally limits the deductibility of compensation in excess of $1 million paid to any one “covered employee” (which generally includes the Company’s Named Executive Officers) during any year.

As a result, we expect that compensation paid to our Named Executive Officers in excess of $1 million generally will not be deductible to the Company for U.S. federal income tax purposes.

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Stock-Based Compensation Expense

The Company recognizes stock-based compensation expense under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. In determining the appropriate fiscal 2025 long-term incentive grant levels, the Compensation Committee sought to balance its long-term incentive goals with the need to manage stockholder dilution and stock compensation expense.

Compensation and Human Capital Committee Report

This Compensation and Human Capital Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

THE COMPENSATION COMMITTEE*

K’Lynne Johnson, Chair
Kathy L. Fortmann
Dirk A. Kempthorne
Patricia Verduin, Ph.D.

*	Michael F. Barry is not a signatory to the Compensation and Human Capital Committee Report as it was approved prior to his appointment to the Board and he did not participate in the review, discussions and recommendations included therein.

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Executive Compensation Tables

The following table summarizes the compensation of our Named Executive Officers for each of the last three fiscal years. Please refer to the Compensation Discussion and Analysis beginning on page 46 for a description of our compensation policies and practices as well as a description of the components of compensation payable to our Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year	Salary ($) (c)	Bonus ($) (d)	Stock Awards(1)(2) ($) (e)	Option Awards(1) ($) (f)	Non-Equity Incentive Plan Compensation(3) ($) (g)	Change in Pension Value(4) ($) (h)	All Other Compensation(5) ($) (i)	Total ($) (j)
Pierre Brondeau(6) Chairman, and Chief Executive Officer and President	2025	1,334,125	—	6,257,919	2,373,420	1,798,261	N/A	274,666	12,038,391
	2024	725,833	—	4,250,018	4,250,008	1,124,927	N/A	181,026	10,531,812
	2023	—	—	—	—	—	—	—	—
Andrew Sandifer Executive Vice President and Chief Financial Officer	2025	821,051	—	1,620,099	819,063	627,124	N/A	133,005	4,020,342
	2024	783,114	—	1,307,899	553,925	731,044	N/A	109,636	3,485,618
	2023	720,333	—	1,182,205	492,757	373,478	N/A	144,831	2,913,604
Jacqueline Scanlan Executive Vice President and Chief Human Resources Officer	2025	564,438	—	810,145	409,545	380,401	N/A	74,333	2,238,861
	2024	550,000	—	564,765	239,204	474,375	N/A	55,677	1,884,021
	2023	148,413	441,376	2,212,061	0	—	N/A	9,083	2,810,933
Thaisa Hugenneyer Executive Vice President, Integrated Supply Chain and Chief Sustainability Officer	2025	499,938	—	441,877	223,391	339,638	N/A	66,966	1,571,809
	2024	—	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—	—
Seva Rostovtsev Executive Vice President and Chief Technology Officer	2025	417,075	—	552,365	279,218	195,263	N/A	57,977	1,501,897
	2024	—	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—	—
Ronaldo Pereira Former President FMC	2025	788,589	—	1,472,845	744,618	620,794	N/A	2,196,093	5,822,939
	2024	653,807	—	891,903	377,682	675,119	N/A	84,331	2,682,842
	2023	502,240	—	650,165	270,995	213,919	N/A	149,566	1,786,885
Michael Reilly Former Executive Vice President, General Counsel, Chief Compliance Officer, and Secretary	2025	349,893	—	810,145	409,545	161,274	337,137	35,785	2,103,779
	2024	596,669	—	653,975	276,969	484,982	515,556	37,484	2,565,635
	2023	572,393	—	598,013	249,156	182,477	302,470	46,488	1,950,997
(1)	The amounts in these columns reflect the grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See Note 14 to the Consolidated Financial Statements contained in the Company’s report on Form 10-K for the year ended December 31, 2025 for the assumptions used in the valuations that appear in these columns. The awards in Column (e) are comprised of restricted stock units and performance-based restricted stock units.
(2)	For 2025, the amounts listed in this column include the following grants: (i) performance-based restricted stock unit grants for Mr. Brondeau, 116,983 units; Mr. Sandifer, 24,223 units; for Ms. Scanlan, 12,114 units; for Ms. Hugenneyer, 6,606 units; for Mr. Rostovtsev, 8,258 units; for Mr. Pereira, 22,023 units; and for Mr. Reilly, 12,114 units, and (ii) restricted stock unit grants, for Mr. Brondeau, 46,794 units; for Mr. Sandifer, 18,168 units; for Ms. Scanlan, 9,084 units; for Ms. Hugenneyer, 4,956 units; for Mr. Rostovtsev, 6,195 units; for Mr. Pereira, 16,515 units; and for Mr. Reilly, 9,084 units. Per SEC rules, the values of PSUs are reported in this column based on their probable (target) outcomes at the grant date. However, the terms of the PSUs permit additional shares to be earned based on above-target performance. In each case, the maximum number of shares that may be earned is equal to twice the target amount. The grant date value of the maximum number of shares that may be earned under the PSUs was $8,936,097 for Mr. Brondeau, $1,850,347 for Mr. Sandifer, $925,364 for Ms. Scanlan, $504,619 for Ms. Hugenneyer, $630,812 for Mr. Rostovtsev, $1,682,293 for Mr. Pereira and $925,364 for Mr. Reilly.
(3)	For 2025, amounts listed in this column were amounts paid in 2026 with respect to the 2025 annual incentive plan.
(4)	For 2025, the amounts listed in this column are attributable to changes in the pension values under the Company’s qualified and nonqualified defined benefit plans. Details of these defined benefit plans are set forth in the Pension Benefits Table 2025 and the narrative that follows. For 2025, Mr. Reilly was the only NEO with such a benefit.

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(5)	For 2025, the amounts stated in this column include: (i) with respect to the employer matching contribution to the FMC Corporation Savings and Investment Plan, for Mr. Brondeau, $11,867; Mr. Sandifer, $14,000; Ms. Scanlan, $10,816; Ms. Hugenneyer, $11,881, Mr. Rostovtsev, $20,898; Mr. Pereira $14,000; and for Mr. Reilly, $14,000; (ii) with respect to the employer matching contribution for the FMC Corporation Non-Qualified Savings and Investment Plan, for Mr. Brondeau, $11,867; for Mr. Sandifer, $19,891; for Ms. Scanlan, $6,507; for Ms. Hugenneyer, $4,114; for Mr. Pereira, $17,197; and for Mr. Reilly, $12,443; (iii) with respect to employer core contributions to the Qualified and Nonqualified Savings and Investment Plans, for Mr. Brondeau, $17,500 for the Qualified Plan and $105,453 for the Nonqualified Plan, for Mr. Sandifer, $17,500 for the Qualified Plan and $60,105 for the Nonqualified Plan; for Ms. Scanlan, $17,500 for the Qualified Plan and $34,441 for the Nonqualified Plan; for Ms. Hugenneyer, $17,500 for the Qualified Plan and $23,213 for the Nonqualified Plan; for Mr. Rostovtsev, $17,500 for the Qualified Plan and $14,320 for the Nonqualified Plan; and for Mr. Pereira, $17,500 for the Qualified Plan and $55,685 for the Nonqualified Plan; (iv) for Mr. Brondeau, $106,471 representing the aggregate incremental cost for personal use of the Company airplane; (v) for Mr. Pereira, this also includes the severance payment of $2,081,451 paid pursuant to the Separation Agreement. The amounts in this column also include the aggregate incremental costs for the following: for Mr. Brondeau, financial planning and reserved parking; for Mr. Sandifer, charitable matching contributions in excess of the limit available to other U.S. based employees, financial planning, and reserved parking; for Ms. Scanlan, financial planning and reserved parking; for Ms. Hugenneyer, financial planning, reserved parking, and executive physicals; for Mr. Rostovtsev, reserved parking and executive physicals; and for Mr. Pereira, financial planning, reserved parking, and executive physicals; for Mr. Reilly, financial planning, reserved parking, and executive physicals. The aggregate incremental cost for each of the perquisites and personal benefits that was quantified in this footnote (5) was calculated based on the amount the Company or its affiliate paid for such benefit times the percentage of personal use not reimbursed to the Company or its affiliate.
(6)	Mr. Brondeau served as Chairman of the Board of Directors and Chief Executive Officer throughout 2025 and, in addition, Mr. Brondeau commenced service as President on December 15, 2025.

GRANTS OF PLAN-BASED AWARDS DURING 2025

The following table summarizes all plan-based award grants to each of our Named Executive Officers during 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Pierre Brondeau	N/A		0	2,018,250	4,036,500
	2/21/2025	(3)				40,944	81,888	163,776				3,125,665
	2/21/2025	(4)				17,548	35,095	70,190				1,342,384
	2/21/2025								46,794			1,789,871
	2/21/2025									259,674	$38.25	2,373,420
Andrew Sandifer	N/A		0	703,843	1,407,687
	2/21/2025	(3)				8,478	16,956	33,912				647,211
	2/21/2025	(4)				3,634	7,267	14,534				277,963
	2/21/2025								18,168			694,926
	2/21/2025									89,613	$38.25	819,063
Jacqueline Scanlan	N/A		0	426,938	853,875
	2/21/2025	(3)				4,240	8,480	16,960				323,682
	2/21/2025	(4)				1,817	3,634	7,268				139,001
	2/21/2025								9,084			347,463
	2/21/2025									44,808	$38.25	409,545
Thaisa Hugenneyer	N/A		0	381,188	762,375
	2/21/2025	(3)				2,312	4,624	9,248				176,498
	2/21/2025	(4)				991	1,982	3,964				75,812
	2/21/2025								4,956			189,567
	2/21/2025									24,441	$38.25	223,391
Seva Rostovtsev	N/A		0	253,260	506,520
	2/21/2025	(3)				2,890	5,780	11,560				220,623
	2/21/2025	(4)				1,239	2,478	4,956				94,784
	2/21/2025								6,195			236,959
	2/21/2025									30,549	$38.25	279,218

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			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Ronaldo Periera(5)	N/A		0	649,256	1,298,511
	2/21/2025	(3)				7,708	15,416	30,832				588,429
	2/21/2025	(4)				3,304	6,607	13,214				252,718
	2/21/2025								16,515			631,699
	2/21/2025									81,468	$38.25	744,618
Michael Reilly(6)	N/A		0	436,484	872,967
	2/21/2025	(3)				4,240	8,480	16,960				323,682
	2/21/2025	(4)				1,817	3,634	7,268				139,001
	2/21/2025								9,084			347,463
	2/21/2025									44,808	$38.25	409,545
(1)	The actual amount of the annual incentive paid to the NEO with respect to 2025 is stated in Column (g) of the Summary Compensation Table. The threshold, target and maximum performance signify performance that will yield a BPI rating of 0, 1.0 and 2.0, respectively. For any payout to be earned, performance must exceed the threshold level. The percentage of salary awarded for performance falling between the threshold and target achievement levels and the target and maximum achievement levels is determined using straight-line interpolation.
(2)	Consists of performance-based RSUs awarded under our long-term equity incentive compensation plan. Each PSU is equivalent to one share of our Common Stock.
(3)	The PSUs reflected in this row are earned for achieving specified rTSR percentile ranks during the three-year performance period beginning January 1, 2025 and ending December 31, 2027. See “How We Establish PSU Goals” under Compensation Discussion and Analysis, Long-Term Incentive Awards for the terms of these PSUs.
(4)	The PSUs reflected in this row are earned for achieving specified three-year cumulative average ROIC during the three-year performance period beginning January 1, 2025 and ending December 31, 2027. See “How We Establish PSU Goals” under Compensation Discussion and Analysis, Long-Term Incentive Awards for the terms of these PSUs.
(5)	Mr. Pereira departed the company on December 15, 2025. While the grant date target for this award was $649,256, the actual amount paid was prorated based on service through the departure date, as reflected in the Summary Compensation Table and in the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change in Control”.
(6)	Mr. Reilly retired from the company on July 1, 2025. While the grant date target for this award was $436,484, the actual amount paid was prorated based on service through his retirement, as reflected in the Summary Compensation Table and in the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change in Control”.

The awards contained in the Grants of Plan-Based Awards Table above were granted under the FMC Corporation 2023 Incentive Stock Plan, which is administered by the Compensation Committee.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below reflects all outstanding equity awards made to each of the Named Executive Officers that were outstanding at the end of 2025. Market or payout values are based upon the closing price of $13.87, which was the closing price on the NYSE of our common stock on December 31, 2025 (the “Closing Price”), the last trading day of 2025. Messrs. Pereira and Reilly were not employed with the Company on December 31, 2025, and have, therefore, been omitted from the following table. For a description of the treatment of the outstanding equity awards they held on their separation dates, please see the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change in Control”.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(2) (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) ($) (j)
Pierre Brondeau	71,739			73.78	2/15/2028	74,314	(4)	1,030,735
	104,867			75.69	2/20/2029	46,794	(7)	649,033
	34,678			92.36	2/27/2030				30,708	(11)	425,920
		287,746		57.19	6/11/2034				8,774	(12)	121,695
		259,674		38.25	2/21/2035
Andrew Sandifer	3,352			73.78	2/15/2028	3,699	(5)	51,305
	17,569			75.69	2/20/2029	11,113	(6)	154,137
	13,485			92.36	2/27/2030	18,168	(7)	251,990
	11,579			104.97	2/24/2031	1,414	(8)	19,612	2,594	(9)	35,979
	14,775			114.90	2/24/2032				1,112	(10)	15,423
		11,710		129.08	2/23/2033				6,359	(11)	88,199
		44,385		50.99	2/20/2034				1,817	(12)	25,202
		89,613		38.25	2/21/2035
Jacqueline Scanlan		19,167		50.99	2/20/2034	11,170	(13)	154,928
		44,808		38.25	2/21/2035	4,799	(6)	66,562
						9,084	(7)	125,995
						611	(8)	8,475	1,120	(9)	15,534
									480	(10)	6,658
									3,180	(11)	44,107
									909	(12)	12,608
Thaisa Hugenneyer	2,437			49.89	2/27/2027	694	(5)	9,626
	1,579			73.78	2/15/2028	2,526	(6)	35,036
	2,355			75.69	2/20/2029	4,956	(7)	68,740
	1,702			92.36	2/27/2030	243	(8)	3,370	443	(9)	6,144
	1,454			104.97	2/24/2031				190	(10)	2,635
	2,214			114.90	2/24/2032				1,734	(11)	24,051
		2,196		129.08	2/23/2033				496	(12)	6,880
		10,088		50.99	2/20/2034
		26,900		50.99	2/20/2034
		24,441		38.25	2/21/2035
Seva Rostovtsev	946			92.36	2/27/2030	650	(5)	9,016
	719			104.97	2/24/2031	3,789	(6)	52,553
	777			114.90	2/24/2032	6,195	(7)	85,925
		2,057		129.08	2/23/2033	484	(8)	6,713	885	(9)	12,275
		15,132		50.99	2/20/2034				379	(10)	5,257
		30,549		38.25	2/21/2035				2,168	(11)	30,070
									620	(12)	8,599

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(1)	For the option awards with an expiration date of 2/21/2035, the options vest in three equal annual installments on each anniversary of the grant date beginning on 2/21/2026; for the awards with an expiration date of 2/20/2034, the vesting date is 2/20/2027; for the awards with an expiration date of 6/11/2034, the vesting date is 6/11/2026; and for the awards with an expiration date of 2/23/2033, the vesting date is 2/23/2026.
(2)	The stock award numbers shown in column (g) indicate the number of shares subject to outstanding awards that were subject to time-based vesting conditions as of fiscal year-end. In the case of PSUs banked based on relative TSR measures, the amounts in this column reflect the number of shares banked based on actual performance outcomes and dividend equivalent units credited with respect to those banked units.
(3)	The stock award numbers shown in column (i) represent the portion(s) of PSU awards that were subject to open performance periods at fiscal year-end. The numbers are presented in the table in accordance with SEC rules, but actual performance outcomes for those awards will not be determined until the applicable performance periods are completed.
(4)	These units represent the new hire RSU grant received by Mr. Brondeau, the vesting date is 6/11/2026.
(5)	For all of these stock awards, the vesting date is 2/23/2026.
(6)	For all of these stock awards, the vesting date is 2/20/2027.
(7)	For all of these stock awards, vesting is on a graded three-year schedule, with one-third (1/3rd) of the award vesting on each of the first, second, and third anniversaries of the grant date: 2/21/2026, 2/21/2027, and 2/21/2028.
(8)	These units represent the portion of PSUs granted in 2024 that were banked based on 2024 TSR performance, at 52%. The numbers represented also include the dividend equivalent rights credited with respect to those banked units. These shares remain subject to time-based vesting based on continued service through 12/31/2026. Because Threshold performance was not achieved with respect to 2025 TSR, no PSUs were banked under these grants based on 2025 TSR performance.
(9)	These units represent the portion of PSUs granted in 2024 with a TSR metric that remains subject to an open performance period. While no amount has yet been earned, they are shown here at 50% of target (or, “threshold”) in accordance with SEC rules based on the most recent year’s performance. If and to the extent earned, these units will become vested on 12/31/2026.
(10)	These units represent the PSUs granted in 2024 with an adjusted average three-year ROIC measure that remain subject to an open performance period through 12/31/2026. While no amount has yet been earned, they are shown here at 25% of target (or, “threshold”) in accordance with SEC rules based on the most recent year’s performance.
(11)	These units represent the portion of PSUs granted in 2025 with a TSR metric that remain subject to an open performance period. While no amount has yet been earned, they are shown here at 50% of target (or, “threshold”) in accordance with SEC rules based on the most recent year’s performance. If and to the extent earned, these units will become vested on 12/31/2027.
(12)	These units represent the PSUs granted in 2025 with an adjusted average three-year ROIC measure that remain subject to an open performance period through 12/31/2027. While no amount has yet been earned, they are shown here at 25% of target (or, “threshold”) in accordance with SEC rules based on the most recent year’s performance.
(13)	With respect to Ms. Scanlan’s one-time award granted on 9/27/2023, the vesting date for 11,170 of such units is 9/27/2026.

OPTION EXERCISES AND STOCK VESTED DURING 2025

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting ($)
Pierre Brondeau(2)	0	0	2,655	109,500
Andrew Sandifer	0	0	4,731	169,258
Jacqueline Scanlan	0	0	11,170	375,759
Thaisa Hugenneyer	0	0	706	25,322
Seva Rostovtsev	0	0	288	9,456
Ronaldo Pereira(3)	0	0	16,563	326,220
Michael Reilly(4)	0	0	19,614	749,110
(1)	Consists of RSUs and PSUs that vested in 2025, including shares withheld for payment of applicable taxes associated with vesting, as well as shares withheld from undistributed awards held by Mr. Reilly to satisfy FICA payroll taxes and related income taxes due in connection with the executives retirement during the year.
(2)	During Mr. Brondeau’s time serving as a member of the Board of Directors in 2024, he received an annual grant and dividend equivalent rights in the amount of 2,655 units, which became fully vested during 2025. The delivery of the shares related to this annual grant and dividend equivalent rights are deferred until his cessation of service on the Board of Directors or a change in control of FMC. The value of such shares realized upon vesting is equal to $109,500 using the stock closing price based on the day the units vested.
(3)	In connection with Mr. Pereira’s departure on December 15, 2025, his unvested RSUs vested pro rata with shares delivered promptly thereafter, Banked PSUs will vest, subject to delayed delivery, and outstanding PSUs whose measurement periods are not yet complete will vest pro rata at the end of the applicable performance period based on actual performance results, subject to delayed delivery in accordance with the equity plan or individual award agreements.
•	2021 RSU Grant: 2,184 time-vested RSUs, with a value of $83,538 on February 24, 2025
•	2022 RSU Grant: 2,150 time-vested RSUs, with a value of $82,238 on February 24, 2025
•	2023 RSU Grant: 1,907 time-vested RSUs, with a value of $25,020 on December 15, 2025
•	2024 RSU Grant: 4,598 time-vested RSUs, with a value of $60,326 on December 15, 2025
•	2025 RSU Grant: 4,495 time-vested RSUs, with a value of $58,974 on December 15, 2025
•	2023-2025 PSU Grant: 265 previously banked PSUs, with a value of $3,477 on December 15, 2025, all of which shares were delivered to Mr. Pereira on February 23, 2025 and there were no additional shares earned on December 31, 2025.
•	2024-2026 PSU Grant: 964 previously banked PSUs, with a value of $12,648 on December 15, 2025, all of which shares will be delivered to Mr. Pereira in February 2027. There were no additional shares earned on December 31, 2025.
•	2025-2027 PSU Grant: There were no banked PSUs as of December 15, 2025 and there were no additional shares earned on December 31, 2025.

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(4)	Mr. Reilly became retirement eligible on May 25, 2025. Therefore, all of his unvested RSUs and banked PSUs became immediately vested on such date, in each case with shares subject to a delayed delivery.
•	2022 RSU Grant: 2,150 time-vested RSUs, with a value of $82,238 on February 24, 2025
•	2023 RSU Grant: 1,871 time-vested RSUs, with a value of $71,510 on May 25, 2025
•	2024 RSU Grant: 5,557 time-vested RSUs, with a value of $212,389 on May 25, 2025
•	2025 RSU Grant: 9,084 time-vested RSUs, with a value of $347,190 on May 25, 2025
•	2023-2025 PSU Grant: 244 previously banked PSUs, with a value of $9,326 on May 25, 2025, all of which shares were delivered to Mr. Reilly on February 23, 2025 and there were no additional shares earned on December 31, 2025.
•	2024-2026 PSU Grant: 708 previously banked PSUs, with a value of $27,060 on May 25, 2025, all of which shares will be delivered to Mr. Reilly in February 2027. There were no additional shares earned on December 31, 2025.
•	2025-2027 PSU Grant: There were no banked PSUs as of July 1, 2025 and there were no additional shares earned on December 31, 2025.

PENSION BENEFITS FOR 2025

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Pierre Brondeau	Qualified Plan	N/A	N/A	N/A
	Nonqualified Plan	N/A	N/A	N/A
Andrew Sandifer	Qualified Plan	N/A	N/A	N/A
	Nonqualified Plan	N/A	N/A	N/A
Jacqueline Scanlan	Qualified Plan	N/A	N/A	N/A
	Nonqualified Plan	N/A	N/A	N/A
Thaisa Hugenneyer	Qualified Plan	N/A	N/A	N/A
	Nonqualified Plan	N/A	N/A	N/A
Seva Rostovtsev	Qualified Plan	N/A	N/A	N/A
	Nonqualified Plan	N/A	N/A	N/A
Ronaldo Pereira	Qualified Plan	N/A	N/A	N/A
	Nonqualified Plan	N/A	N/A	N/A
Michael Reilly	Qualified Plan	23.4167	1,216,244	0
	Nonqualified Plan	23.4167	3,371,713	0
(1)	All credited years of service are the actual years of service under the relevant plan.

Pension Plans

The FMC Salaried and Nonunion Hourly Employees Retirement Plan (the “Qualified Plan”) is a non-contributory defined benefit plan that is intended to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “IRC”), as a tax-qualified plan. Messrs. Brondeau, Sandifer, Pereira, and Rostovtsev and Mses. Scanlan and Hugenneyer were hired after July 1, 2007 (or in the case of Mr. Pereira, became a U.S. employee after such date) when the Qualified Plan was closed to new employees, and accordingly these NEOs do not participate in the Qualified Plan, but do participate in defined contribution plans of the Company.

Under the Qualified Plan, an employee’s pension benefit is calculated based on credited company service and a final average year earnings (“FAYE”) formula, and the annual benefit payable is subject to a statutory cap of $290,000 for 2026 (“maximum benefit limitation” cap). FAYE is determined using earnings from the highest 60 consecutive months out of the last 120 calendar months that immediately precede the employee’s retirement date. Eligible compensation includes base salary (see Column (c) of the Summary Compensation Table), annual incentive pay (see Column (g) of the Summary Compensation Table) and certain other performance payments and is subject to a statutory cap of $360,000 for 2026 (“total earnings” cap). However, stock option gains, other equity awards and long-term performance-based cash are not included in eligible compensation.

Normal retirement age is 65. Benefits at normal retirement are calculated using the formula described below.

The retirement formula is 1.0% of FAYE up to the Social Security covered compensation base plus 1.5% of FAYE in excess of the Social Security covered compensation base times years of credited service (up to 35 years) plus 1.5% of FAYE times years of credited service in excess of 35. The actual benefit amount depends on the form of payment selected by the employee, i.e., individual life annuity, joint and survivor annuity or level income option. All benefits under the Qualified Plan are paid as an annuity. The amounts reflected for the Qualified Plan in the Pension Table are actuarial present values of the single life annuity that would be payable at age 62, which is the earliest age an NEO can retire without a benefit reduction. There is no Social Security offset.

Early retirement is defined as retirement from active service when an employee reaches age 55 with a minimum of ten years credited service. Employees who elect early retirement receive an actuarially reduced pension. This reduction is 4% per year for each year prior to age 62. The maximum reduction is 28% (62-55 x .04) of the age 65 benefit calculation. The IRC limits the annual benefits that may be paid from a tax-qualified retirement plan and the compensation that may be taken into account in calculating those benefits, as noted above.

The Salaried Employees Equivalent Plan (the “Nonqualified Plan”) is a non-contributory retirement restoration plan that restores the benefits earned under the Qualified Plan formula described above.

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This plan represents an unfunded liability and all amounts listed in the table above for this plan are unsecured and therefore not guaranteed to be fully paid in the event of the Company’s insolvency or bankruptcy. Messrs. Brondeau, Sandifer, Pereira and Rostovtsev and Mses. Scanlan and Hugenneyer are participants in defined contribution plans and are not eligible to participate in the Nonqualified Plan, as the plan does not cover employees who are not also covered by the Qualified Plan. These supplemental benefits are calculated using the same formula described above without regard to the IRC limits, less amounts payable under the Qualified Plan. The Nonqualified Plan amounts reflected in the Pension Benefits Table above are paid in a lump sum on the later of attainment of age 55 or six months following the employee’s retirement.

Actuarial assumptions used to determine the present value of the accumulated benefits under the Qualified Plan and Nonqualified Plan as of December 31, 2025 are as follows.

•	Sum of present value of Qualified Plan and Nonqualified Plan benefit accrued through July 2, 2025 termination date.
•	Present value of Qualified Plan benefit calculated as amount payable at first unreduced age (immediately) using December 31, 2025 using ASC 715 disclosure assumptions (5.32%, Pri-2012 with generational MP2021 projection).
•	Present value of Nonqualified Plan benefit calculated as estimated lump sum payable at February 1, 2026, discounted back to December 31, 2025 using ASC 715 interest only (4.71%).

NONQUALIFIED DEFERRED COMPENSATION TABLE FOR 2025

Name	Executive Contributions in Last FY(1) ($) (b)		Registrant Contributions in Last FY(2) ($) (c)		Aggregate Earnings in Last FY ($) (d)		Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FY(3) ($) (f)
Pierre Brondeau
Nonqualified Savings Plan	17,500		117,319	(4)	1,770		—	158,076
Deferred Nonemployee Director RSUs	109,500	(11)	—		(195,941)	(12)	—	85,855
Andrew Sandifer	58,553		79,996	(5)	33,411		—	1,368,604
Jacqueline Scanlan	28,222		40,947	(6)	17,841		—	144,686
Thaisa Hugenneyer	24,997		27,326	(7)	14,727		—	126,532
Seva Rostovtsev	—		14,320	(8)	1,357		—	23,557
Ronaldo Pereira	56,930		72,883	(9)	(143,884)		—	227,875
Michael Reilly	34,995		12,443	(10)	73,527		—	1,037,896
(1)	The amounts listed in this column are reported as compensation in the amounts stated in Column (c), “Salary,” of the Summary Compensation Table.
(2)	The amounts listed in this column are reported as compensation in the amounts stated in Column (i), “All Other Compensation,” of the Summary Compensation Table.
(3)	The amounts listed in this column include the following amounts which were reported in the Summary Compensation Table in previous years: for Mr. Brondeau $21,487; Mr. Sandifer, $727,770; Mr. Pereira, $307,947; and for Mr. Reilly, $321,708; Ms. Scanlan, $55,974 plus earnings on those amounts.
(4)	In addition to the employer matching contribution of 11,867, Mr. Brondeau received nonqualified core contributions of 5% of compensation on his eligible earnings in excess of $350,000, in lieu of his participation in the Salaried Employees’ Equivalent Retirement Plan, which participation is not available to employees hired after July 1, 2007. The amount of the 5% contribution was $105,453.
(5)	In addition to the employer matching contribution of $19,891, Mr. Sandifer received nonqualified core contributions of 5% of compensation on his eligible earnings in excess of $350,000, in lieu of his participation in the Salaried Employees’ Equivalent Retirement Plan, which participation is not available to employees hired after July 1, 2007. The amount of the 5% contribution was $60,105.
(6)	In addition to the employer matching contribution of $6,507, Ms. Scanlan received nonqualified core contributions of 5% of compensation on his eligible earnings in excess of $350,000, in lieu of his participation in the Salaried Employees’ Equivalent Retirement Plan, which participation is not available to employees hired after July 1, 2007. The amount of the 5% contribution was $34,441.
(7)	In addition to the employer matching contribution of $4,114, Ms. Hugenneyer received nonqualified core contributions of 5% of compensation on his eligible earnings in excess of $350,000, in lieu of his participation in the Salaried Employees’ Equivalent Retirement Plan, which participation is not available to employees hired after July 1, 2007. The amount of the 5% contribution was $23,213.
(8)	Mr. Rostovtsev received nonqualified core contributions of 5% of compensation on his eligible earnings in excess of $350,000, in lieu of his participation in the Salaried Employees’ Equivalent Retirement Plan, which participation is not available to employees hired after July 1, 2007. The amount of the 5% contribution was $14,320.
(9)	In addition to the employer matching contribution of $17,197, Mr. Periera received nonqualified core contributions of 5% of compensation on his eligible earnings in excess of $350,000, in lieu of his participation in the Salaried Employees’ Equivalent Retirement Plan, which participation is not available to employees hired after July 1, 2007. The amount of the 5% contribution was $55,685.
(10)	The amount listed represents an employer matching contribution of $12,443.
(11)	Represents the value of RSUs granted to Mr. Brondeau in his capacity as a member of the Board of Directors in fiscal year 2024 that were vested and deferred in fiscal year 2025 and the value of any associated dividend equivalent rights credited to Mr. Brondeau that were vested and deferred in fiscal year 2025. The value of each vested deferred RSU is based on the closing price of our common stock on the applicable vesting date.
(12)	Represents the change during 2025 in the value of the shares underlying all of Mr. Brondeau’s vested deferred RSUs previously granted to Mr. Brondeau in his capacity as a member of the Board of Directors. The change is calculated based on the difference between the closing stock price on the NYSE of our common stock on the first trading day of 2025 ($48.74) (or, in the case of RSUs that vested during 2025, the closing stock price on the applicable vesting date) and the closing price on the NYSE of our common stock on the last trading day of 2025 ($13.87).

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The FMC Nonqualified Savings and Investment Plan (the “Nonqualified Savings Plan”) is a voluntary deferred compensation plan available to certain highly compensated employees, including all of the NEOs. The Nonqualified Savings Plan mirrors the FMC Corporation Savings and Investment Plan (the “Qualified Savings Plan”), which is a tax-qualified savings plan under Section 401(k) of the IRC.

Participants in the Qualified Savings Plan are subject to certain contribution and earnings limits set under Sections 402(g) and 401(a) (17) of the IRC. The Nonqualified Savings Plan is used to facilitate the continuation of contributions beyond the limits allowed under the Qualified Savings Plan. Employees may defer 1% to 50% of their base salaries and up to 100% of their annual incentive compensation. In 2025, the Company’s matching contribution under both plans was 80% of the amount deferred up to a maximum of 5% of eligible earnings, i.e., base salary and annual incentive paid in fiscal year 2025. In addition to the Company’s matching contribution, employees hired after July 1, 2007, who are not eligible to participate in the Qualified and Non-Qualified Plans, are entitled to receive employer core contributions under the Qualified and Non-Qualified Savings Plans of 5% of eligible earnings in the aggregate.

Compensation deferred under the Nonqualified Savings Plan is deemed invested by the participant in such participant’s choice of more than 20 investment choices offered to all participants. All investments, except for the FMC Stock Fund, are mutual funds, and all investments may be exchanged by the participant at any time. Earnings on investments are market earnings. There are no programs or provisions for guaranteed rates of return. Distributions under the Nonqualified Savings Plan must occur or commence at the earlier of separation of service plus six months or at a designated time elected by the participant at the time of deferral. Distributions may be in lump sum or installments as determined by the participant’s distribution election.

The Nonqualified Savings Plan is subject to certain disclosure and procedural requirements of ERISA, but as a “top hat” plan is not subject to the eligibility, vesting, accrual, funding, fiduciary responsibility and similar requirements of ERISA. This plan represents an unfunded liability and all amounts listed in the table above are unsecured and therefore not guaranteed to be fully paid in the event of the Company’s insolvency or bankruptcy.

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Potential Payments Upon Termination or Change in Control

The following table describes the potential payments upon termination or a change in control for our Named Executive Officers. The material terms of our employment, change of control and severance agreements with our Named Executive Officers and the termination and change in control benefits under our equity awards are discussed above in the CD&A under the sub-heading “Employment, Change in Control, and Severance Arrangements” beginning on page 59.

Name	Cash Severance Payment	Healthcare Subsidy	Value of Unvested Equity(1)	Other Benefits	Total
Pierre Brondeau, Ph.D.
Termination By the Company for Cause	—	—	—	—	—
Voluntary Termination or Qualifying Retirement(2)	—	—	—	—	—
Death of Executive	—	—	1,936,682	—	1,936,682
Disability of Executive	—	—	1,936,682	—	1,936,682
Involuntary Termination Without Cause or Constructive Termination by Executive(3)	8,745,750	16,993	1,245,179	20,000	10,027,922
Involuntary Termination Without Cause or Termination by Executive for Good Reason following a Change in Control(3)	12,109,500	50,979	3,018,376	20,000	15,198,854
Andrew Sandifer
Termination By the Company for Cause	—	—	—	—	—
Voluntary Termination or Qualifying Retirement(2)	—	—	—	—	—
Death of Executive	—	—	595,397	—	595,397
Disability of Executive	—	—	595,397	—	595,397
Involuntary Termination Without Cause or Constructive Termination by Executive(3)	2,235,738	28,016	354,642	20,000	2,638,396
Involuntary Termination Without Cause or Termination by Executive for Good Reason following a Change in Control(4)	5,299,526	84,047	887,846	124,208	6,395,628
Jacqueline Scanlan
Termination By the Company for Cause	—	—	—	—	—
Voluntary Termination or Qualifying Retirement(2)	—	—	—	—	—
Death of Executive	—	—	410,718	—	410,718
Disability of Executive	—	—	410,718	—	410,718
Involuntary Termination Without Cause or Constructive Termination by Executive(3)	1,423,125	25,477	257,469	20,000	1,726,071
Involuntary Termination Without Cause or Termination by Executive for Good Reason following a Change in Control(3)	2,419,313	50,955	552,276	20,000	3,042,543
Thaisa Hugenneyer
Termination By the Company for Cause	—	—	—	—	—
Voluntary Termination or Qualifying Retirement(2)	—	—	—	—	—
Death of Executive	—	—	142,431	—	142,431
Disability of Executive	—	—	142,431	—	142,431
Involuntary Termination Without Cause or Constructive Termination by Executive(3)	1,270,625	9,322	79,642	20,000	1,379,589
Involuntary Termination Without Cause or Termination by Executive for Good Reason following a Change in Control(3)	2,160,063	18,644	215,179	20,000	2,413,886
Seva Rostovtsev
Termination By the Company for Cause	—	—	—	—	—
Voluntary Termination or Qualifying Retirement(2)	—	—	—	—	—
Death of Executive	—	—	194,582	—	194,582
Disability of Executive	—	—	194,582	—	194,582
Involuntary Termination Without Cause or Constructive Termination by Executive(3)	928,620	18,658	112,930	20,000	1,080,208
Involuntary Termination Without Cause or Termination by Executive for Good Reason following a Change in Control(3)	1,603,980	37,317	294,280	20,000	1,955,577

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(1)	The amount shown is the market value of all unvested FMC RSUs and PSUs based on the applicable company stock price on December 31, 2025 and all unvested stock options based on the difference between the exercise price and the FMC stock price on December 31, 2025.
(2)	Only Mr. Brondeau was considered eligible for Early Retirement or Normal Retirement on December 31, 2025. Mr. Brondeau is not currently eligible to receive any outstanding equity based on Normal Retirement criteria due to the decision to amend his grant agreements to ensure the grants are held for the time-based vesting periods. None of the other NEOs were considered eligible for Early Retirement (age 62 plus 10 years of service) or Normal Retirement (age 65) and therefore there are no potential payments or benefits to report in this row.
(3)	All payments are in accordance with the Executive Severance Plan and 2023 Stock Incentive Plan. Refer to the “Employment, Change in Control and Severance Arrangements” section under “Other Compensation and Policies” for more details.
(4)	Mr. Sandifer is currently on a grandfathered CIC agreement for his role as outlined in the “Change in Control Severance Agreement with Mr. Sandifer” section herein. Refer to “Employment, Change in Control and Severance Arrangements” section under “Other Compensation and Policies” for more details.

In addition to the amounts set forth in the Potential Payments Upon Termination or Change in Control table above, upon termination of employment:

•	Each NEO would be eligible to retain such NEO’s vested options set forth in Column (b) of the Outstanding Equity Awards at Fiscal Year-End Table 2025, subject to the applicable option exercise periods.
•	Each NEO would also be paid such NEO’s annual short-term incentive for 2025 (see Column (g) of the Summary Compensation Table for the amounts of these awards).
•	Each NEO would receive the aggregate nonqualified deferred compensation benefits accrued by the NEO as set forth in Column (f) of the Nonqualified Deferred Compensation Table, payable commencing six months after cessation of employment or in accordance with the NEO’s predetermined distribution elections.
•	In the event of termination upon death or disability, an NEO is eligible for benefits in programs available to US salaried employees generally, as well as a supplemental disability benefit (in the event of disability) and a surviving spouse benefit under the Nonqualified Savings Plan (in the event of death). The supplemental disability benefit is an insured product intended to provide NEOs with additional disability benefits above the benefit level provided under the Company’s group disability plan. The supplemental plan, in conjunction with the Company’s group plan, will yield up to 70% of an NEO’s annual salary with a maximum monthly benefit of $25,000.
•	In the event of a termination of an NEO’s employment for cause, all outstanding unvested equity awards would be cancelled. All vested stock option awards would expire immediately.

Ronaldo Pereira Separation

In connection with his departure as our President on December 15, 2025, we entered into a separation and release agreement with Ronaldo Pereira (the “Pereira Separation Agreement”). The Pereira Separation Agreement provides for severance payments and benefits pursuant to the Severance Plan. Accordingly, Mr. Pereira received, subject to his execution and non-revocation of a release of claims and compliance with certain restrictive covenants (collectively, the “Severance Conditions”), (i) a lump sum cash payment equal to $1,413,086, which represents an amount equal to one times his annual base salary plus target annual incentive bonus for fiscal year 2025, (ii) a lump sum cash payment equal to $620,794, which represents his pro-rated annual incentive bonus for fiscal year 2025 (assuming target level of performance is achieved), (iii) a supplemental lump sum cash payment for use for career transition or other purposes equal to $20,000, (iv) a lump sum cash payment equal to $27,571, which represents the employer portion of continued healthcare coverage at the rates in effect as of his separation date for a period of 12 months following his separation date. The foregoing payments were provided to Mr. Pereira no later than the second regularly scheduled payroll date following the effective date of his release of claims. Mr. Pereira, as reported in previous years, is also eligible for relocation assistance in accordance with our mobility policy. We estimated as of December 15, 2025, that he will receive $60,000 in relocation benefits, which benefits are subject to the Severance Conditions. In addition, and subject to the Severance Conditions, Mr. Pereira received the following amounts, some of which are estimates, in respect of his equity awards that were outstanding and unvested as of his separation date: (i) $144,320 (based on the closing-price per share of our common stock on December 15, 2025, which was $13.12) in respect of 11,000 unvested RSUs which pro-rata vested on his separation date, (ii) with respect to rTSR PSUs, an estimated amount equal to $134,703 (based on the closing-price per share of our common stock on December 15, 2025, which was $13.12) in respect of (A) 1,229 banked rTSR PSUs which vested on his separation date and (B) 9,038 unvested rTSR PSUs which will vest on a pro-rata basis at the end of the applicable measurement period based on actual performance (for purposes of this proxy statement, we have assumed target level of performance will be achieved), and (iii) with respect to ROIC PSUs, an estimated amount equal to $66,125 (based on the closing-price per share of our common stock on December 15, 2025, which was $13.12) in respect of 5,040 unvested ROIC PSUs which will pro-rata vest at the end of the applicable measurement period based on actual performance (for purposes of this proxy statement, we have assumed target level of performance will be achieved).

Michael Reilly Retirement

In connection with his retirement on July 1, 2025, as our Executive Vice President, General Counsel, Chief Compliance Officer, and Secretary, Mr. Reilly received or is eligible to receive the following payments and benefits: (i) in respect of defined benefit pension plan benefits, $1,216,244, payable as an annuity in accordance with the Qualified plan, (ii) non-qualified deferred compensation benefits, $ 3,332,417 payable February 6, 2026, in accordance with the Non-qualified Plan (iii) a lump sum cash payment equal to $161,274, which represents his pro-rated annual incentive bonus for time period prior to his retirement (paid on actual performance), (iv) $709,025 (based on the closing-price per share of our common stock on July 1, 2025, which was $42.94) in respect of 16,512 unvested RSUs which immediately vested on his obtainment of retirement criteria as outlined in the equity plan and individual agreements, (v) with respect to rTSR PSUs, an estimated amount equal to $609,490 (based on the closing-price per share of our common stock on July 1, 2025, which was $42.94) in respect of (A) 949 banked rTSR PSUs which vested on his retirement date and (B) 13,245 unvested rTSR PSU which will vest at the end of the applicable measurement based (for purposes of this proxy statement, we have assumed target level of performance will be achieved), and (vi) with respect to ROIC PSUs, an estimated amount equal to $283,662 (based on the closing-price per share of our common stock on July 1, 2025, which was $42.94) in respect of 6,606 unvested ROIC PSUs which will vest at the end of the applicable measurement period based on actual performance (for purposes of this proxy statement, we have assumed target level of performance is achieved).

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CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Mr. Brondeau. Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s requirements.

We initially identified our median employee in 2023 by examining the total cash compensation for all employees, excluding our CEO, who were employed by FMC on December 31, 2023. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We annualized the compensation for any full-time employee who was not employed by FMC for the full year in 2023. For non-U.S. employees, we applied a published currency exchange rate in effect as of December 31, 2023. Under SEC rules, we relied on this median employee in 2024 and may rely on this median employee for the purposes of this year’s disclosure because there has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure.

We calculated annual total 2025 compensation for this median employee using the same methodology we use for our named executive officers, as set forth in the 2025 Summary Compensation Table in this proxy statement. Currency conversion was conducted using a published currency exchange rate in effect as of December 31, 2025. Using this methodology, we have estimated that the median of the annual total compensation of our employees, excluding our CEO, was $62,961.

The total compensation for our CEO, Mr. Brondeau, for 2025, was $12,038,391, as reported in the “Total” column of the Summary Compensation Table in this proxy statement. Accordingly, the ratio of our CEO’s annual total compensation to the median employee’s annual total compensation for fiscal 2025 was 191 to 1.

Because the SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies in our peer group may not be comparable to the pay ratio reported above, as these other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

As described in greater detail in our Compensation Discussion and Analysis beginning on page 46, our executive compensation program reflects a variable pay-for-performance philosophy. The following table and related disclosures provide further “pay versus performance” disclosure with respect to our Chief Executive Officer, also referred to as our principal executive officer (“PEO”), and our other named executive officers, or NEOs, as contemplated by Item 402(v) of Regulation S-K. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

PAY VERSUS PERFORMANCE TABLE

	Summary	Summary			Average Summary Compensation	Average Compensation	Value of Initial Fixed $100 Investment based on:[4]			1-Year
Year	Compensation Table Total for First PEO[1] ($)	Compensation Table Total for Second PEO[1] ($)	Compensation Actually Paid to First PEO[1,2,3] ($)	Compensation Actually Paid to Second PEO[1,2,3] ($)	Table Total for Non-PEO NEOs[1] ($)	Actually Paid to Non-PEO NEOs[1,2,3] ($)	TSR ($)	Peer Group TSR ($)	Net Loss ($ Millions)	Relative TSR (Percentile Rank vs. Peers)[5]
2025	12,038,391	—	1,373,942	—	2,876,605	1,011,747	15.83	122.72	(2,237)	0.0%
2024	10,531,812	14,968,954	8,782,041	12,336,343	2,654,529	2,178,428	47.54	123.93	342	31.3%
2023	—	9,623,437	—	(5,597,561)	2,365,605	504,877	58.85	123.96	1,321	6.1%
2022	—	11,069,899	—	16,177,222	2,325,088	3,113,105	112.36	111.76	742	87.8%
2021	—	8,489,671	—	7,040,175	1,947,097	1,584,265	97.29	125.69	737	13.5%

1.	Pierre Brondeau (“First PEO”) was our PEO in 2024 and 2025. Mr. Brondeau served as our PEO from June 11, 2024 to present. Mark Douglas (“Second PEO”) was our PEO from 2020 to 2024. Mr. Douglas served as our PEO through June 11, 2024. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
Andrew Sandifer	Andrew Sandifer	Andrew Sandifer	Andrew Sandifer	Andrew Sandifer
Ronaldo Pereira	Ronaldo Pereira	Ronaldo Pereira	Ronaldo Pereira	Ronaldo Pereira
Michael Reilly	Michael Reilly	Michael Reilly	Michael Reilly	Michael Reilly
Kathleen Shelton	Kathleen Shelton	Jacqueline Scanlan	Jacqueline Scanlan	Jacqueline Scanlan
Thaisa Hugenneyer
Vsevolod Rostovtsev

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2.

The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3.	Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for First PEO ($)	Exclusion of Change in Pension Value for First PEO ($)	Exclusion of Stock Awards for First PEO ($)	Inclusion of Pension Service Cost for First PEO ($)	Inclusion of Equity Values for First PEO ($)	Compensation Actually Paid to First PEO ($)
2025	12,038,391	—	(8,631,340)	—	(2,033,109)	1,373,942

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	2,876,605	(56,190)	(1,432,143)	25,257	(401,782)	1,011,747

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for First PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for First PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for First PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for First PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for First PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for First PEO ($)	Total - Inclusion of Equity Values for First PEO ($)
2025	2,889,571	(4,907,753)	—	(14,927)	—	—	(2,033,109)

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	468,284	(835,176)	94,544	(78,199)	(51,235)	—	(401,782)

4.	The Peer Group TSR set forth in this table utilizes the S&P 500 Chemicals Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the S&P 500 Chemicals Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5.	We determined 1-Year Relative TSR (Percentile Rank vs. Peers) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2024 – 2025. We used the 2020 – 2022 peer group developed by the Compensation Committee for purposes of calculating the 1-Year Relative TSR (Percentile Rank vs. Peers) for years 2021, and 2022. We used the 2021 – 2023 peer group developed by the Compensation Committee for purposes of calculating the 1-Year Relative TSR (Percentile Rank vs. Peers) for year 2023. We used the 2022 – 2024 peer group developed by the Compensation Committee for purposes of calculating the 1-Year Relative TSR (Percentile Rank vs. Peers) for year 2024. We used the 2023 – 2025 peer group developed by the Compensation Committee for purposes of calculating the 1-Year Relative TSR (Percentile Rank vs. Peers) for year 2025.

ANALYSIS OF INFORMATION IN THE PAY VERSUS PERFORMANCE TABLE

As described in more detail in our Compensation Discussion and Analysis beginning on page 46, the Company’s executive compensation program reflects our pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, not all those Company measures are presented in the Pay Versus Performance Table above. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic depictions of the relationships between information presented in the Pay Versus Performance Table.

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Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the five most recently completed fiscal years, and the S&P 500 Chemicals Index TSR over the same period.

PEO AND AVERAGE NON-PEO NEO COMPENSATION
ACTUALLY PAID VERSUS TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net loss during the five most recently completed fiscal years.

PEO AND AVERAGE NON-PEO NEO COMPENSATION
ACTUALLY PAID VERSUS NET LOSS

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Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and 1-Year Relative TSR (Percentile Rank vs. Peers)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our 1-Year Relative TSR (Percentile Rank vs. Peers) during the five most recently completed fiscal years.

PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID
VERSUS 1-YEAR RELATIVE TSR (PERCENTILE RANK VS. PEERS)

Pay Versus Performance Tabular List of Most Important Financial Performance Measures for All Named Executive Officers for Fiscal Year 2025

As described in greater detail in our Compensation Discussion and Analysis beginning on page 46, our compensation philosophy emphasizes a pay-for-performance culture focused on the long-term interests of our stockholders. We utilize metrics for our short- and long-term incentive compensation programs that are designed to drive short-term and long-term growth and profitability and link our Named Executive Officers’ compensation pay outcomes to execution of business strategy and stockholder value creation.

Listed below are the financial performance measures which in our assessment represent the most important performance measures we used to link Compensation Actually Paid to our PEOs and other NEOs for 2025 to Company performance. The measures in this table are not ranked.

1-Year Relative TSR (Percentile Rank vs. Peers)
Adjusted EBITDA
Free Cash Flow

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Timing of Equity Awards

The Compensation Committee approves all long-term incentive compensation for our Named Executive Officers. The Compensation Committee meets in February each year to approve annual equity award grants to our Named Executive Officers, with individual grant values generally allocated between PSUs, RSUs and nonqualified stock option awards (see “2025 Long-Term Incentive Award Types” beginning on page 55). This meeting is scheduled each year to occur at least two business days following the public release of the Company’s earnings results for the prior year, at which time the Company generally expects all material nonpublic information to have been disclosed publicly and its regular trading window for its first quarter to have opened. The Compensation Committee also has authority to approve off-cycle grants for Named Executive Officers, which typically occur in connection with a new hire and are structured such that the grant date coincides with the first business day of the month following the Compensation Committee’s approval of such awards. To the extent applicable, the Compensation Committee will evaluate the potential impact of material nonpublic information when considering prospective equity awards to Named Executive Officers and does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

The Compensation Committee did not grant equity awards to Named Executive Officers in fiscal 2025 during the period beginning four business days before, or one business day after (i) the filing of a periodic report on Form 10-Q or Form 10-K, or (ii) or the filing or furnishing of a current report on Form 8-K that discloses material non-public information.

Policies and Practices Associated with the Grant of Stock Options

As stated above, the Compensation Committee has determined that stock options are an important element of long-term compensation that align the interests of key employees with the Company and its stockholders. It has been the Company’s longstanding practice to make annual grants of NQSOs, along with RSUs and PSUs, at the February meeting of the Compensation Committee. In the annual grant process, the Compensation Committee determines the target dollar value of total long-term compensation for each eligible individual, which is then divided among NQSOs, RSUs and PSUs according to the allocation assigned to each individual. The dollar value is converted into the applicable award type based on the average closing price for a period preceding the annual grant date or, in the case of NQSOs, based on the Black-Scholes value calculated over a period preceding the annual grant date. The timing of the annual awards is based on the timing of the Compensation Committee’s February meeting and not based on the presence or absence of material nonpublic information. The Compensation Committee does not time the disclosure of material nonpublic information for the purpose of affecting the value of NQSOs. In 2025, none of the February 2025 annual grants of NQSOs were granted within four business days before or one business day after the filing or furnishing of a periodic or current report that included material nonpublic information.

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VII.      OTHER MATTERS

Audit Committee Report

The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

The Board of Directors has adopted a written charter that outlines the duties of the Audit Committee, which include, among other things, reviewing the effectiveness and adequacy of the Company’s internal controls; review and discuss with management significant issues regarding accounting principles, financial reporting, financial statement presentation, and judgments made in the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles; reviewing the annual report, proxy statement and periodic SEC filings (such as the Company’s reports on Form 10-K and 10-Q); and ensuring that the Company’s financial reports fairly represent its operations. The Audit Committee of the Board of Directors is also directly responsible for the appointment, compensation, retention and oversight of KPMG, the Company’s current independent external audit firm retained to audit the Company’s financial statements. A further description of the duties and powers of the Audit Committee can be found in “Information about the Board of Directors and Corporate Governance—Committees and Independence of Directors—Audit Committee” section of this proxy statement.

During the 2025 fiscal year, the Audit Committee was comprised of Mr. Cordeiro (Chair), Mr. Davidson, Mr. DiSilvestro (until his resignation from the Board on December 3, 2025), Mr. Merkt, Mr. Pallash (until December 11, 2025), and Mr. Raines. The Board of Directors has determined that Messrs. Barry, Cordeiro, Merkt, and Davidson meet the SEC requirements for an “audit committee financial expert” and all current members of the Audit Committee are “financially literate” as required by the NYSE. The Board has also determined that no current Audit Committee member sits on the audit committee of more than three public companies.

During the past year, the Audit Committee met seven times, including virtual meetings, to discuss quarterly results and other matters. In carrying out its duties, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and KPMG as well as discussed with KPMG the matters required to be discussed pursuant to the Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communications with Audit Committees” and any additional applicable SEC requirements.

Further, the Audit Committee has discussed various matters with KPMG related to the Company’s consolidated financial statements, including all critical accounting policies and practices used, all alternative treatments for material items that have been discussed with Company management, and all other material written communications between KPMG and management. The Audit Committee has also received the written disclosures and the letter from KPMG as required by The Public Company Accounting Oversight Board, and has confirmed with KPMG its independence.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

The preceding report has been furnished by the following members of the Audit Committee*:

Eduardo E. Cordeiro, Chairman
Carol Anthony (John) Davidson
Steven T. Merkt
John M. Raines

*	Michael F. Barry is not a signatory to the Audit Committee Report as it was approved prior to his appointment to the Board and he did not participate in the review, discussions and recommendations included therein.

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Householding

We have adopted a procedure approved by the SEC called householding. Under this procedure, we are permitted to deliver a single copy of annual reports, proxy statements (or Notice of Internet Availability, as applicable), prospectuses and other disclosure documents to stockholders sharing the same address who do not participate in electronic delivery of proxy materials and who did not otherwise notify us of their desire to receive multiple copies of our proxy materials. Householding allows us to reduce our printing and postage costs and limits the volume of duplicative information received at your household. A separate proxy card will continue to be mailed for each registered stockholder account who requests a paper copy of the proxy materials.

The Broadridge Householding Election system allows stockholders to decline or modify previous householding elections. Broadridge’s Householding number has changed to 1-866-540-7095. You may also write to Broadridge c/o Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you prefer, we will promptly deliver a separate copy of the proxy statement and related materials to you if you request one by writing or calling as follows: Corporate Secretary, FMC Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, Pennsylvania 19104, telephone 1-215-299-6000.

Expenses Relating to this Proxy Solicitation

We have engaged Georgeson LLC (“Georgeson”) to assist in the distribution of the Proxy Materials and the solicitation of proxies. We expect to pay Georgeson a fee for these services estimated at $17,000 plus out-of-pocket expenses. The Company will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, Company officers, directors and employees may solicit proxies by telephone or personal call without extra compensation for that activity. The Company also expects to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of Common Stock and obtaining the proxies of those owners.

Sara Ponessa

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APPENDIX A – PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND BY-LAWS

Proposal 4

The text of the amendment, marked to show changes to the existing provisions, is set forth as follows. Text that is stricken represents text in the current Certificate of Incorporation that is being deleted, and text that is bolded and underlined represents text that is being added:

Restated Certificate of Incorporation

~~TENTH: (a) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, paragraphs (b) and (i) of Article EIGHTH hereof and Article III, Sections 1(b) and 5 and Article IV, Section 2 of the Bylaws of the Corporation shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this paragraph (a) of Article TENTH. (b)~~ The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Certificate of Incorporation, or any amendment thereof, in the manner now or hereafter prescribed by the laws of the State of Delaware or this Certificate of Incorporation, and all rights conferred upon the stockholders of the Corporation are granted subject to this reservation.

Proposal 5

The text of the amendments, marked to show changes to the existing provisions, is set forth as follows. Text that is stricken represents text that is being deleted, and text that is bolded and underlined represents text that is being added:

Restated Certificate of Incorporation

NINTH: Certain Business Combinations

~~SECTION 1 Vote Required for Certain Business Combinations~~

~~(A) Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in section 2 of this Article NINTH:~~

 Section 1: The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware and shall not be governed by the restrictions and limitations set forth therein.

Section 2:

(a)	Notwithstanding any other provision in this Certificate of Incorporation to the contrary, the Corporation shall not engage in any Business Combination (as defined hereinafter) with any Interested Stockholder (as defined hereinafter) for a period of three years following the time that such stockholder became an Interested Stockholder, unless:

(1)	prior to such time the Board of Directors approved either the Business Combination or the transaction which resulted in such stockholder becoming an Interested Stockholder;

(2)	upon consummation of the transaction which resulted in such stockholder becoming an Interested Stockholder, such stockholder owned at least eighty-five percent (85%) of the Voting Stock (as defined

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hereinafter) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Stock outstanding (but not the outstanding Voting Stock owned by such stockholder) those shares owned (i) by Persons (as defined hereinafter) who are directors and also officers of the Corporation and (ii) employee stock plans of the Corporation in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3)	at or subsequent to such time the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders and not by written consent by the affirmative vote of a majority of the outstanding Voting Stock which is not owned by such stockholder.

(b)	The restrictions contained in this Section 2 shall not apply if:

(1)	the Corporation does not have a class of Voting Stock that is: (i) listed on a national securities exchange; or (ii) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly, by an Interested Stockholder or from a transaction in which a Person becomes an Interested Stockholder;

(2)	a stockholder becomes an Interested Stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an Interested Stockholder; and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the Corporation and such stockholder, have been an Interested Stockholder but for the inadvertent acquisition of ownership; or

(3)	the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this subparagraph (b)(3) of Section 2; (ii) is with or by a Person who either was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the Board of Directors; and (iii) is approved or not opposed by a majority of the directors then in office (but not less than one) who were directors prior to any Person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to Section 251(f) of the DGCL, no vote of the stockholders of the Corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly-owned subsidiary or to the Corporation) having an aggregate market value equal to fifty percent (50%) or more of either that aggregate market value of all of the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding Stock (as defined hereinafter) of the Corporation; or (z) a proposed tender or exchange offer for fifty percent (50%) or more of the outstanding Voting Stock of the Corporation. The Corporation shall give not less than 20 days’ notice to all Interested Stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this subparagraph (b)(3) of Section 2.

(c)	As used in this Section 2 and Section 3 of this Article NINTH only, and unless otherwise provided by the express terms of this Section 2 or Section 3, the following terms shall have the meanings ascribed to them as set forth in this paragraph (c):

(1)	“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person;

(2)	“Associate”, when used to indicate a relationship with any Person, means: (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the owner of twenty percent (20%) or more of any class of Voting Stock; (ii) any trust or other estate in which such Person has at least a twenty percent (20%) beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person;

(3)	“Business Combination” means:

(i)	any merger or consolidation or statutory conversion of the Corporation ~~or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an~~(other than a merger effected pursuant to Section 253 or Section 267 of the DGCL) or any direct or indirect majority-owned subsidiary of the Corporation with (A) the Interested Stockholder~~) which is~~, or ~~after~~(B) with any Person if the merger or consolidation or statutory conversion is caused by the Interested Stockholder and as a result of such merger or consolidation ~~would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or~~or statutory conversion paragraph (a) of this Section 2 is not applicable to the surviving entity;

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(ii)	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with ~~any~~the Interested Stockholder ~~or any Affiliate of any Interested Stockholder of any~~, whether as part of a dissolution or otherwise, of assets of the Corporation or ~~any Subsidiary having an aggregate Fair Market Value of $50,000,000 or more; or~~ of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding Stock of the Corporation;

(iii)	~~the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $50,000,000 or more; or~~any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any Stock of the Corporation or of such subsidiary to the Interested Stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Stockholder became such; (B) pursuant to a merger under Section 251(g), 253 or 267 of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of Stock of the Corporation subsequent to the time the Interested Stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase Stock made on the same terms to all holders of such Stock; or (E) any issuance or transfer of Stock by the Corporation; provided however, that in no case under items (C) through (E) of this subparagraph (c)(3)(iii) of Section 2 shall there be an increase in the Interested Stockholder’s proportionate share of the Stock of any class or series of the Corporation or of the Voting Stock of the Corporation;

(iv)	any ~~the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder of any Affiliate of any Interested Stockholder; or~~ any ~~reclassification of securities (including any reverse stock split), or recapitalization~~transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation~~, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder)~~ which has the effect, directly or indirectly, of increasing the proportionate share of the ~~outstanding shares~~Stock of any class ~~of equity or convertible~~or series, or securities convertible into the Stock of any class or series, of the Corporation or of any ~~Subsidiary which is~~ such subsidiary which is owned by the Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of Stock not caused, directly or indirectly ~~owned by any Interested Stockholder or any Affiliate of any~~, by the Interested Stockholder; or~~shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class (it being understood that for purposes of this Article NINTH, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOURTH of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.~~

(v)	any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (c)(3)(i) through (iv) of Section 2) provided by or through the Corporation or any direct or indirect majority-owned subsidiary of the Corporation.

(4)	“Control”, including the terms “controlling”, “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock or other equity interests, by contract or otherwise. A Person who is the owner of twenty percent (20%) or more of

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the outstanding Voting Stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; notwithstanding the foregoing, a presumption of control shall not apply where such Person holds Voting Stock, in good faith and not for the purpose of circumventing this Section 2, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity;

(5)	“Interested Stockholder” means any Person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of fifteen percent (15%) or more of the outstanding Voting Stock of the Corporation, or (ii) is an Affiliate or Associate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding Voting Stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, and the Affiliates and Associates of such Person. Notwithstanding anything in this Section 2 to the contrary, the term “Interested Stockholder” shall not include: any Person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth herein is the result of action taken solely by the Corporation, provided that, for purposes of this sentence, such Person shall be an Interested Stockholder if thereafter such Person acquires additional shares of Voting Stock of the Corporation, except as a result of further action by the Corporation not caused, directly or indirectly, by such Person;

~~(B) Definition of “Business Combination”. The term “Business Combination” as used in this Article NINTH shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of this Section 1.~~

~~SECTION 2 When Higher Vote is Not Required. The provisions of Section 1 of this Article NINTH shall not be applicable to any particular Business Combination involving an Interested Stockholder, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).~~

~~SECTION 3 Certain Definitions. For the purposes of this Article NINTH:~~

~~(A) A “person” shall mean any individual, firm, corporation or other entity.~~

~~(B) “Interested Stockholder” shall mean any person (other than the Corporation, any Subsidiary or any employee benefit plan of the Corporation) who or which:~~

~~(i) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or~~

~~(ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then outstanding Voting Stock; or~~

~~(iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.~~

~~(C) A person shall be a “beneficial owner” of any Voting Stock:~~

~~(i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or~~

(~~ii~~6)	~~which such person or any of its Affiliates or Associates~~ “Owner”, including the terms “own” and “owned”, when used with respect to any Stock, means a Person that individually or with or through any of its affiliates or associates beneficially owns such Stock, directly or indirectly; or has (~~a~~A) the right to acquire such Stock (whether such right is exercisable immediately or only after the passage of time)~~,~~ pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise~~,~~; provided, however, that a Person shall not be deemed the owner of Stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered Stock is accepted for purchase or exchange; or (~~b~~B) the right to vote such Stock pursuant to any agreement, arrangement or understanding; ~~or~~ provided, however, that a Person shall not be deemed the owner of any Stock because of such Person’s right to vote such Stock if the agreement, arrangement or understanding to vote such Stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more Persons; or has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in (B) of this paragraph (c)(6) of Section 2), or disposing of such Stock with any other Person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such Stock; provided, that, for~~(iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock. (D) For~~ the purposes of determining whether a ~~p~~Person is an Interested Stockholder ~~pursuant to paragraph B of this Section 3, the number of shares of~~, the Voting Stock of the Corporation deemed to be outstanding shall include Stock deemed to be ~~outstanding shall include shares deemed~~ owned by the Person through application of ~~paragraph C of~~ this ~~Section 3~~definition of “owned” but shall not

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include any other ~~shares of Voting~~unissued Stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or, upon exercise of conversion rights, warrants or options, or otherwise~~.~~;

(7)	“Person” means any individual, corporation, partnership, unincorporated association or other entity;

(8)	“Stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest; and

(9)	“Voting Stock” means, with respect to any corporation, Stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of Voting Stock shall refer to such percentage of the votes of or voting power conferred by such Voting Stock.

Section 3. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Certificate of Incorporation, any amendment or alteration of this Article NINTH, and the adoption of any provision inconsistent with this Article NINTH, shall require approval by the affirmative vote of the holders of a majority of the voting power of the outstanding Voting Stock, excluding shares of Voting Stock owned by one or more Interested Stockholders.

~~(E) “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on February 22,1986.~~

~~(F) ” Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this section 3, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.~~

~~(G) ” Disinterested Director” means any member of the Board of Di rectors of the Corporation (the “Board”) who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any other Director who is unaffiliated with the Interested Stockholder and, prior to such Director’s election or appointment as a director, was recommended or approved by a majority of Disinterested Directors then on the Board.~~

~~SECTION 4 Powers of the Board of Directors. A majority of the directors of the Corporation shall have the power and duty to determine for the purposes of this Article NINTH, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $50,000,000 or more. A majority of the directors of the Corporation shall have the further power to interpret all the terms and provisions of this Article NINTH.~~

~~SECTION 5 No Effect of Fiduciary Obligations of Interested Stockholders Nothing contained in this Article NINTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.~~

~~SECTION 6 Amendment, Repeal, etc. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article NINTH.~~

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Proposal 6

The text of the amendments, marked to show changes to the existing provisions, is set forth as follows. Text that is stricken represents text that is being deleted, and text that is bolded and underlined represents text that is being added:

A. Restated Certificate of Incorporation

Article EIGHTH

(i) Any action required or permitted to be taken by the stockholders of the Corporation must be effected as a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. ~~Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.~~

B. Restated By-Laws

ARTICLE III

Stockholders

SECTION 1. Meetings of Stockholders.

(a) Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be fixed by resolution of the Board of Directors. At the annual meeting stockholders shall elect Directors and transact such other business as properly may be brought before the meeting.

(b) Special Meetings. Special meetings of stockholders of the Corporation may be called only (i) by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or (ii) upon the written request delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation signed and dated by one or more stockholders of record, or beneficial owners, if any, of the Corporation (the “Requesting Stockholders”) who own not less than 25% of the voting power of the outstanding shares of common stock of the Corporation entitled to vote on each of the matters proposed to be considered at such special meeting (the “Requisite Percentage”) and who have complied with all respects of this Section 1. Except as otherwise required by law, notice of the special meeting shall be given in accordance with Section 1(d) of this Article III. Subject to these By-Laws, any special meeting shall be held on such date, and at such time and place, if any, within or without the State of Delaware as may be designated from time to time by the Board of Directors.

(b.1) To be in proper form, any request or requests for a special meeting pursuant to Section 1(b)(ii) above (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”) (i) must be delivered in accordance with Section 1 (b)(ii) by one or more Requesting Stockholders who (a) at the time each Special Meeting Request is delivered, own or are acting on behalf of persons who own, the Requisite Percentage; (b) shall not revoke such Special Meeting Request prior to the date of the special meeting; and (c) shall continue to own not less than the Requisite Percentage through the date of the special meeting; (ii) must provide a statement of the specific purpose or purposes of the special meeting, the matter(s) proposed to be acted on at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Stockholder; (iii) must contain such information and representations required by these By-Laws as though such Requesting Stockholders are intending to propose other business to be brought before an annual meeting of stockholders pursuant to Section 5 of this Article III; and (iv) must contain (a) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of any disposition of shares of common stock of the Corporation owned by the Requesting Stockholders following the date of the Special Meeting Request and (b) an acknowledgement that any such disposition prior to the date of the special meeting shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied.

For purposes of this Section 1, the terms “owned,” “owning” and other variations of the word “own” shall have the meaning set forth in Article IV, Section 2A(f) of these By-Laws.

(b.2) In determining whether a request for a special meeting has been properly made in accordance with Section 1(b)(ii) above, multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matter(s) proposed to be acted on at such meeting (which, if such purpose is the removal of directors, will mean that the exact same person or persons are proposed for removal in each relevant Special Meeting Request), and in each case, as determined by the Board of Directors in accordance with the directors’ fiduciary duties, and (ii) such Special Meeting Requests have been delivered to, and received by, the Secretary of the Corporation no later than the close of business on the tenth day following the earliest dated Special Meeting Request (whether or not such earliest dated Special Meeting Request later is revoked).

Any Requesting Stockholder may revoke their Special Meeting Request at any time prior to the date of the special meeting by written revocation to the Secretary of the Corporation delivered to, and received by, the Secretary of the Corporation at the principal executive office of the Corporation. If, following such revocation there are unrevoked requests from Requesting Stockholders holding in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting. If none of the Requesting Stockholders who submitted a Special Meeting Request appears or sends a duly authorized representative to present the business proposed to be conducted at the special meeting, the Corporation need not present such business for a vote at such special meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

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(b.3) The Secretary of the Corporation shall not be required to call a special meeting pursuant to Section 1(b)(ii) above if, in the determination of the Board of Directors made in accordance with the directors’ fiduciary duties, (i) the Special Meeting Request does not comply with these By-Laws; (ii) the matter(s) set forth in the Special Meeting Request relates to an item of business that is not a proper matter for stockholder action under the General Corporation Law of the State of Delaware (iii) the Special Meeting Request is received by the Secretary of the Corporation during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of the close of business (x) on the date of the next annual meeting and (y) thirty days after the first anniversary of the date of the previous meeting; (iv) an identical or substantially similar item of business, as determined by the Board of Directors in accordance with the directors’ fiduciary duties (a “Similar Item”), other than the election of directors, was presented at a meeting of stockholders held not more than twelve months before the Special Meeting Request is received by the Secretary of the Corporation; (v) a Similar Item was presented at a meeting of stockholders held not more than 120 days before the Special Meeting Request is received by the Secretary of the Corporation; (vi) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual meeting or special meeting that has been called but not yet held or that is called for 120 days after the Special Meeting Request is received by the Secretary of the Corporation; or (vii) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law. For purposes of this Section 1(b.3), the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the Board and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

(b.4) A special meeting called pursuant to Section 1(b)(ii) above shall be held at such date, time and place, if any, as may be fixed by the Board of Directors in accordance with these By-Laws, provided, however, that the special meeting shall not be held more than 120 days after receipt by the Corporation of a valid Special Meeting Request. In fixing a date and time for any Stockholder Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matter(s) to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. Each Requesting Stockholder is required to (i) update and supplement the Special Meeting Request delivered pursuant to Section 1(b.1), if necessary so that it is true and correct as of the record date for the special meeting, not later than ten days following the later of the record date for the meeting day or the date notice of the record date is first publicly disclosed, (ii) update and supplement the Special Meeting Request delivered pursuant to Section 1(b.1) in accordance with the requirements under Section 5 of this Article III as if such requirements applies herein mutatis mutandis and (ii) promptly provide any other information reasonably requested by the Corporation. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 1 shall not limit the Corporation’s rights with respect to any deficiencies in any request provided by a stockholder, extend any applicable deadlines under these By-Laws or enable or be deemed to permit a stockholder who has previously submitted a request under these By-Laws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before the special meeting of stockholders.

(b.5) To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors. Business transacted at any special meeting as a result of a valid Special Meeting Request shall be limited to (x) the purpose(s) stated in the Special Meeting Request(s) received from the Requisite Percentage of Requesting Stockholders and (y) any additional matters the Board of Directors determines to include in the Corporation’s notice of the special meeting. Except as otherwise provided by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-Laws, the Chair of the special meeting shall have the power and authority, subject to the supervision of the Board of Directors, to determine whether any business proposed to be brought before a special meeting was proposed in accordance with the foregoing procedures. No business shall be conducted at a special meeting of stockholders except in accordance with this Section 1 or as required by the General Corporation Law of the State of Delaware.

(c) Place of Meetings. Unless otherwise directed by the Board of Directors, all meetings of the stockholders shall be held at the office of the Corporation at 2929 Walnut Street, Philadelphia, Pennsylvania.

(d) Notice of Meetings. Unless otherwise provided by statute, written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. Each such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors.

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Proposal 7

The text of the amendments, marked to show changes to the existing provisions, is set forth as follows. Text that is stricken represents text that is being deleted, and text that is bolded and underlined represents text that is being added:

Restated Certificate of Incorporation

THIRD: The ~~nature of the business, or objects or purposes to be transacted, promoted or carried on by the Corporation, are as follows:~~purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

~~(a) To manufacture, design, buy, sell, lease or otherwise deal in machinery, tractors, pumps, agricultural implements, equipment, appliances and apparatus of every description and for any use or purpose whatsoever.~~

~~(b) To manufacture, produce, buy, sell and deal in chemicals of every description, organic and inorganic, natural or synthetic, in the form of raw materials, intermediates, or finished products (including films and fibers) and any other related products whatsoever and by-products derived from the manufacture thereof and products to be made therefrom and to do all things incident thereto. To produce, manufacture, store, transport, buy, sell, exchange and generally deal in chemicals and chemical products, minerals and mineral products of every nature and description.~~

~~(c) To engage in, conduct and carry on the business of manufacturing, buying, selling, erecting and dealing in materials handling, processing, construction and mechanical power transmission machinery, electronic, mechanical aid industrial equipment, and the parts therefor and components thereof.~~

~~(d) To lay down, construct, manufacture, own and operate tanks, cars, pipes, pipe lines, tubes, pump stations, connections, fixtures, storage houses, laboratory, and such machinery, apparatus, devices and arrangements as may be necessary to operate the same. To own, hold, use and occupy such lands, rights of way, easements, franchises, buildings and structures as may be necessary to the purposes of the Corporation.~~

~~(e) To manufacture, buy, contract for, lease and in any and all other ways acquire, take, hold, own and to deal in, sell, transfer, mortgage, pledge, hypothecate or convey in trust, lease or otherwise dispose of, goods, wares and merchandise of every name, nature and description whatsoever.~~

~~(f) To apply for, obtain, register, purchase, license or otherwise acquire, and to hold, own, use, operate, sell, assign, license or otherwise dispose of, trademarks, trade names, copyrights, patents, inventions, improvements, processes and formulae of any nature whatsoever, and letters patent of the United States or elsewhere.~~

~~(g) To buy, contract for, and in any and all other ways acquire, take, hold, own and deal in, sell, transfer, mortgage, pledge, hypothecate or convey in trust, or otherwise dispose of, the stock and bonds of this and other corporations, domestic or foreign.~~

~~(h) To enter upon, purchase, lease or otherwise acquire, hold, develop, improve, leaseor otherwise use, mortgage or otherwise encumber and sell, convey, transfer, exchange or otherwise dispose of real property, either improved or unimproved, and leases leaseholds easements rights of way, franchises and other rights and interests therein of every kind and description, and to engage in mining.~~

~~(i) To act as agent or broker for any other person, firm or corporation.~~

~~(j) To loan money, without security therefor, to any person, firm or corporation; to borrow money for any of the objects or purposes of the Corporation without limit as to amount, and from time to time to issue evidences of indebtedness, secured or unsecured, of the Corporation, for moneys so borrowed, or in payment for property acquired, or for any other of the objects or purposes of the Corporation or in connection with its business; and to secure such evidences of indebtedness by mortgage, pledge, deed of trust or other lien upon, or assignment of or agreement in respect of, any or all the property, assets, rights, licenses, privileges or franchises of the Corporation acquired or to be acquired, and to pledge, sell or otherwise dispose of any or all such evidences of indebtedness of the Corporation for its corporate purposes.~~

~~(k) To promote, or to aid in any manner financially or otherwise, any corporation or association of which any stocks, bonds, or other evidences of indebtedness or securities are held directly or indirectly by the Corporation; and for this purpose to guarantee the contracts, dividends, stocks, bonds, notes and other obligations of such other corporations or associations; and to do any other acts or things designed to protect, preserve, improve or enhance the value of such stocks, bonds or other evidences of indebtedness or securities.~~

~~(l) To carry on any other lawful business whatsoever, including the providing or services, which may seem to the Corporation capable of being carried on in connection with the above, or calculated directly or indirectly to promote the interest of the Corporation or to enhance the value of its properties; and to have, enjoy and exercise all the rights, powers and privileges which are now or which may hereafter be conferred upon corporations organized under the General Corporation Law of the State of Delaware.~~

~~(m) To conduct its business (including the holding, purchasing, mortgaging and conveying of real and personal property) in the State of Delaware, other states, the District of Columbia, the territories, colonies and possessions of the United States and in foreign countries; and to maintain such offices either within or without the State of Delaware as may be convenient; provided, however, that nothing herein contained shall be deemed to authorize the Corporation to construct, hold, maintain or operate within the State of Delaware railroads, railways, telegraph or telephone lines, or to carry on within said State any public utility business.~~

~~(n) To have one or more offices, to carry on any or all of its operations and business, and, without restriction or limit as to amount, to purchase, lease or otherwise acquire, hold and own, and to mortgage, sell, convey, lease or otherwise dispose of, real and personal property of every class and description, in any of the states or territories of the United States and in the District of Columbia, and in any and all foreign countries, subject to the laws of such state, district, territory or country.~~

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~~(o) To do any and all things herein set forth and in addition such other acts and things as are necessary or convenient to the attainment of the purposes of the Corporation, or any of them, to the same extent as natural persons lawfully might or could do in any part of the world, in so far as such acts are permitted to be done by a corporation organized under the General Corporation Law of the State of Delaware.~~

~~(p) To enter into a partnership or joint venture with any person, association, firm or corporation.~~

~~The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not beheld to limit or restrict in any manner the powers of the Corporation, and are in furtherance of, and in addition to, and not in limitation of the general powers conferred by the laws of the State of Delaware.~~

FOURTH: (a) The total number of shares of stock which the Corporation shall have authority to issue is 265,000,000 shares, consisting of 260,000,000 shares of Common Stock, par value $.10 per share, and 5,000,000 shares of Preferred Stock, without par value.

(b) The shares of Preferred Stock shall be issued in series, as may be determined from time to time by the Board of Directors, each such series to be appropriately designated by a distinguishing number, letter of title prior to the issue of any shares thereof, and there is hereby expressly granted to the Board of Directors of the Corporation authority to fix the voting power, the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each such series of Preferred Stock in the resolution or resolutions adopted by the Board of Directors providing for the issue of such Preferred Stock. Whenever the term Preferred Stock is used in this Article FOURTH, it shall be deemed to mean and include all series of the Preferred Stock, unless the context shall otherwise require.

(c) The description of the Common Stock and of its designations, powers, preferences and rights, and of its qualifications, limitations, or restrictions are as follows:

1. ~~Out of the assets of the corporation, which are by law available for the payment of dividends remaining after full cumulative dividends upon any Preferred Stock then outstanding and entitled thereto shall have been declared and paid or set apart for payment for all past dividend periods, and after full dividends on any Preferred Stock for the current dividend period shall have been declared and paid or set apart for payment, and after making such provisions, if any, as the Board of Directors may deem advisable for working capital or for any reserve or reserves, including reserves for payment of future dividends upon any Preferred Stock, then, and not otherwise, dividends may be declared and paid upon the Common Stock to the exclusion of the holders of Preferred Stock.~~Subject to the rights of any series of Preferred Stock, dividends may be declared and paid upon the Common Stock to the extent permitted by applicable law.

2. ~~The~~Subject to any exclusive voting rights which may vest in holders of ~~the Common Stock shall vote share for share, together with the holders~~Preferred Stock under the terms of any series of ~~the~~ Preferred Stock ~~entitled to have voting rights, as one class for the election of directors and for all other purposes, except as may be provided by the Board of Directors with any series of the Preferred Stock.~~, the shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which stockholders have the right to vote.

(d) ~~The shares of all classes of stock of the corporation may be issued by the corporation from time to time for such consideration as from time to time may be fixed by the Board of Di rectors of the corporation, provided that shares of stock having a par value shall not be issued for a consideration less than such par value.~~ No holders of stock of the ~~c~~Corporation of any class, as such, shall have any preemptive or preferential right of subscription ~~to~~for or purchase of any shares of any class of stock of the ~~c~~Corporation whether now or hereafter authorized, or to any obligations convertible into stock of the ~~c~~Corporation, or any right of subscription to any thereof, other than such rights, if any, as the ~~Board of Directors~~Corporation in its discretion ~~may,~~ from time to time~~, determine with respect thereto; and any shares of stock or convertible obligations which the Board of Directors may determine to offer for subscription to the holders of stock of the corporation may, as said Board shall determine, be offered to the holder of any class or classes of stock exclusively, or to the holders of all classes of stock, and, if offered to more than one class of stock, in such proportion as between said classes of stock as the Board of Directors in its discretion may determine. As used herein, the expression “convertible obligations” shall include any notes, bonds or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase stock of the corporation of any class or classes. The Board of Directors is hereby expressly authorized, in its discretion, in connection with the issue of any obligations or stock of the corporation (but without intending hereby to limit its general power so to do in other cases), to grant rights or options to purchase stock of the corporation of any class upon such terms and during such period as the Board of Directors shall determine, and to cause such rights to be evidenced by such warrants or other instruments as it may deem advisable.~~ may grant and at such prices and upon such other terms and conditions as the Corporation in its discretion may fix.

~~At any time, or from time to time, the corporation may grant rights or options to purchase from the corporation any shares of its stock of any class or classes to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the Board of Di rectors may determine.~~

~~The Board of Directors shall have authority, as provided by law, to determine that only a part of the consideration, which shall be received by the corporation for the shares of its stock which it shall issue from time to time, shall be capital, provided, however, that, if all the shares issued shall be shares having a par value, the amount of the part of such consideration so determined to be capital shall be equal to the aggregate par value of such shares. The excess, if any, at any time, of the total net assets of the corporation over the amount so determined to be capital, as aforesaid, shall be surplus.~~

~~All classes of stock of the corporation shall be and remain at all times nonassessable.~~

EIGHTH: The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and its directors and stockholders:

(a) ~~A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall any transaction or contract of the Corporation be void or voidable or affected by reason of the fact that any director, or any firm of which any director isa member, or any corporation of which any director is an officer, director or stockholder, is in any way interested in such~~

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~~transaction or contract; provided that at the meeting of the Board of Directors or of a committee thereof having authority in the premises, authorizing or affirming such contract or transaction, the existence of the interest of such di rector, firm or corporation is disclosed or made known and there shall be present a quorum of the Board of Directors or of the directors constituting such committee, and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Nor shall any director be liable to account to the Corporation for any profit realized by him from or through any such transaction or contract of the Corporation ratified or approved as aforesaid, by reason of the fact that he or any firm of which he is a member, or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors or such committee for the purpose of determining the existence of a quorum. Any contract, transaction or act of the Corporation or of the Board of Directors or of any committee thereof (whether or not approved or ratified as hereinabove in this paragraph provided) which shall be ratified by a majority in interest of a quorum of the stockholders having voting power at any annual meeting or any special meeting called for such purpose, shall be as valid and as binding as though ratified by every stockholder of the Corporation.~~ The number of directors which shall constitute the whole Board shall be fixed by, and may be amended from time to time by, resolution adopted by the affirmative vote of a majority of the whole Board except that such number shall not be less than three (3) nor more than fifteen (15).

~~Commencing with the 2014 annual meeting of the stockholders of the Corporation, each~~Each director elected shall be elected for a one-year term and such director shall hold office until the next Annual Meeting and until his or her successor has been elected and qualified, subject to prior death, resignation or removal.

In no case will the manner of election prescribed in this paragraph (b) of Article EIGHTH, or any decrease in the number of directors constituting the whole Board, shorten the term of any incumbent director.

Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than quorum, or by a sole remaining director.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto.

(~~c~~b) Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the director’s power to manage the business and affairs of the Corporation; and no By-Law shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

(~~d~~c) The directors shall have the power to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(~~e~~d) The Board of Directors shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as said Board may deem to be in the interest of the Corporation; and said Board shall likewise have power to determine in its discretion, except as herein otherwise provided, what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation.

~~(f) The Board of Di rectors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.~~

(~~g~~e) Except as otherwise provided in the By-Laws, the stockholders of the Corporation and the Board of Directors may hold their meetings and have an office or offices outside of the State of Delaware, and, subject to the provisions of the laws of said State, may keep the books of the Corporation outside of said State at such places as may, from time to time, be designated by the Board of Directors.

(~~h~~f ) The By-Laws of the Corporation may confer powers upon the directors in addition to those granted in the Certificate of Incorporation, as amended, and in addition to the powers expressly conferred upon them by the laws of the State of Delaware.

(~~i~~g) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

(~~j~~h) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article EIGHTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article EIGHTH shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

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APPENDIX B  – FMC CORPORATION 2026 INCENTIVE STOCK PLAN

(Adopted as of January 30, 2026)

SECTION 1	Purpose; Definitions

The purposes of the FMC Corporation 2026 Incentive Stock Plan (as may be amended from time to time, the “Plan”) are to: (a) enable FMC Corporation (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company. Upon the Plan’s Approval Date (as defined below), no further awards shall be made under the FMC Corporation 2023 Incentive Stock Plan, as amended on July 21, 2023 (the “2023 Plan”).

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a)	“2017 Plan” means the FMC Corporation Incentive Compensation and Stock Plan, as amended and restated on April 25, 2017.
(b)	“2023 Plan” will have the meaning set forth above in Section 1 hereof.
(c)	“Adoption Date” will have the meaning set forth in Section 25 hereof.
(d)	“Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.
(e)	“Applicable Law” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.
(f)	“Approval Date” will have the meaning set forth in Section 25 hereof.
(g)	“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or Cash-Based Awards made under this Plan.
(h)	“Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.
(i)	“Board” means the Board of Directors of the Company, as constituted from time to time.
(j)	“Cash-Based Award” means an Award granted under and subject to Section 10 hereof.
(k)	“Cause” will, unless otherwise determined by the Committee or otherwise provided in an Award Agreement, (i) have the meaning provided in an Individual Agreement, for a Participant that is a party to an Individual Agreement that specifically defines “Cause,” and (ii) for each other Participant, mean: (1) the Participant’s habitual intoxication or drug abuse; (2) the Participant’s violation of the Company’s written policies, procedures or codes including, without limitation, those with respect to harassment (sexual or otherwise) and ethics; (3) the Participant’s refusal or willful failure by the Participant to perform such duties as may reasonably be delegated or assigned to the Participant, consistent with the Participant’s position; (4) the Participant’s willful refusal or willful failure to comply with any requirement of the US Securities and Exchange Commission or any securities exchange or self-regulatory organization then applicable to the Company; (5) the Participant’s willful misconduct in connection with the performance of the Participant’s duties including, without limitation, breach of fiduciary duties; (6) the Participant’s breach (whether due to inattention, neglect, or knowing conduct) of any of the material provisions of the Participant’s employment or service agreement, if any; (7) the Participant’s conviction of, guilty, no contest or nolo contendere plea to, or admission or confession to any felony, or any act of fraud, misappropriation, embezzlement or any misdemeanor involving moral turpitude; (8) the Participant’s involvement in any matter which, in the opinion of the Company’s Chief Executive Officer (or, in the case of the Chief Executive Officer, the Committee), is reasonably likely to cause material prejudice or reputational harm to the Company’s business; or (9) solely in the case of a Non-Employee Director, any other action by the Participant which the Board determines constitutes “Cause.”
(l)	“Change in Control” shall mean the occurrence of any of the following events:

(i)	An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the

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exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with Subsections (1), (2) and (3) of Section 1(j)(iii);
(ii)	A change in the composition of the Board such that the individuals who, as of the Adoption Date, constitute the Board (such Board will be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 1(j)(ii), that any individual who becomes a member of the Board subsequent to the Adoption Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) will be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board will not be so considered as a member of the Incumbent Board;
(iii)	Consummation of a reorganization, merger, or consolidation, sale or other disposition of all or substantially all of the assets of the Company, or acquisition by the Company of the assets or stock of another entity (“Corporate Event”); excluding, however, such a Corporate Event pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Event will beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Event (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Event, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Event) will beneficially own, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Event or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Event, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Event; or
(iv)	The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding anything in the Plan or an Award Agreement to the contrary, to the extent necessary to comply with Section 409A, no event that, but for the application of this paragraph, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A.

(m)	“Code” means the US Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, including the regulations and guidance promulgated thereunder.
(n)	“Committee” means the committee designated by the Board to administer the Plan under Section 2. Unless otherwise determined by the Board, the Compensation and Human Capital Committee of the Board will serve as the Committee.
(o)	“Company” will have the meaning set forth above in this Section 1.
(p)	“Corporate Transaction” means a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity by the Company, or other corporate transaction involving the Company or any of its Subsidiaries.
(q)	“Director” means a member of the Board.
(r)	“Director Limit” will have the meaning set forth in Section 3(g) hereof.
(s)	“Disabled” or “Disability” will, unless otherwise determined by the Committee or otherwise provided in an Award Agreement, (i) have the meaning provided in an Individual Agreement, for a Participant that is a party to an Individual Agreement that specifically defines “Disabled,” or “Disability,” and (ii) for each other Participant: (1) have the meaning that is set forth in the long-term disability plan maintained by the Company or its Affiliate that is then applicable to such Participant or (2) have the meaning set forth in Section 22(e)(3) of the Code, if no long-term disability plan is then applicable to such Participant.
(t)	“Exchange Act” means the US Securities Exchange Act of 1934, as amended.
(u)	“Fair Market Value” means, as of any date, unless otherwise provided by the Committee, the value of a Share determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system, the Fair Market Value of a Share will be the closing sales price for such stock as quoted on that exchange or system at the close of regular hours trading on the date of determination (or if the date of determination is not a trading day, the last preceding trading day); (ii) if the Shares are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share will be the last quoted sales price of a Share on the date of determination (or if the date of determination is not a trading day, the last preceding trading day); or (iii) if Shares are not traded as set forth

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above, the Fair Market Value will be determined in good faith by the Committee taking into consideration such factors as the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding. Notwithstanding the foregoing, in connection with a Change in Control, Fair Market Value shall be determined in good faith by the Committee, such determination by the Committee to be final, conclusive and binding.
(v)	“Full Value Award” means an Award of Restricted Stock, Restricted Stock Units, or an Other Stock-Based Award.
(w)	“Good Reason” will, unless otherwise determined by the Committee or otherwise provided in an Award Agreement, (i) have the meaning provided in an Individual Agreement, for a Participant that is a party to an Individual Agreement that specifically defines “Good Reason,” and (ii) for each other Participant, mean: (1) the assignment to the Participant of duties materially inconsistent with the Participant’s authorities, duties, responsibilities or position, or a material adverse change in the Participant’s authorities, duties, responsibilities, position or reporting requirements; (2) the Company’s relocation of the Participant’s principal worksite by more than (50) miles, excepting travel substantially consistent with the Participant’s business obligations; or (3) a material reduction in the Participant’s base salary, provided that any such event will constitute Good Reason only if the Participant notifies the Company in writing of such event within 90 days following the initial occurrence thereof, the Company fails to cure such event within 30 days after receipt from the Participant of written notice thereof, and the Participant resigns the Participant’s employment within 180 days following the initial occurrence of such event.
(x)	“Incentive Stock Option” means any Option intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Code.
(y)	“Incumbent Board” will have the meaning set forth in Section 1(j)(ii) hereof.
(z)	“Individual Agreement” means an employment agreement, consulting agreement, or other similar arrangement between the Company (or any of its Affiliates) and a Participant.
(aa)	“Minimum Vesting Requirements” will have the meaning set forth in Section 15 hereof.
(bb)	“Non-Employee Director” means any Director who is not an employee of the Company or any of its Subsidiaries.
(cc)	“Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.
(dd)	“Option” means any option to purchase Shares (including an option to purchase Restricted Stock, if the Committee so determines) granted pursuant to Section 5.
(ee)	“Other Stock-Based Award” means an Award valued in whole or in part by reference to, or otherwise based on, Shares, other than an Award of Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units, which Award is granted pursuant to Section 9 hereof.
(ff)	“Outstanding Company Common Stock” will have the meaning set forth in Section 1(j)(i) hereof.
(gg)	“Outstanding Company Voting Securities” will have the meaning set forth in Section 1(j)(i) hereof.
(hh)	“Parent” means, in respect of the Company, a “parent corporation” as defined in Section 424(e) of the Code.
(ii)	“Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its Affiliates to whom an Award is granted.
(jj)	“Person” means an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
(kk)	“Plan” will have the meaning set forth above in this Section 1.
(ll)	“Prior Plan Awards” mean awards granted under the 2023 Plan or the 2017 Plan, as applicable.
(mm)	“Restriction Period” will have the meaning set forth in Section 7(c)(i) hereof.
(nn)	“Restricted Stock” means Shares that are subject to restrictions pursuant to Section 7 hereof.
(oo)	“Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 8 hereof.
(pp)	“Section 409A” will have the meaning set forth in Section 24 hereof.
(qq)	“Securities Act” means the US Securities Act of 1933, as amended.
(rr)	“Shares” means shares of the Company’s common stock, par value $0.10, subject to substitution or adjustment as provided in Section 12 hereof.
(ss)	“Stock Appreciation Right” means a right granted under and subject to Section 6 hereof.
(tt)	“Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.
(uu)	“US” means the United States of America.
(vv)	“Vesting Conditions” will have the meaning set forth in Section 5(c).

SECTION 2	Administration

The Plan shall be administered by the Committee; provided that, notwithstanding anything to the contrary herein, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Applicable Law are required to be determined in the sole discretion of the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Affiliates, their respective employees, the Participants, persons claiming rights from or through Participants and stockholders of the Company.

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The Committee will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:

(a)	select the individuals to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);
(b)	determine the type of Award to be granted;
(c)	determine the number of Shares, if any, to be covered by each Award;
(d)	establish the other terms and conditions of each Award;
(e)	accelerate the vesting or exercisability of an Award, notwithstanding anything in the Plan to the contrary;
(f)	waive any conditions or restrictions associated with an Award;
(g)	extend the period of time during which an Award may be exercised (but in no event beyond the expiration of the original Award term); and
(h)	modify or amend each Award, subject to the Participant’s consent if such modification or amendment would materially impair such Participant’s rights.

The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise take any action that may be necessary or desirable to facilitate the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

To facilitate compliance with the laws in countries other than the US in which the Company and/or any of its respective Affiliates operate or have employees, Directors, consultants and other service providers, or the requirements of any foreign securities exchange or other Applicable Law, or to otherwise ensure the viability of the benefits from Awards granted to employees, Directors, consultants and other service providers performing services in such countries and to meet the objectives of the Plan, the Committee, in its discretion, shall have the power and authority to: (i) modify the terms and conditions of any Award granted to employees, Directors, consultants, and other service providers based outside the US; (ii) establish sub-plans and modify procedures, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Affiliates or Participants in particular locations; provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 3(a), and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or facilitate compliance with any necessary local governmental regulatory exemptions, approvals or requirements. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify eligibility to receive an Award under the Plan or the effects of death, disability, retirement or other termination of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax or social insurance contribution liability to the Participant, withholding procedures and handling of any Share certificates or other indicia of ownership. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. For the avoidance of doubt, to the extent that any Committee action described under the foregoing paragraph requires stockholder approval under Applicable Law, then such action shall be subject to stockholder approval.

To the extent permitted by Applicable Law, including under Section 157(c) of the Delaware General Corporation Law, and the Company’s governing documents, the Board or the Committee may delegate any of the authorities of the Committee identified herein to an individual or committee of individuals (who may, but need not, serve on the Board), including, without limitation, the authority to grant Awards hereunder to eligible individuals (except that such delegation shall not apply to any Award for a Person who, as of the date of grant, is covered by Section 16 of the Exchange Act). To the extent that the Board or the Committee so delegates authority, applicable references in the Plan to the Committee’s authority to make awards and determinations with respect thereto shall be deemed to include the delegate. Notwithstanding the foregoing, the Committee will retain broad authority to administer the Plan, including the authority to make determinations with respect to awards previously granted by a delegate. The Board or the Committee, as applicable, may revoke any delegation it previously effectuated hereunder at any time, for any reason, with or without prior notice.

SECTION 3	Shares Subject to the Plan

(a)	Shares Subject to the Plan. Subject to adjustment as provided in Section 12 of the Plan, the maximum number of Shares that may be issued under the Plan is the sum of: (i) 5,250,000 Shares, (ii) such additional number of Shares as is equal to the number of Shares reserved for issuance under the 2023 Plan that remain available for grant under the 2023 Plan on the Approval Date, and (iii) the number of Shares underlying Prior Plan Awards that are outstanding as of the Approval Date (to the extent such Shares become available for grant under the Plan pursuant to Section 3(d) hereof). Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury shares.
(b)	Fungible Share Pool. Each Share underlying an Option or Stock Appreciation Right granted hereunder will count against the number of Shares remaining available for issuance under Section 3(a) on a one to one basis, and each Share underlying a Full Value Award granted hereunder will count against the number of Shares remaining available for issuance under Section 3(a) as two Shares for each one Share underlying such Full Value Award.
(c)	Substitute Awards. Notwithstanding the foregoing, any Shares issued in respect of Awards granted in substitution for equity-based awards of an entity acquired by the Company or a Subsidiary, or with which the Company or a Subsidiary combines, will not be counted against the number of Shares available for issuance hereunder.

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(d)	Award Forfeitures. Subject to Section 3(e), if and to the extent that an Award or a Prior Plan Award terminates, expires, is canceled or is forfeited for any reason on or after the Approval Date, the Shares associated with each such Award or Prior Plan Award will become available (or again be available) for grant under the Plan based on the applicable ratio specified above in Section 3(b).
(e)	No Liberal Share Recycling. Notwithstanding anything in the Plan to the contrary, the following restrictions against liberal recycling of Shares shall apply:

(i)	The full number of Shares subject to the exercise of a stock option (whether granted under this Plan, the 2023 Plan or the 2017 Plan) shall be unavailable for future issuance under Section 3(a) of the Plan, even if the option exercise price is satisfied through net-settlement or the delivery of Shares to the Company (either by actual delivery or attestation).
(ii)	The full number of Shares subject to the exercise of a stock-settled stock appreciation right (whether granted under this Plan, the 2023 Plan or the 2017 Plan) shall be unavailable for future issuance under Section 3(a) of the Plan, even though only a net number of Shares are delivered upon exercise.
(iii)	Shares withheld in settlement of a tax withholding obligation associated with an Award or a Prior Plan Award shall be unavailable for future issuance under Section 3(a) of the Plan.
(iv)	Shares repurchased on the open market with the proceeds from the exercise of an Award or Prior Plan Award shall be unavailable for future issuance under Section 3(a) of the Plan.

(f)	Incentive Stock Option Limit. Subject to adjustment as provided in Section 12 herein, the maximum aggregate number of Shares that may be issued under the Plan in respect of Incentive Stock Options is 5,250,000.
(g)	Annual Compensation Limitations for Non-Employee Directors. Beginning with the fiscal year in which the Approval Date occurs, the aggregate amount of equity and cash compensation payable to a Non-Employee Director with respect to a fiscal year, whether under the Plan or otherwise, for services as a Non-Employee Director, shall not exceed $750,000; provided however, that such amount shall be $1,000,000 for the fiscal year in which the applicable Non-Employee Director is initially elected or appointed to the Board (collectively, the “Director Limit”). Equity incentive awards shall be counted towards the Director Limit in the fiscal year in which they are granted, based on the grant date fair value of such awards for financial reporting purposes (but excluding the impact of estimated forfeitures related to service-based vesting provisions). Cash fees and Cash-Based Awards shall be counted towards the Director Limit in the fiscal year for which they are reported as compensation in the Company’s director compensation disclosures pursuant to Item 402 of Regulation S-K under the Securities Act, or a successor provision. The Director Limit shall not apply to (i) equity and cash compensation earned by a Non-Employee Director solely in the Participant’s capacity as chairperson of the Board or lead independent director; (ii) equity and cash compensation earned with respect to services a Non-Employee Director provides in a capacity other than as a Non-Employee Director, such as an advisor or consultant to the Company, or as an executive, whether on an interim basis or otherwise; and (iii) equity and cash compensation awarded by the Board to a Non-Employee Director in extraordinary circumstances, as determined by the Board in its discretion, in each case provided that the Non-Employee Director receiving such additional compensation does not participate in the decision to award such compensation.

SECTION 4	Eligibility

Employees, Directors, consultants, and other persons who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan. However, only employees of the Company, any Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

SECTION 5	Options

Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. The Award Agreement shall state whether such grant is an Incentive Stock Option or a Non-Qualified Stock Option.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its discretion:

(a)	Option Price. The exercise price per Share under an Option will be determined by the Committee and will not be less than 100% of the Fair Market Value on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, will have an exercise price per Share of not less than 110% of Fair Market Value on the date of the grant.
(b)	Option Term. The term of each Option will be fixed by the Committee, but no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, may not have a term of more than 5 years. No Option may be exercised by any Person after the expiration of the term of the Option.

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(c)	Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Committee. Such terms and conditions may include the continued employment or service of the Participant, the attainment of specified individual or corporate goals, or such other factors as the Committee may determine in its discretion (the “Vesting Conditions”). The Committee may provide in the terms of an Award Agreement that the Participant may exercise the unvested portion of an Option in whole or in part in exchange for shares of Restricted Stock subject to the same vesting terms as the portion of the Option so exercised. Restricted Stock acquired upon the exercise of an unvested Option shall be subject to such additional terms and conditions as determined by the Committee.
(d)	Method of Exercise. Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c), Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company (which may be delivered electronically, including through the use of an alternative technological platform made available by the Company, unless otherwise determined by the Committee) specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price and any taxes required to be withheld in connection with such exercise, either by certified or bank check, or such other means as the Committee may accept. The Committee may, in its discretion, permit payment of the exercise price of an Option in the form of previously acquired Shares based on the fair market value of the Shares on the date the Option is exercised or through means of a “net settlement,” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current fair market value over (b) the Option exercise price, divided by (B) the then current fair market value.
An Option will not confer upon a Participant any of the rights or privileges of a stockholder in the Company unless and until the Participant exercises the Option in accordance with the paragraph above and is issued Shares pursuant to such exercise.
(e)	Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary, will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.
(f)	Automatic Exercise. Unless otherwise specified in the applicable Award Agreement, immediately before the time at which any Option that is unexercised on or after the Approval Date is scheduled to expire in accordance with the terms and conditions of the Plan and an Award Agreement, such Option shall be deemed automatically exercised subject to the following conditions:

(i)	Such Option is covered by a then-current registration statement or a Notification under Regulation A under the 1933 Act,
(ii)	The last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the last preceding trading day, exceeds the option price per Share by such amount as may be determined by the Committee or its delegate from time to time. Absent a contrary determination, such excess per Share shall be $0.01, and
(iii)	The employment or service of the Participant to whom such Option has been granted has not been terminated for Cause and immediately before the time at which any such Option is scheduled to expire in accordance with the terms and conditions of the Plan and the applicable Award Agreement, there is no basis for such a termination.
The exercise price of any Option exercised automatically pursuant to this Section 5(f) shall be satisfied through a “net settlement,” as described in Section 5(d) above.

(g)	Termination of Service. The Award Agreement for an Option will specify to what extent, if any, the Option will remain exercisable upon or following termination of employment or other service.

SECTION 6	Stock Appreciation Right

Subject to the other terms of the Plan, the Committee may grant Stock Appreciation Rights to eligible individuals. Each Stock Appreciation Right shall represent the right to receive, upon exercise, an amount equal to the number of Shares subject to the Award that is being exercised multiplied by the excess of (i) the Fair Market Value on the date the Award is exercised, over (ii) the base price specified in the applicable Award Agreement. Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. The Committee may impose one or more Vesting Conditions on Stock Appreciation Rights. The Award Agreement evidencing each Stock Appreciation Right shall indicate the base price, the term and the Vesting Conditions for such Award. A Stock Appreciation Right base price may never be less than the Fair Market Value of the underlying Share on the date of grant of such Stock Appreciation Right. The term of each Stock Appreciation Right will be fixed by the Committee, but no Stock Appreciation Right will be exercisable more than 10 years after the date the Stock Appreciation Right is granted. Subject to the terms and conditions of the applicable Award Agreement, Stock Appreciation Rights may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the portion of the Award to be exercised. The Award Agreement for a Stock Appreciation Right will specify to what extent, if any, the Stock Appreciation Right will remain exercisable upon or following termination of employment or other service.

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SECTION 7	Restricted Stock

(a)	Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Committee will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero.
(b)	Certificates. Upon the Award of Restricted Stock, the Committee may direct that a certificate or certificates representing the number of Shares subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s), if any, representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period (as defined below). If physical certificates are issued, they will be held in escrow by the Company or its designee during the Restriction Period. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.
(c)	Restrictions and Conditions. The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its discretion:

(i)	During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Committee (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Committee may condition the lapse of restrictions on Restricted Stock upon one or more Vesting Conditions.
(ii)	While any Share of Restricted Stock remains subject to restriction, the Participant will have, with respect to the Restricted Stock, the right to vote the Share.
(iii)	Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if the Participant’s service with the Company and its Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

SECTION 8	Restricted Stock Units

Subject to the other terms of the Plan, the Committee may grant Restricted Stock Units to eligible individuals and may impose one or more Vesting Conditions on such units. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution). Payment in respect of a Restricted Stock Unit Award may be made in cash, Shares or both, at the discretion of the Committee. The Award Agreement evidencing a grant of Restricted Stock Units shall set forth the Vesting Conditions, and time and form of payment with respect to such Award. The Participant shall not have any stockholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that Award vests and the Shares are actually issued thereunder. Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if the Participant’s service with the Company terminates prior to the Restricted Stock Unit Award vesting in full, any portion of the Participant’s Restricted Stock Units that then remain subject to forfeiture will then be forfeited automatically.

SECTION 9	Other Stock-Based Awards

Subject to the other terms of the Plan, the Committee may grant Other Stock-Based Awards (including Awards to receive unrestricted Shares, or Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares) either alone or in conjunction with other Awards under the Plan. Subject to Applicable Law, Other Stock-Based Awards may be granted in lieu of other compensation to which the Participant is entitled from the Company (or an Affiliate). The Committee shall establish the terms and conditions of Other Stock-Based Awards in its discretion, including Vesting Conditions (if any). Payment in respect of an Other Stock-Based Award may be made in cash, Shares or both, at the discretion of the Committee.

SECTION 10	Cash-Based Awards

Subject to the other terms of the Plan, the Committee may grant Cash-Based Awards (including immediate cash payments) either alone or in conjunction with other Awards under the Plan. Subject to Applicable Law, Cash-Based Awards may be granted in lieu of other compensation to which the Participant is entitled from the Company (or an Affiliate). The Committee shall establish the terms and conditions of Cash-Based Awards in its discretion, including Vesting Conditions (if any).

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SECTION 11	Dividends and Dividend Equivalent Rights

Notwithstanding anything to the contrary herein:

(a)	No cash distribution or dividend equivalent rights will be payable with respect to Options or Stock Appreciation Rights;
(b)	Cash distributions or dividends that become payable with respect to a Share of Restricted Stock while it remains subject to restriction may, in the Committee’s discretion, be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Committee so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan, which additional Restricted Stock, may, in the Committee’s discretion, be subjected to the same Restriction Period; and
(c)	An Award Agreement for Restricted Stock Units or an Other Stock-Based Award may provide for the inclusion of dividend equivalent rights entitling a Participant to payments or credits equal to the cash dividends that would otherwise have been paid with respect to the Shares subject to an Award, had such Shares been outstanding. The Committee may provide that such dividend equivalent rights will be paid or credited in cash or paid or credited in Shares (based on the Fair Market Value on the dividend payment date). Any such dividend equivalent payments or credits may, in the Committee’s discretion, be subjected to the same Vesting Conditions as the underlying Award (or portion thereof) to which they relate.

SECTION 12	Adjustments

If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Company, or there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall, in such manner as it deems equitable, substitute or adjust, in its sole discretion, the number and kind of shares that may be issued under the Plan or under any outstanding Awards, the number and kind of shares subject to outstanding Awards, the exercise price, grant price or purchase price applicable to outstanding Awards, and/or any other affected terms and conditions of this Plan or outstanding Awards.

SECTION 13	Corporate Transaction

Unless otherwise specified in the applicable Award Agreement, and subject to the provisions of Section 14, in the event of a Corporate Transaction, the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Corporate Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Corporate Transaction, or (ii) if not so provided in such agreement, each Participant shall be entitled to receive in respect of each Share subject to an outstanding Award, upon exercise or payment or transfer in respect of an Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Corporate Transaction in respect of a Share; provided, however, that, unless otherwise determined by the Committee, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Award prior to such Corporate Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and Stock Appreciation Rights pursuant to this Section 13 in connection with a Corporate Transaction may include the cancellation of outstanding Options and Stock Appreciation Rights upon consummation of the Corporate Transaction as long as, at the election of the Committee, (i) the holders of affected Options and Stock Appreciation Rights have been given an opportunity to exercise the Options or Stock Appreciation Rights (to the extent otherwise exercisable) immediately prior to (and contingent upon the occurrence of) the Corporate Transaction or (ii) the holders of the affected Options and Stock Appreciation Rights are paid (in cash or cash equivalents) in respect of each Share covered by the Option or Stock Appreciation Right being canceled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the exercise price or base price, as applicable. For avoidance of doubt, (1) the cancellation of Options and Stock Appreciation Rights pursuant to clause (ii) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Award Agreement and (2) if the amount determined pursuant to clause (ii) of the preceding sentence is zero or less, the affected Option or Stock Appreciation Right may be cancelled without any payment therefore. The Committee need not treat each Award in a uniform manner under this Section 13.

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SECTION 14	Consequences of a Change in Control

(a)	Unless otherwise specified in the applicable Award Agreement or any applicable transaction documents, the Vesting Conditions for all outstanding Awards held by a Non-Employee Director shall be deemed fulfilled upon a Change in Control.
(b)	Unless otherwise specified in the applicable Award Agreement or any applicable transaction documents, all outstanding Awards held by a Participant that is not a Non-Employee Director, shall be treated as follows upon a Change in Control:

(i)	The Committee may, without the need for the consent of any Participant, arrange for the assumption, conversion or replacement of any such outstanding Awards upon a Change in Control. To the extent such Awards are assumed, converted or replaced by the resulting entity in the Change in Control, if, within two years after the date of the Change in Control, the Participant’s service is terminated by the Company (or the resulting entity in the Change in Control) without Cause or due to a resignation by the Participant for Good Reason, then (x) all time-based Vesting Conditions shall be deemed fulfilled, and (y) performance-based Vesting Conditions for open performance periods shall be deemed fulfilled at the greater of the “target” performance level or the “actual” level of achievement through the Participant’s termination date (or other reasonably proximate date selected by the Committee based on the availability of relevant data), as determined by the Committee in its discretion, subject to the execution of a release to the extent required by the applicable Award Agreement.
(ii)	To the extent such Awards are not assumed, converted or replaced by the resulting entity in the Change in Control, then upon the Change in Control, (x) all time-based Vesting Conditions shall be deemed fulfilled, and (y) performance-based Vesting Conditions for open performance periods shall be deemed fulfilled at the greater of the “target” performance level or the “actual” level of achievement through the Change in Control (or other reasonably proximate date selected by the Committee based on the availability of relevant data), as determined by the Committee in its discretion.

Notwithstanding any provision of this Section 14, in the case of any Award subject to Section 409A, the Committee shall only be permitted to take actions under this Section 14 to the extent that such actions would be consistent with the intended treatment of such Award under Section 409A.

SECTION 15	Minimum Vesting Requirements

The vesting schedule on the date of grant shall provide that no portion of an Award shall vest prior to the first anniversary of the date of grant (the “Minimum Vesting Requirements”), except that Awards covering Shares not in excess of five percent (5%) of the aggregate Shares available for issuance under the Plan (as set forth in Section 3(a)), as may be adjusted pursuant to Section 12), may contain a vesting schedule on the date of grant that provides for the vesting of some or all of the Shares subject to any such Award prior to the first anniversary of the date of grant. Notwithstanding the foregoing, an Award Agreement setting forth the terms of an Award may provide for accelerated vesting and exercisability with respect to retirement, Disability, death of a Participant, or a Change in Control and the Minimum Vesting Requirements shall not apply to any Substitute Awards or to any Award issued to a Non-Employee Director which would fully vest on the earlier of (a) the one-year anniversary of the date of grant and (b) the next annual meeting of the Company’s stockholders following the date of grant (provided that the next annual meeting is at least fifty weeks after the immediately preceding annual meeting).

SECTION 16	Amendments and Termination

Except to the extent prohibited by Applicable Law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Committee may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time, including any Award; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is required by Applicable Law or (ii) subject to Section 12, Section 13, and Section 14, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (a) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with Applicable Law or any tax rule or regulation or (b) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 19.

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SECTION 17	Prohibition on Repricing Programs

Neither the Committee nor the Board shall (i) implement any cancellation/re-grant program pursuant to which outstanding Options or Stock Appreciation Rights are cancelled and new Options or Stock Appreciation Rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding Options or Stock Appreciation Rights with exercise prices or base prices per share in excess of the then current Fair Market Value for consideration payable in equity securities of the Company or cash, (iii) take any other action that may be considered “repricing” for purposes of US Generally Accepted Accounting Principles or the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the Company’s securities are listed or quoted, or (iv) otherwise directly reduce the exercise price or base price in effect for outstanding Options or Stock Appreciation Rights under the Plan (other than as permitted under Section 12, Section 13 or Section 14 herein), without in each such instance obtaining stockholder approval.

SECTION 18	Conditions Upon Grant of Awards and Issuance of Shares

(a)	The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the procurement of all approvals and permits the Committee determines, in its discretion, to be required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.
(b)	No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Law.
(c)	If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction over the issuance or sale of Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.
(d)	Notwithstanding the forgoing, nothing in this Section 18 shall limit or restrict the Committee’s ability to grant Awards (other than Restricted Stock or Other Stock-Based Awards, including fully vested Shares) under the Plan following the Adoption Date but prior to the Approval Date provided that the Award Agreement covering any such Award shall expressly provide that no Shares will be delivered to the Participant with respect to such Award unless and until the Company’s stockholders approve the Plan.

SECTION 19	Limits on Transferability; Beneficiaries

No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant other than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, if permitted by the Committee in its discretion, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the surviving rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. If the Committee does not so permit, or the Participant has not designated a beneficiary (or if any permitted beneficiary designation is later determined to be invalid), then following the Participant’s death, the estate will succeed to any such surviving rights. A beneficiary, a guardian, a legal representative, an estate or any other Person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

SECTION 20	Withholding of Taxes

Whenever a taxable or tax withholding event occurs with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, foreign, state or local taxes of any kind required by law to be withheld with respect to such amount. To the extent authorized by the Committee, the required tax withholding may be satisfied by the withholding of Shares subject to the Award based on the fair market value of those Shares, as determined by the Company, but in any case, not in excess of the amount determined based on the maximum statutory tax rate in the applicable jurisdiction. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

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SECTION 21	Clawback Provisions

Notwithstanding anything in the Plan to the contrary:

(a)	The Committee may, subject to Applicable Law, in the event of serious misconduct by a Participant (including, without limitation, any misconduct prejudicial to or in conflict with the Company or its Affiliates, or any termination for Cause), or any activity of a Participant in competition with the business of the Company or any Affiliate, (i) cancel any outstanding Award granted to such participant, in whole or in part, whether or not vested or deferred, and/or (ii) if such conduct or activity occurs within one year following the exercise or payment of an Award, require such Participant to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation will be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Shares or cash or a combination thereof (based upon the fair market value of the Shares on the day of payment), and the Committee may, subject to Applicable Law, provide for an offset to any future payments owed by the Company or any Affiliate to the Participant if necessary to satisfy the repayment obligation. The determination of whether a Participant has engaged in serious misconduct or any activity in competition with the business of the Company or any Affiliate will be made by the Committee in good faith. This Section 21(a) will have no application following a Change in Control.
(b)	Each Participant in the Plan shall also be subject to any current or future “clawback” or similar policy of the Company, as may be in effect from time to time, that is applicable to the Participant, including, without limitation, the Company’s Policy Relating to Recovery of Erroneously Awarded Compensation, effective as of October 2, 2023. In addition, each Participant in the Plan shall be subject to such deductions and “clawback” as may be required to be made pursuant to Applicable Law, government regulation or stock exchange listing requirement. Section 21(a) and Section 21(b) shall be applied so as to avoid duplication of recovery (i.e., the recovery of the same incentive compensation more than once from the same Participant).

SECTION 22	Company Policies

All Awards, and any Shares associated therewith, shall also be subject to the Company’s stock ownership, securities trading, anti-hedging, anti-pledging and other similar policies, as in effect from time to time.

SECTION 23	General Provisions

(a)	The Committee may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Committee believes are appropriate.
(b)	All Shares or other securities delivered under the Plan will be subject to such stop-transfer orders and other restrictions as the Board may deem necessary to reflect the terms of the applicable Award or advisable to comply with the rules, regulations and other requirements of the Securities Act, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other Applicable Law, and the Board may cause Shares or other securities to be legended to reflect those restrictions.
(c)	Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required. Similarly, the grant of any Award will not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
(d)	Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with any right the Company or such Affiliate may have to terminate the employment or engagement of any of its employees or other service providers at any time.

SECTION 24	Section 409A

All Awards are intended to be exempt from or comply with the requirements of Section 409A of the Code (“Section 409A”) and should be interpreted accordingly. Nonetheless, the Company does not guaranty any particular tax treatment for any Award. For any Award that is non-qualified deferred compensation subject to Section 409A, the Committee may elect to liquidate such Award at any time in a manner intended to comply with Treas. Reg. § 1.409A-3(j)(4)(ix) or any successor provision. Notwithstanding anything to the contrary in the Plan or an Award, if at the time of a Participant’s separation from service, such Participant is a “specified employee” (within the meaning of Section 409A), then any amounts payable under the Plan on account of such separation from service that would (but for this provision) be payable within six (6) months following the date of the separation from service shall instead be paid on the next business day

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following the expiration of such six (6) month period or, if earlier, upon the Participant’s death, to the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A to such amounts. Notwithstanding anything to the contrary in the Plan or any Award, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A.

If any Award includes a “series of installment payments” (within the meaning of Treas. Reg. § 1.409A-2(b)(2)(iii)), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment and if any Award includes “dividend equivalents” (within the meaning of Treas. Reg. §1.409A-3(e)), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

SECTION 25	Term of Plan

The Plan was adopted by the Board on January 30, 2026 (the “Adoption Date”); provided, however, that (i) no Shares shall be delivered to any Participant in respect of any Award granted to the Participant unless the Company’s stockholders approve the Plan at the next regular annual meeting of the Company’s stockholders (the “Annual Meeting”) following the Adoption Date (the date of such approval, the “Approval Date”), and (ii) if the Plan is not approved by the Company’s stockholders at the Annual Meeting, then the Plan and any Awards granted hereunder shall automatically be cancelled and terminated and shall be void ab initio. The Plan shall terminate automatically on the tenth anniversary of the Adoption Date, provided that it may be terminated on any earlier date as provided in Section 16.

SECTION 26	Invalid Provisions

In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any Applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SECTION 27	Governing Law

The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws.

SECTION 28	Notices

Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its General Counsel (or such other Person as the Company may designate in writing from time to time), and, if to the Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.

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FMC CORPORATION
2929 WALNUT STREET
PHILADELPHIA, PA 19104
ATTN: SARA VELAZQUEZ PONESSA

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 27, 2026 for shares held directly and by 11:59 p.m. Eastern Time on April 25, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FMC2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 27, 2026 for shares held directly and by 11:59 p.m. Eastern Time on April 25, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83061-P40726-Z91522 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

FMC CORPORATION

The Board of Directors recommends that you vote FOR proposals 1, 2, 3, 4, 5, 6, 7, and 8:

1. Election of eleven Directors (nominees 1a. - 1j.) to serve for a one-year term.

Nominees:	**For**	**Against**	**Abstain**
1a. Michael F. Barry	☐	☐	☐
1b. Pierre Brondeau	☐	☐	☐
1c. Eduardo E. Cordeiro	☐	☐	☐
1d. Carol Anthony (John) Davidson	☐	☐	☐
1e. Kathy L. Fortmann	☐	☐	☐
1f. K'Lynne Johnson	☐	☐	☐
1g. Dirk A. Kempthorne	☐	☐	☐
1h. Steven T. Merkt	☐	☐	☐
1i. John M. Raines	☐	☐	☐
1j. Patricia Verduin	☐	☐	☐

NOTE: This proxy delegates discretionary authority with respect to any other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V83062-P40726-Z91522

PROXY
FMC CORPORATION
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Pierre Brondeau, Andrew D. Sandifer and Sara Velazquez Ponessa, and each of them, proxy for the undersigned, with full power of substitution, to vote in the manner indicated on the reverse side of this proxy, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of FMC Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of FMC Corporation to be held in a virtual meeting format at 2:00 P.M. on Tuesday, April 28, 2026, or any adjournments or postponements thereof.

If shares of FMC Corporation common stock are held for the account of the undersigned under any employee plan that grants to the undersigned the right to direct the voting of such shares (each such plan being referred to as a "Plan"), then the undersigned hereby directs the trustee of each plan to vote all shares of FMC Corporation common stock in the undersigned's account under such plan at the Annual Meeting, or any adjournments or postponements thereof, in the manner indicated on the reverse side of this proxy, and in the discretion of the trustee, as to any other matter that may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees listed on the reverse side for the Board of Directors and FOR Proposals 2, 3, 4, 5, 6, 7, and 8. If you are entitled to vote shares held under an employee benefit plan and you either do not direct the trustee by April 25, 2026 how to vote these shares, or if you vote on some but not all proposals, the trustee will, in the case of shares held in the FMC Corporation Savings and Investment Plan, vote these undirected shares in proportion to the votes received from other participants, and in the case of other plans, vote these shares in the trustee's discretion, except to the extent that the plan or applicable law provides otherwise.

NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE